                                                                    Exhibit 10.1


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                               AGREEMENT OF LEASE

                                     between


                         PARK AVENUE SOUTH/ARMORY, INC.


                                    Landlord,


                                       and


                       TEE NEW YORK LAW PUBLISHING COMPANY


                                     Tenant,


                            Dated: September 30, 1993


                                    PREMISES:

                           Entire 7th and 8th Floors
                            Portion of the 9th Floor
                             345 Park Avenue South
                               New York, New York

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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1 Rent ............................................................

Article 2 Preparation of the Demised Premises .............................

Article 3 Adjustments of Rent .............................................

Article 4 Electricity .....................................................

Article 5 Use .............................................................

Article 6 Alterations and Installations ...................................

Article 7 Repairs .........................................................

Article 8 Requirements of Law .............................................

Article 9 Insurance, Loss, Reimbursement, Liability .......................

Article 10 Damage by Fire or other Cause ..................................

Article 11 Assignment, Mortgaging, Subletting, Etc. .......................

Article 12 Intentionally Omitted ..........................................

Article 13 Adjacent Excavation - Shoring ..................................

Article 14 Condemnation ...................................................

Article 15 Access to Demised Premises; Changes ............................

Article l6 Conditions of Limitation .......................................

Article 17 Re-entry by Landlord, Injunction ...............................

Article 18 Damages ........................................................

Article 19 Landlord's Right to Perform Tenant's Obligations ...............

Article 20 Quiet Enjoyment ................................................

Article 2l Services and Equipment .........................................

Article 22 Definitions ....................................................

Article 23 Invalidity of Any Provision ....................................

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 24 Brokerage ......................................................

Article 25 Subordination ..................................................

Article 26 Estoppel Certificate ...........................................

Article 27 Legal Proceedings, Waiver of Jury Trial ........................

Article 28 Surrender of Premises ..........................................

Article 29 Rules and Regulations ..........................................

Article 30 Consents and Approvals .........................................

Article 31 Notices ........................................................

Article 32 No Waiver ......................................................

Article 33 Captions .......................................................

Article 34 Inability to Perform ...........................................

Article 35 No Representations by Landlord .................................

Article 36 Name of Building ...............................................

Article 37 Restrictions Upon Use ..........................................

Article 38 Arbitration ....................................................

Article 39 Indemnity ......................................................

Article 40 Memorandum of Lease ............................................

Article 41 Miscellaneous ..................................................

Article 42 Security .......................................................

Article 43 Holdover .......................................................

Article 44 Tenant's Work; Work Fund .......................................

Article 45 Basement Space .................................................

Article 46 Right of First Offering ........................................

Article 47 Additional Right of First Offering .............................

Article 48 Tenant's Antenna ...............................................

                               TABLE OF CONTENTS

SCHEDULES


     A - Floor Plan ......................................................  A-l

     B - Rules and Regulations ...........................................  B-1

     C - Landlord's Post-Commencement Work ...............................  C-1

     D - Cleaning Specifications .........................................  D-1

     E - Termination Fixed Rent ..........................................  E-1

     F - Air-Cooled Units Location Plan ..................................  F-1

     G - Rules and Regulations for Alterations ...........................  G-1

     H - Ground Lessor Non-Disturbance Agreement .........................  H-1

     I - Basement Space ..................................................  I-1

     J - Signage Plan ....................................................  J-1

     K - Fired Annual Rent Schedule ......................................  K-1

     L - Form of Mortgagee Non-Disturbance Agreement .....................  L-1

     M - Unabated Fixed Rent .............................................  M-1

     N - Form of Security Letter of Credit ...............................  N-1

     O - Condenser Water Specifications ..................................  O-1

      AGREEMENT OF LEASE made as of this 30th day of September, 1993, between PARK AVENUE SOUTH/ARMORY, INC., a New York corporation, having an office at c/o Montrose Realty Corporation, 380 Madison Avenue, New York, New York 10017-2593,
Attn: Thomas Warren, Vice President (hereinafter referred to as "Landlord") and THE NEW YORK LAW PUBLISHING COMPANY, a New York corporation, having an office at 111 Eighth Avenue, New York. New York, 10014 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H

      Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the "Building") known as 345 Park Avenue South, New York, New York, the following space: the entire seventh (7th) and eighth (8th) and a portion of the ninth (9th) floor, all as shown by hatching on the plans annexed hereto as Schedule A (which space is hereinafter collectively referred to as the "demised premises"); for a term to commence on the date hereof (hereinafter referred to as the "Commencement Date") and shall end on the last day of the month preceding the month in which occurs the fifteenth (15th) anniversary of the Commencement Date (such date on which the term of the Lease expires is hereinafter referred to as the "Expiration Date") or on such date as such term shall sooner cease and terminate as hereinafter provided.

      Tenant shall have, as appurtenant to the demised premises, the non-exclusive right to use for itself, its employees, invitees and visitors, in common with others entitled thereto in accordance with the terms of this Lease and subject to the Building Rules and Regulations: (i) public common areas in the Building, including without limitation, sidewalks, loading facilities, entrances and exits from public streets, lobbies, hallways, elevators, emergency stairways, and such other facilities available to all tenants or occupants of the Building as may be designated from time to time by Landlord to the extent that same serve the demised premises; and (ii) with respect to those portions of the demised premises that consist of less than the entire net rentable area of any floor, the common facilities in the central core area of such floor.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                   ARTICLE 1

                                      RENT

      1.01. (a) Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") in the amounts set forth on Schedule K annexed hereto and made part hereof.

      (b) Notwithstanding anything contained herein to the contrary, (i) no fixed annual rent shall be due or payable during the period commencing on the Commencement Date and ending on January 31, 1994, and (ii) the portion of "Tenant's Tax Payments" and "Tenant's Expense Payments", as such terms are defined in Article 3 hereof, which are allocable to the period commencing on the Commencement Date and ending on January 31, 1995 (hereinafter called the "Extended Abatement Period") shall be fully abated. The day following the expiration of the Extended Abatement Period is herein called the "Escalation Rent Commencement Date". For purposes hereof, the "Fixed Rent Commencement Date" shall mean November 1, 1994.

      (c) Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or Landlord's managing agent or such other place in the City of New York as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as expressly set forth in this Lease. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, then the monthly installment of fixed annual rent for such month shall be prorated on a per diem basis.

      (d) The first full month's installment of fixed annual rent due under this Lease on the Rent Commencement Date and the security to be deposited under
Article 42 hereof shall be paid by Tenant upon the execution of this Lease.

      1.02. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on a bank which is a member of the New York Clearinghouse Association or a successor thereto. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable within twenty (20) days after demand therefor, unless other payment dates are hereinafter provided.

      1.03. If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent, provided, however, that such interest shall not be due on the first two (2) such late payments within any twelve (12) month period during the term hereof unless Tenant shall have failed to cure such late payments within five (5) days after the giving to Tenant of written notice thereof.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

      1.04. If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any legal rent restrictions or controls, Tenant shall enter into such agreement(s) and take such other steps (without any cost, expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to
(i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                                   ARTICLE 2

                      PREPARATION OF THE DEMISED PREMISES

      2.01. (a) Tenant has examined the demised premises and agrees to accept same in their "as is" condition as of the date hereof, subject to Landlord's obligations under Section 7.01 hereof, and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy, except that Landlord shall, at Landlord's sole cost and expense, perform the work in the demised premises defined in Schedule C hereof as the "Landlord's Post-Commencement Work".

            (b) Landlord covenants that Landlord has, at Landlord's sole cost and expense, performed the following work in the demised premises in a good and workerlike manner in accordance with all Legal Requirements:

            (i) totally demolished the demised premises slab-to-slab and wall-to-wall (except the thirty (30) ton water-cooled air-conditioning unit on the ninth (9th) floor and all sprinkler loops): and

            (ii) performed asbestos removal in the demised premises in accordance with Legal Requirements in order to remove all asbestos-containing materials from the demised premises which are noted as currently existing therein on Landlord's asbestos report, a copy of which has been previously delivered to Tenant and delivered to Tenant a New York City

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

      Form ACP-5 from the New York City Department of Environmental Protection in connection with the final plans, as defined in Article 44 hereof.

      2.02. (a) Landlord's Post-Commencement Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of demolition remain to be performed, the non-completion of which do not materially interfere with the commencement of Tenant's Work in the demised premises.

            (b) If the substantial completion of Landlord's Post-Commencement Work shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors ("Tenant's Delay") of which Tenant shall have been given notice (which may be oral), then Landlord's Post-Commencement Work shall be deemed substantially completed on the date when it would have so been but for such delay.

                                   ARTICLE 3

                              ADJUSTMENTS OF RENT

      3.01. For the purposes of this Article 3, the following definitions shall apply:

            (a) The term "Base Tax" shall mean the "Taxes", as hereinafter defined for the Tax Year commencing July 1, 1993 and ending June 30, 1994, as finally determined.

            (b) The term "Tenant's Proportionate Tax Share" shall be deemed to mean 20.51 (20.51%) percent, calculated as the fraction, expressed as a percentage, the numerator of which shall be 53,000, which Landlord and Tenant agree for purposes of this Lease constitutes the rentable square footage of the demised premises and the denominator of which is 258,438, which Landlord and Tenant agree, constitutes the rentable square footage of the Building for purposes of calculating Tenant's Proportionate Tax Share.

            (c) The term "Taxes" shall mean all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed levied or imposed upon all or any part of the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

City of New York, or any political subdivision thereof. Except as set forth in the following sentence, "Taxes" shall exclude franchise, income, estate, gains, transfer, transit and profit taxes. If, due to a future change in the method of taxation of real estate or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or Building, in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

            (d) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

            (e) The term "Operating Year" shall mean the calendar year 1993 and each succeeding calendar year thereafter occurring during the term of this Lease. The term "Base Year" shall mean the calendar years 1993 and 1994, collectively.

            (f) The term "Base Operating Expense Amount" shall mean 50% of the sum of the Operating Expenses for the calendar years 1993 and 1994.

            (g) "Operating Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Building, and the services provided tenants therein, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work. Operating Expenses shall include, without being limited thereto, but without duplication of any included costs and expenses, the following: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees (up to and including the level of the Building manager) of Landlord or the managing agent for the Building engaged in the operation and maintenance of the Building; provided, however, that to the extent that such employees provide services to both the Building and one or more other buildings, any amounts included in this subparagraph (i) or subparagraph (ii) below shall be appropriately prorated; (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air-conditioning and water (including sewer rental) furnished to the Building (including common areas thereof), together with any taxes on any such utilities; (iv) the cost of all charges for rent, casualty, war risk (if

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
obtainable from the United States government), and liability insurance maintained by Landlord in respect of the Land and/or the Building, (v) the cost of all building and cleaning supplies for the Building and the cost of charges for the telephones installed at the Building for (A) the use of the Building manager and (B) the Class E System telephone hook-up pursuant to Legal Requirements; (vi) the cost of all charges for management, cleaning, window cleaning and service contracts for any areas of the Building provided, however, that in the case of management fees if Landlord or a Landlord Affiliate, as defined in Section 22.06 hereof, is the managing agent of the Building, then the management fee shall not exceed the then-prevailing rates for management fees for office buildings charged by Manhattan-based well-recognized third-party (unrelated) management companies managing substantial numbers of office buildings in Manhattan comparable to the Building under comparable circumstances; (vii) the cost of Building electric current. For the purposes of clause (vii), the cost of Building electric current shall be deemed to mean the cost of all electricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Building other than that which is furnished to the demised space of other tenants in the Building; the parties agree that thirty (30%) percent of the Building's payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current; provided, however, that either party shall have the right to cause, from time to time, an electrical survey to be performed with respect to such Building electric current, subject to the provisions of subsection 3.02D hereof; (viii) the cost relating to the public elevators and public escalators; (ix) the cost relating to protection and security of the Land and/or the Building; (x) the cost relating to lobby decorations (other than artwork) and interior and exterior common area landscape maintenance; (xi) repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class office building; (xii) painting of non-tenantable areas; (xiii) professional and consulting fees (other than same which are incurred in connection with capital costs which are not permitted hereunder to be included in Operating Expenses); (xiv) association fees or dues of the real estate organizations known as Building Owners and Managers Association (BOMA) and the Real Estate Board of New York (or any successor thereto); and (xv) the cost of expenditures made to the Building by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; provided, however, that if under generally accepted accounting principles consistently applied, any of the costs referred to in clause (xi) are required to be capitalized (hereinafter called "Capital Costs"), only the following Capital Costs, in addition to Capital Costs included in Operating Expenses relating to clause (xv), shall be included in Operating Expenses:

            I. if the cost of any improvement, alteration, replacement, repair and/or any machinery or equipment set forth in clause (xi)

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
      hereof, which is designed to reduce the expenses which otherwise would be included in Operating Expenses, is a Capital Cost, then such cost shall be included in Operating Expenses in accordance with the provisions set forth in the next sentence. If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be amortized on a straight line basis, over the reasonable useful life of the item in question (together with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said cost) provided, however, that such amortization period shall be extended for the period necessary to ensure that such annual amortized amount (together with such interest) shall not exceed that amount of the actual savings in Operating Expenses realized during such Operating Year. Upon Tenant's request, Landlord shall submit to Tenant reasonable documentation supporting an estimate of the potential cost savings which any such equipment or expenditure is designed to effect. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rental paid or incurred in connection with such leasing, or the annual savings determined as described above, whichever is less, shall be included in Operating Expenses for the Operating Year in which they were incurred; and

            II. the cost of any replacements set forth in clause (xi) hereof which is a Capital Cost if (1) such replacement is made in lieu of a repair of an item or any equipment which would constitute Operating Expenses, because same has become obsolete such that it no longer reasonably serves the purposes for which it was designed or because the repair thereof is no longer reasonably and economically prudent and (2) such replacement in lieu of a repair is reasonably necessary in accordance with sound and fiscally prudent management and operating principles, notwithstanding that the replacement is of a quality, design or utility superior to that of the items being replaced, but only to the extent such quality, design or utility shall not exceed the standard for the same then prevailing for office buildings in Manhattan comparable to the Building.

With respect to the Capital Costs described in clause (xv) and in subclause (II) above (but excluding Capital Costs described in subclause I above), such Capital Costs (excluding Capital Costs described in subclause I above) shall not be included in Operating Expenses but rather such Capital Costs, to the extent same are not excluded from Operating Expenses pursuant to the following paragraph, shall be amortized or depreciated, as the case may be, over a period of time which shall be the shorter of (A) the reasonable useful life of the item in question; or (B) fifteen (15) years. Such annual amortized amount, in all such cases, together with interest thereon at the "Interest Rate" (as defined in Section 22.03 hereof) in effect as of December 31 of the year in which such expenditure is made, shall be included in Operating Expenses.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

      Notwithstanding anything to the contrary set forth in the preceding definition of Operating Expenses, the term "Operating Expenses", as used and defined under this subsection 3.01(g), shall not, however, include the following items: (1) depreciation and amortization (except as otherwise expressly provided in clause (xv) and subclauses I and II of this subsection 3.01(g)); (2) interest on and amortization of debts; (3) the cost of tenant improvements made for tenant(s) of the Building; (4) brokerage or leasing commissions or finders fees or any other similar payments made in connection with the procurement of tenants; (5) financing or refinancing costs including, without limitation, legal and accounting fees in connection with any such financing or refinancing; (6) Taxes; (7) rental and other payments including, without limitation, rent and additional rent whether paid to the ground lessor or any other third party, under the "Ground Lease", as defined in Article 25 hereof or any future ground lease; (8) franchise, income or other similar taxes imposed upon Landlord; (9) the cost of electrical energy furnished directly to Tenant, other tenants or occupants of the Building or any space available for leasing in the Building;
(10) salaries and fringe and other benefits of personnel above the grade of building manager and such building manager's supervisor and all other indirect expenses and taxes relating thereto; (11) any expense for which Landlord is otherwise compensated through the proceeds of insurance or a condemnation award (or would have been compensated by insurance if Landlord had obtained and maintained the insurance required by mortgages, superior leases or this Lease);
(12) legal, arbitration and accounting fees incurred in connection with the negotiation of, or disputes arising out of, any space lease in the Building or any modification, amendment, extension, surrender or cancellation of same, other than disputes in connection with Escalation Statements; (13) Landlord's advertising and promotional costs for the Building; (14) costs and expenses incurred by Landlord in connection with a sale of the Building or the lessee's interest in any ground lease or any ownership interest in Landlord including, without limitation, legal and accounting fees incurred in connection therewith;
(15) intentionally omitted; (16) any fee, expenditure, cost or expense paid by Landlord to a Landlord Affiliate or an affiliate of the managing agent of the Building in excess of the amount which would be paid to any independent third party in an arm's-length transaction; (17) the cost of any work or services performed for any new or existing tenant(s) of the Building (including Tenant), whether at the expense of Landlord or Landlord Affiliates or such tenant(s), to the extent that such work or services are in excess of the work or services which Landlord or Landlord Affiliates are required to furnish Tenant under this Lease, at the expense of Landlord or Landlord Affiliates; and (18) costs and expenses incurred in connection with curing any claimed violation of any legal requirements existing at the Building as of the Commencement Date; provided, however, that costs to comply with any reinterpretation, amendment or modification of such legal requirements or any rules and regulations promulgated under such legal requirements and any of the

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
foregoing enacted after the date hereof shall be includible in Operating Expenses (subject, however, to the provisions of clauses (xi) and (xv) of this subsection 3.01(g)); (19) costs of cleaning tenantable areas of the Building to the extent such cleaning is in excess of the cleaning provided by Landlord pursuant to Schedule D hereof; (20) legal fees for real estate tax certiorari proceedings; (21) late payment penalties in the nature of interest or late fees except to the extent reasonably incurred by Landlord in connection with a good faith dispute with a supplier or contractor; (22) the amount of any money judgment resulting from any tort liability of Landlord; (23) the rental paid or incurred for Landlord's on-site leasing office; (24) the cost of installing, operating and maintaining any specialty facility such as an observatory, broadcasting facility, restaurant or luncheon club, athletic or recreational club, theatre or cafeteria; (25) any expenses incurred in connection with abatement, encapsulation, or removal of asbestos in the Building; (26) costs or payments associated with Landlord's obtaining air rights or development rights; and (27) the cost to provide overtime HVAC or other services to tenants of the Building, which are in excess of the services which Landlord is obligated, at no cost to Tenant, to provide hereunder.

      If during all or part of any Operating Year including, without limitation, the Base Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expenses hereunder) to portions of the Building (including without limitation the demised premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including without limitation Tenant) of such portion, or such tenant is itself obtaining and providing such item of work of service, or for any other reasons, then, for the purposes of computing the additional rent payable hereunder pursuant to Section 3.02 hereof, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such items(s) of work or services to ninety-five (95%) percent of the rentable area of the Building.

            (h) The term "Tenant's Proportionate Operating Share" shall be deemed to mean 21.84 (21.84%) percent, calculated as the fraction, expressed as a percentage, the numerator of which is 53,000, which, Landlord and Tenant agree, constitutes the rentable square footage of the demised premises, and the denominator of which is 242,638, which Landlord and Tenant agree constitutes the rentable square footage of the office space in the Building for purposes of calculating Tenant's Proportionate Operating Share.

            (i) "Tenant's Proportionate Share of Increase" shall mean the percentage set forth in Section 3.01(h) multiplied by the increase in Operating Expenses for an Operating Year over the Base Operating Expense Amount.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

            (j) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the prior Operating Year and the reasonably estimated increase in costs for the current Operating Year divided by twelve
(12) and payable monthly by Tenant to Landlord as additional rent. If Tenant's Projected Share of Increase shall reflect more than a four (4%) percent increase over Tenant's Proportionate Share of Increase for the prior Operating Year, then upon written request from Tenant, Landlord shall furnish to Tenant reasonable evidence substantiating the amount of such estimated increase. If Tenant's Projected Share of Increase shall reflect more than a ten (10%) percent increase over Tenant's Proportionate Share of Increase for the prior Operating Year, then Tenant shall have the right to dispute the correctness of such estimate, specifying the aspects thereof which Tenant disputes. Any dispute relating to any such estimate shall be resolved by arbitration as set forth in Section 3.09 hereof. Pending the resolution of such dispute, Tenant shall pay additional rent in accordance with Landlord's Escalation Statement. Any overpayment by Tenant shall be paid by Landlord within thirty (30) days after the resolution thereof and if Landlord shall fail timely to make such payment to Tenant, then Tenant may, upon written notice to Landlord, credit such amount against fixed annual rent and additional rent under this Article 3 next becoming due hereunder. Any such payment by Landlord or credit pursuant to the preceding sentence shall bear interest at the Prime Rate from the date of the overpayment to the date of such payment or credit.

            (k) The term "Escalation Statement" shall mean a statement setting forth in reasonable detail (i.e., with line item categories of Expenses customarily used in similar escalation-type statements by owners of office buildings comparable to the Building) the base amount, the current amount and the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 3.

      3.02. A. After the expiration of each Operating Year or any part thereof occurring after the Rent Commencement Date, Landlord shall furnish Tenant an Escalation Statement setting forth Tenant's Proportionate Share of Increase, with respect to the Operating Expenses incurred for such Operating Year. Within thirty (30) days after receipt of such Escalation Statement for any such Operating Year, Tenant shall pay Tenant's Proportionate Share of Increase to Landlord as additional rent.

            B. Commencing with the Operating Year in which the Escalation Rent Commencement Date shall occur, Tenant shall pay to Landlord as additional rent for the then Operating Year, Tenant's Projected Share of Increase. If the Escalation Statement furnished by Landlord to Tenant pursuant to this Section
3.02 at the end of the then Operating Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

Increase, Landlord shall forthwith pay the amount of such excess directly to Tenant within thirty (30) days after the giving such statement and if Landlord shall fail timely to make such payment to Tenant, then Tenant may, upon written notice to Landlord, credit the amount of such excess against the subsequent payments of fixed annual rent and additional rent due under this Article 3; if such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operating Year, Tenant shall within twenty (20) days after written request therefor pay the amount of such excess to Landlord. The "amount of such excess" to be paid or credited to Tenant pursuant to the preceding sentence shall include interest at the Prime Rate from the date of such overpayment to the date paid to Tenant or the date credited to Tenant; provided, however, that with respect to that portion of the amount of such excess which shall exceed fifteen (15%) percent of the amount of Tenant's Proportionate Share of Increase, such interest shall be at the Interest Rate.

            C. Tenant, upon no less than five (5) Business Days' prior notice, may elect to have a financial officer of Tenant and/or Tenant's consultants (provided same have reasonable expertise in comparable financial matters) examine such of Landlord's books and records (collectively, "Records") as are relevant to the Escalation Statement in question, provided any such examination shall be commenced within seventy-five (75) days after Tenant's receipt of an Escalation Statement and concluded within sixty (60) days after the commencement of such examination, provided that such sixty (60) day period shall be extended for any reasonable period which is necessary for Tenant to complete such examination provided same shall have been conducted in a reasonably diligent manner. In making such examination, Tenant agrees, and shall cause its financial officer and/or consultants to agree, to keep confidential any and all information contained in the Records.

            D. If the findings of any electrical survey performed in accordance with clause (vii) of subsection 3.01(g) hereof shall support a modification of the thirty (30%) percent amount set forth in such clause (vii), then the party performing such survey shall give notice thereof to the other and shall submit to the other party a copy of such survey. The other party shall have sixty (60) days after the date that it receives a copy of such survey to give notice to the first party that such party has engaged an electrical consultant to verify the determination of such survey. If the second electrical consultant and the first electrical consultant cannot agree within ten (10) days after the giving of such notice on what an appropriate resolution of their dispute should be, then either party, upon notice to the other, may submit the issue to arbitration in accordance with the provisions of Article 38 of this Lease. While such dispute is being resolved, Tenant shall pay such charges and payments as would be due hereunder if Landlord's

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
electrical consultant's determination were correct without prejudice to Tenant's position. In the event that it is finally determined that there has been an overpayment by Tenant, Landlord shall pay to Tenant the amount of such overpayment within thirty (30) days after such final determination, together with interest thereon at the Prime Rate, and if Landlord shall fail timely to make such payment to Tenant, then Tenant may, upon written notice to Landlord. credit the amount of Tenant's overpayment against subsequent payments of fixed annual rent and additional rent under this Article 3 next becoming due from Tenant hereunder, with interest thereon at the Prime Rate and in the event of an underpayment, the amount of such underpayment by Tenant, together with interest thereon at the Prime Rate, shall be paid by Tenant to Landlord within twenty
(20) days after such determination is made; such interest accruing from the date such overpayment was made or such underpayment was due, as the case may be, to the date credited or paid, as the case may be.

      3.03. A. Tenant shall pay as additional rent for each Tax Year or portion thereof occurring after the Escalation Rent Commencement Date, a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Tax Share of the amount, if any, by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in twelve (12) equal monthly installments, in advance, (on the first day of each month during such Tax Year) based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. Upon Tenant's written request, Landlord will furnish to Tenant a copy of the real estate tax billing from the taxing authorities. If an Escalation Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Escalation Statement is rendered, then (a) until the first day of the month following the month in which the Escalation Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to one-twelfth of the Tax Payment for the preceding Tax Year; and (b) within 15 days after the Escalation Statement for such Tax Year is furnished to Tenant, Tenant shall pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall pay the amount of the overpayment to Tenant within thirty (30) days after the giving of such statement and if Landlord shall fail timely to make such payment to Tenant, then Tenant may, upon written notice to Landlord, credit the amount of Tenant's overpayment against subsequent payments of fixed annual rent and additional rent under this Article 3 next becoming due hereunder. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid in the same manner as provided in the preceding sentence. If during the term of this Lease. Taxes are required to be paid (either to the appropriate taxing

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due on the later of 30 days after Landlord gives a notice to Tenant for payment of same and twenty (20) days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes; provided, however, that such discount shall be subtracted from Taxes, if, at Landlord's request, installments of Tenant's Tax Payment are made prior to the above due dates to enable Landlord to obtain such discount.

            B. If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.03.

            C. If Landlord shall receive a refund of, or credit with respect to, Taxes for any Tax Year. Tenant's Proportionate Tax Share of the net refund or credit (after deducting from such total refund or credit the customary out-of-pocket costs and expenses, including but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not payable pursuant to subsection 3.03(E) hereof) shall be paid by Landlord within thirty (30) days after Landlord's receipt thereof and if Landlord shall fail timely to make such payment to Tenant, then Tenant may, upon written notice to Landlord, credit such amount against fixed annual rent and additional rent under this Article 3 next becoming due hereunder; provided such payment or credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

            D. If the Base Tax is reduced as a result of an appropriate proceeding or otherwise, Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article, together with reasonable documentation supporting the calculation of such amount, and Tenant shall pay the amount of the deficiency within thirty (30) days after demand therefor.

            E. If it shall be the general custom for owners of office buildings in Manhattan to retain the services of real estate tax certiorari attorneys for such office buildings on a retainer or any basis other than on a contingency fee basis, Tenant shall pay as additional rent hereunder within twenty (20) days after delivery of a statement therefor for each Tax Year

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
commencing with the 1994/95 Tax Year Tenant's Tax Share of any customary out-of-pocket expenses incurred by Landlord in contesting any items of Taxes or the assessed valuations of all or any part of the Land and/or the Building or collecting any refund. If it shall be the general custom to pay same on a contingency basis, then Tenant shall have no obligation to pay same pursuant to this subsection 3.03(E) provided, however, that same shall be deducted from any refund or credit of Taxes as set forth in subsection 3.03(C) hereof.

      3.04. Tenant shall pay to Landlord within twenty (20) days after demand therefor, but in no event earlier than twenty (20) days prior to the date the same first becomes due, as additional rent, any occupancy tax or rent tax hereafter enacted (to the extent related to the demised premises), if hereafter required to be paid by Landlord, provided, such tax is in lieu of or in substitution for the commercial rent occupancy tax currently paid by tenants directly to the City of New York.

      3.05. If the Escalation Rent Commencement Date is not the first day of a Tax Year, or Operating Year, then the additional rent due hereunder for such Tax Year or Operating Year shall be a proportionate share of said additional rent for the entire Tax Year or Operating Year, said proportionate share to be based upon the length of time that the Lease term will be in existence during such Tax Year or Operating Year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Tax Year or Operating Year during which such expiration or termination occurs shall be due and payable by Tenant to Landlord as hereinafter set forth. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Tax Year or Operating Year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent, if any, due from Tenant as aforesaid, which computations shall either be based on amounts payable during such Tax Year or Operating Year or be a reasonable good faith estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of amounts payable during such Tax Year or Operating Year, and upon Landlord's furnishing such statement to Tenant, Landlord and Tenant shall make appropriate adjustments of amounts then owing.

      3.06. Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

      3.07. In no event shall the fixed annual rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent or refunds thereof shall survive the termination of this Lease, subject to the apportionment of such additional rent set forth in Section 3.05 hereof.

      3.08. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year, respectively, shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year. Both Tenant's obligation to pay escalation for any Tax Year or Operating Year during the term of this Lease and Landlord's obligation to make any refunds to Tenant required under this Article 3 shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing or the provisions of Sections 3.06 and 3.07 hereof, if Landlord shall have failed to bill Tenant for any additional rent due under this Article 3 within two (2) years after the expiration of any Operating Year or within two (2) years after the expiration of any Tax Year (or after the expiration of the two (2) year period following Landlord's receipt of a tax bill from the taxing authority for such Tax Year, whichever is later with respect to any Tax Year), then Tenant shall have the right to give Landlord notice thereof, and if Landlord shall fail to furnish to Tenant a billing for such unbilled items within thirty (30) days after the giving of Tenant's notice, time being of the essence with respect to such thirty (30) days, then thereafter Landlord shall have waived its right to obligate Tenant to pay the amount of any such unbilled items.

      3.09. Each Escalation Statement shall be conclusive and binding upon Tenant unless within seventy-five (75) days after receipt of such Escalation Statement Tenant shall notify Landlord that it questions the correctness of such Escalation Statement. Any dispute relating to any Escalation Statement shall be resolved by arbitration pursuant to Article 38 hereof, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years' experience (i) in the operation and management of office buildings in Manhattan comparable to the Building, or (ii) as either a Certified Public Accountant or a real estate attorney, in either case practicing in a recognized New York City accounting or law firm of at least twenty (20) members specializing in the accounting or legal aspects of leasing and operation of office buildings in Manhattan. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position. In the event that it shall be determined in such arbitration that Tenant overpaid additional rent under this
Article 3. then Landlord shall, within twenty (20) days after such determination, refund to Tenant the amount of such overpayment with interest at the Prime Rate from the date paid to the date refunded, and if Landlord shall fail timely to make such payment to

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

Tenant, then Tenant may, upon written notice to Landlord, credit the amount of Tenant's overpayment together with such interest against subsequent payments of fixed annual rent and additional rent under this Article 3 next becoming due hereunder. If such overpayment exceeds twelve (12%) percent of the amount which should have been paid, then Landlord shall reimburse Tenant for the reasonable cost of Tenant's audit and the portion of such overpayment which exceeds 12% shall bear interest at the Interest Rate in lieu of the Prime Rate. If such overpayment shall exceed twenty (20%) percent of the amount which should have been paid or if such overpayment shall, for more than two (2) Operating Years, exceed twelve (12%) percent of the amount which should have been paid, then, in either such event, the cost of such arbitration shall be borne by Landlord. If it shall be determined in any such arbitration that Landlord has not overstated Tenant's payments under Section 3.02A hereof, then the cost of such arbitration shall be borne by Tenant.

      3.10. If, for any Tax Year beginning on or after July 1, 1994, the Tenant named herein or an "Affiliate" or "Successor," as defined in Article 11 hereof, which Affiliate or Successor is then in occupancy of at least two (2) full floors of the Building (hereinafter collectively in this Section 3.10 referred to as "Tenant") shall request from Landlord in writing on or before January 15 of the Tax Year preceding the Tax Year in question Landlord's determination as to whether Landlord intends to file an application with the Tax Commission of the City of New York (the "Tax Commission"), or any successor body which has the power to fix or review assessed valuations, for reduction of the assessed valuation of the Building and/or the Land (any such application being herein called a "Protest"), then Landlord shall notify Tenant, on or before February 15 of such preceding Tax Year, of such intention or of whether to the best of Landlord's knowledge another tenant in the Building intends to file any such Protest. If Landlord elects not to file, Landlord may provide Tenant together with such notice a reasonable explanation as to why Landlord believes that such Protest will not result in a significant decrease in the assessment of the Land and the Building (any such Protest herein defined as "ill-advised"). If Landlord elects not to file such Protest, Tenant shall then have the right, at Tenant's sole cost and expense (but subject and subordinate to the right of any other tenant in the Building to file any such Protest by reason of a right previously given to such tenant and currently existing in such tenant's current lease), to file such a Protest provided and upon condition that Tenant gives notice thereof to Landlord not more than twenty (20) days after Landlord has so notified Tenant of Landlord's intention and provided further that Tenant shall deliver to Landlord duplicate copies of all documents to be submitted to the Tax Commission in connection with such Protest at least four (4) business days prior to making such submission to the Tax Commission. Landlord agrees to reasonably cooperate with Tenant in connection with the filing of such Protest by Tenant in accordance with Tenant's rights hereunder. Landlord further agrees that if

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
the determination rendered in such Protest is unsatisfactory to Tenant in its reasonable judgment, Tenant shall notify Landlord thereof and Tenant shall have the right, at Tenant's sole cost and expense, to appeal such determination by commencing and prosecuting real estate tax certiorari proceedings (herein called "Tax Cert") using counsel of Tenant's choice reasonably satisfactory to Landlord. All of the rights and obligations of Landlord and Tenant hereunder with respect to a Protest shall also apply to a Tax Cert, including without limitation the submission to Landlord of all documents and instruments at least 4 Business Days prior to submission in such Tax Cert. Tenant agrees that all costs and expenses incurred in connection with such Protest and such Tax Cert shall be paid by Tenant (and Tenant shall be permitted to recoup Tenant's reasonable attorneys' fees expended in connection with such Protest and Tax Cert from the amount of any refund, if any, resulting from such Protest or Tax Cert) and Tenant shall indemnify Landlord for all costs, expenses (including reasonable attorneys' fees), damages, losses, claims and liabilities incurred by Landlord to unrelated third parties arising from such Protest and Tax Cert. In addition, in the event that the assessed valuation of the Building and the Land for the Tax Year which is the subject of Tenant's contest shall be increased by reason of such Protest or such Tax Cert, then Tenant shall pay to Landlord, as additional rent hereunder, the incremental amount of the increase in Taxes resulting from such increase in such assessed valuation in such Tax Year and in any Tax Year thereafter during the term of this Lease to the extent that such increase in later years is due to such increase in the assessed valuation and, in any event, only until such time as the increase in the assessed valuation would have occurred even in the absence of Tenant's contest.

                                   ARTICLE 4

                                  ELECTRICITY

      4.01. (a) Landlord shall furnish to Tenant at the electric closet servicing each floor of the demised premises by means of Building system feeders, risers and wiring such electric energy as Tenant shall from time to time require for the conduct of Tenant's business at the demised premises not exceeding, however, the following electric capacity (herein called the "Provided Capacity"):

            (i) eight (8) watts demand load per rentable square foot on the seventh (7th) floor (exclusive of electric for the air-conditioning equipment servicing such floor);

            (ii) ten (10) watts demand load per rentable square foot on the eighth (8th) floor (exclusive of electric for the air conditioning equipment servicing such floor); and

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

            (iii) eight and one-half (8.5) watts demand load per rentable square foot on the portion of the ninth (9th) floor comprising the demised premises (exclusive of electric for the air-conditioning equipment servicing such floor).

Such electricity shall be available for distribution through the demised premises at Tenant's cost and expense, and Landlord shall give Tenant reasonable access to areas on the 9th floor outside of the portion of the demised premises located thereon to perform such distribution. Tenant shall be permitted to reallocate among the floors of the demised premises the aggregate amount of the Provided Capacity in amounts of electric capacity allocable to each floor which are different from the allocation set forth in the foregoing clauses (i), (ii) and (iii) provided that any and all work necessary to effectuate such different allocations shall be Alterations to be performed by Tenant, at Tenant's sole cost and expense, in accordance with the provisions of this Lease including without limitation Article 6 hereof but Landlord will not unreasonably withhold or delay its consent thereto even though such work affects a Building System. Landlord covenants and represents that the feeders, risers and wiring serving the demised premises shall be capable of supplying the Provided Capacity to the demised premises in the allocations set forth in clauses (i), (ii) and (iii) above, subject to the provisions of Schedule C annexed hereto. Submeters will be installed by Landlord prior to the date that Tenant takes occupancy of the demised premises for the conduct of its business to measure Tenant's consumption of electric energy in the demised premises.

            (b) Tenant agrees that electric current will be supplied by Landlord to the demised premises and Tenant will pay Landlord or Landlord's designated agent, as additional rent for the supplying of electric current, the amount computed in accordance with the provisions of this Section 4.01, which amount shall be determined based on Tenant's actual consumption of electricity at the demised premises as measured by submeters. The amount to be charged to Tenant by Landlord per "KW" and "KWHR" pursuant to this Article for electricity consumed within the demised premises, shall be 103% of the amount at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company, which amount (herein, as adjusted from time to time, called "Landlord's Rate") shall be determined by dividing the cost established by said utility company (averaged separately for KWs and KWHRs) during each respective billing period of such utility company by the number of KWs and KWHRs consumed by the Building appearing on the utility company invoice for such period. In no event shall the additional rent billed to Tenant pursuant to this Article 4 for submetered electricity supplied to the demised premises be less than Landlord's actual

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
cost therefor. Where more than one meter measures the service of Tenant, the service rendered through all such meters shall be aggregated and treated as if there were only one meter and billed in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect but not more frequently than once a month and the amount shall be deemed to be, and be paid as, additional rent. During the period of Tenant's construction occurring prior to the installation of meters, Tenant will pay to Landlord a flat charge for electricity of seventy cents ($0.70) per rentable square foot per annum. Such charge shall be payable monthly as additional rent hereunder within ten (10) days after demand therefor by Landlord.

            (c) Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements except to the extent caused by the gross negligence or wilful misconduct of Landlord or its agents or employees. Tenant agrees that at all times its installations and use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations serving the demised premises. If Tenant requests additional power in addition to the Provided Capacity, then if and to the extent, in Landlord's good faith judgment, allocated power is available in the Building for use by Tenant without resulting in allocation to Tenant of a disproportionate amount of allocated power, Landlord shall, at Tenant's cost and expense, provide and install in conformity with law any additional riser or risers and/or any and all switch or switches to connect additional power to the demised premises, and Tenant agrees to pay Landlord a connection charge for each additional ampere of power or portion thereof so supplied to the demised premises as set forth in the following sentence, together with the reasonable cost of installing such additional risers, switches and related equipment. As of the date hereof, Landlord's connection charge for each additional ampere is $70.00 per ampere, subject to increase from time to time in the same percentage as the increase in the "CPI", as defined in Article 22 hereof, shall increase from year to year. All of the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by Tenant to Landlord within twenty (20) days after rendition of any bill or statement to Tenant therefor.

            (d) Landlord may discontinue any of the aforesaid services upon sixty (60) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this Lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued, provided that either (i) such discontinuance is required pursuant to any Legal Requirement or regulation of the public utility company furnishing electric energy to the

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

Building or (ii) Landlord discontinues furnishing electric energy to more than two-thirds (2/3) of the rentable office space in the Building (including the demised premises), and provided further that such sixty (60) day period shall be extended for so long as shall be reasonably necessary for Tenant to obtain electricity directly from the public utility company (except to the extent such inability to obtain direct electricity is due to reasons solely within the control of Tenant). In the event Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service direct from the public utility corporation upon condition that Landlord shall entirely segregate Tenant's portion of Landlord's entire electrical system so that the same is in no way dependent upon or connected to the remaining circuits or distribution facilities of Landlord or any other tenant including, without limitation, arranging for the installation of direct meters to measure the consumption of electricity in the demised premises. The costs of segregating Tenant's electrical system shall be borne equally by Landlord and Tenant and Tenant's portion shall be additional rent hereunder if Landlord shall give such notice pursuant to any Legal Requirement or regulation of the public utility company furnishing electric energy to the Building. If Landlord shall voluntarily discontinue furnishing such electric service, such costs shall be borne entirely by Landlord.

      4.02. Tenant shall make no electrical installations, alterations, or additions (which adversely affect the Building's electrical system outside the demised premises) without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld. Tenant will comply with the General Rules, Regulations, Terms and Conditions applicable to Service, Equipment, Wiring and Changes in Requirements in accordance with the requirements of the public utility supplying electricity to the Building in the same manner as if Tenant were serviced directly by such utility. If any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy to Tenant by any Federal, State or Municipal Authority, Tenant agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord.

                                   ARTICLE 5

                                      USE

      5.01. The demised premises shall be used solely as and for executive, administrative and general offices and for any other lawful uses incidental to their use as general, administrative and executive offices, including, without limitation, publishing company purposes, the preparation of layouts and art work (but in no event to include printing of any nature other than computer word processing) and the operation of Tenant's computers, data processing, word processing and other business machines, and for no other purposes.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
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      5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy, if any, for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall impair the character, reputation or appearance of the Building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or impair or interfere with the use of any of the other areas of the Building by, or create a nuisance to any of the other tenants or occupants of the Building. Tenant further agrees that it will not commit any act of waste upon the demised premises. Landlord agrees that any certificate of occupancy which may be procured for the Building will permit office use purposes with respect to the demised premises.

                                   ARTICLE 6

                        ALTERATIONS AND INSTALLATIONS

      6.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises (other than decorative work in the nature of, without limitation, interior wall covering, carpeting, picture hanging and cosmetic changes all of which shall not require Landlord's consent) without Landlord's prior written consent and only by contractors or mechanics first approved by Landlord, which approval as to such contractors and mechanics Landlord agrees not to unreasonably withhold or delay. (Such work, alterations, installations, additions and improvements, other than decorative work, are hereinafter called "Alterations".) All Alterations and decorative work shall be done at Tenant's sole expense and in compliance with the Building's Rules and Regulations for Alterations, a copy of which is attached hereto as Exhibit G.

      Any Alterations which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the demised premises for Tenant's initial occupancy (such work hereinafter sometimes called "Tenant's Work") and any future Alterations in the demised premises shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any reasonable out of pocket costs and expenses incurred by Landlord to unrelated third parties in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent


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

to requests for Alterations (provided they will not affect the outside of the Building or adversely affect its (i) structural elements or (ii) electrical, HVAC, plumbing or mechanical systems, the provisions of this parenthetical proviso clause being hereinafter called the "Alterations Proviso"), and Landlord agrees not to unreasonably withhold or delay its approval of the plans and specifications for such Alterations. In the event that Landlord shall disapprove Tenant's request for such consent to such Alterations and/or such plans and specifications, Landlord's response shall include the reasons for such disapproval. In the event that Landlord fails to respond to Tenant's request for such consent to such plans and specifications within ten (10) Business Days, Landlord shall be deemed to have consented to such request, provided Tenant's request expressly references this Section 6.01 and such ten (10) Business Day period and the consequences of Landlord's failure to respond within such ten
(10) Business Day period. Landlord hereby consents to Alterations for which the estimated cost of labor and materials shall not exceed $50,000, which amount shall be increased every three (3) years by the same percentage as the percentage amount of increase in CPI as of such third anniversary over the CPI as of the date of this Lease (either individually or in the aggregate with other such Alterations being constructed at the same time) provided that with respect to such Alterations the conditions of the Alterations Proviso are satisfied and provided further that (i) no New York City Buildings Department BN application shall be required in connection therewith, (ii) Tenant shall give Landlord written notice thereof as well as copies of the plans and specifications therefor, if any, at least ten (10) days prior to performing same, and (iii) any such Alterations shall otherwise be performed in compliance with the provisions of this Article 6.

      Any such Alterations and decorative work shall be performed in accordance with the foregoing and the following provisions of this Article 6:

            1. All work shall be done in a good and workerlike manner.

            2. In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least five (5) Business Days prior to the beginning of work by such contractor or subcontractor.

            3. All such work shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises.


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                                              PARK AVE ARMORY/NYLPC - LEASE PT I

            4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

            5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord (at Landlord's sole cost and expense) who shall be permitted access to the demised premises and the opportunity to inspect, at all reasonable times and upon reasonable prior notice (which may be oral), but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

            6. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

                  (i) worker's compensation insurance covering all persons
            employed for such work; and

                  (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its mortgagees, lessors and managing agents as to whom Landlord shall have given Tenant prior notice and Tenant as insureds, with coverage of at least $3,000,000 single limit.

            7. Before commencing any work (which costs in excess of $300,000 with respect to work to be performed on any one floor of the demised premises, or in excess of $450,000 in the aggregate with respect to work on more than one floor of the demised premises), Tenant shall furnish to Landlord a completion bond or such other security for completion thereof and payment therefor as shall be reasonably satisfactory to Landlord and in an amount which will be 110% of Tenant's reasonable estimate of the cost of performing such work. With respect to work costing less than the amounts set forth in the preceding sentence but in excess of $50,000.00, Tenant shall upon request from Landlord, submit to Landlord evidence reasonably satisfactory to Landlord that Tenant has funds available sufficient to pay for such work. Notwithstanding the foregoing, such bond or other security shall not be required from the Tenant named herein or any successor thereto described in Section 11.02 hereof with respect to Tenant's Work or with respect to future Alterations in the demised premises provided that in the case of a future Alteration or other work which shall cost in excess of the amounts set forth in the first


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                                              PARK AVE ARMORY/NYLPC - LEASE PT I
      sentence of this clause (7), the Tenant named herein or said successor shall furnish to Landlord reasonable written evidence that Tenant has sufficient funds available for completion thereof. All dollar amounts set forth in this Paragraph 7 shall be subject to annual increase on each anniversary of the Commencement Date in the same percentage as the annual increase in the CPI, as defined in Section 22.05 hereof.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

      6.02. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant at its expense within thirty (30) days after notice to Tenant (whether or not given by Landlord) of such filing, by payment, filing of the bond required by law or otherwise.

      6.03. All Alterations and decorative work made and installed by Landlord, including without limitation any work referred to in Article 2 hereof, shall, at the end of the term of this Lease, be the property of Landlord and shall be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

      6.04. All Alterations and decorative work made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time up to six months prior to the expiration of the term of this Lease to serve notice upon Tenant that any of such Alterations which constitute "Specialty Alterations", as hereinafter defined, shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and repair and restore the area of the demised premises affected by such removal. For purposes hereof, the term "Specialty Alterations" shall mean those items which are not customarily installed in an ordinary office installation and the removal of which is substantially costly, such as vaults, auditoria, kitchens, private lavatories, reinforced flooring, and the like (other than (i) one internal staircase to be installed by Tenant between the 7th and 8th floors in the demised premises as part of Tenant's Work, (ii) the internal executive

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
bathroom to be installed by Tenant in the demised premises as part of Tenant's Work, and (iii) any raised computer flooring, supplemental HVAC units and built-in cabinets permitted to be installed in the demised premises).

      6.05. Where furnished by or at the expense of Tenant, all furniture, furnishings and trade fixtures, and any other movable property shall remain the property of Tenant which may, at its option, remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall, at its expense, remove the same and repair any damage caused by such removal. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

      6.06. If any Alterations, decorative work or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the "property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease. The mere presence of Tenant's property in the demised premises after the expiration of the term hereof shall not constitute Tenant's holding over in the demised premises.

      6.07. Tenant shall keep records of Tenant's Alterations costing in excess of $100,000, and of the cost thereof for at least five (5) years after the performance thereof. Tenant shall, during such five (5) year period and within 30 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 16 hereof.

      6.08. Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Alterations, including, without limitation, executing New York City Buildings Department applications and other documents required by Legal Requirements to

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
be executed by Landlord, and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any reasonable out-of-pocket expense to unrelated third parties in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as additional rent hereunder.

                                   ARTICLE 7

                                    REPAIRS

      7.01. Landlord, at its own cost and expense (subject to recoupment pursuant to Article 3 hereof), shall keep and maintain the public portions of the Building and the systems and facilities of the Building serving the demised premises (to the point of connection where the same enter the demised premises, or in the case of the electric system, to the electric closet on each floor of the demised premises except with respect to the Air-Cooled Units and the Water-Cooled Unit as to which the extent of Landlord's maintenance obligations shall be governed by the provisions of clause (ii) of subsection 21.01(a) hereof) in good working order, condition and repair and shall make all repairs thereto structural and otherwise, interior and exterior, as and when needed, to the extent that such items affect the use, occupancy or enjoyment of the demised premises for the conduct of Tenant's business, and Landlord shall make structural repairs to the demised premises, except that nothing contained in the foregoing shall obligate the Landlord to make those repairs for which Tenant is specifically responsible pursuant to any of the provisions of this Lease. Tenant shall take good care of the demised premises and shall, at its sole cost and expense, make such non-structural repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Notwithstanding the foregoing, all damage or injury to the demised premises and its fixtures, equipment and appurtenances whether requiring structural or non-structural repairs, caused by or resulting from the negligence or willful misconduct of Tenant, its servants, employees, invitees, contractors or licensees, shall be repaired promptly by Tenant at its sole cost and expense. Tenant, at its expense, shall promptly replace all damaged or broken doors and glass (other than exterior windows) in and about the demised premises unless such damage was caused by Landlord or its agents, employees or contractors, and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the demised premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
promptly make, at Tenant's expense, all repairs in or to the demised premises for which Tenant is responsible hereunder, and any repairs required to be made by Tenant hereunder to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) approved by Landlord, such approval not to be unreasonably withheld or delayed. Any other repairs in or to the Building outside the demised premises and the facilities and systems of the Building for which Tenant is responsible, shall be performed by Landlord at a reasonable cost and at Tenant's expense. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property into or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class substantially equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements within a reasonable period of time after demand is made therefor by Landlord, the same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.

      The exterior walls of the Building, the portions of any window sills outside the windows, the windows, the fire stairs, any terraces or Building set back areas, utility closets and any shafts passing through the floor on which the demised premises are located are not part of the premises demised by this Lease, and Landlord reserves all rights to such parts of the Building.

      7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which is allowed by law.

      7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that is transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building in Landlord's reasonable judgment shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold provided that the same does not exceed the level thereof generally maintained in office buildings comparable to the Building.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

      7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof.

      7.05. Landlord shall use its reasonable efforts to minimize interference with Tenant's access to and use and occupancy of the demised premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, shall employ contractors or labor at so-called overtime or other premium pay rates to remedy any condition that either (i) threatens the health or safety of any occupant of the demised premises or (ii) materially adversely interferes with Tenant's ability to conduct its business at the demised premises. In all other cases, at Tenant's request, Landlord shall, upon Tenant's written request therefor, employ, if reasonably practicable, contractors or labor at so-called overtime or other premium pay rates and Tenant shall be liable as additional rent hereunder for the excess costs attributable thereto and shall pay same to Landlord within fifteen (15) days after demand therefor.

                                   ARTICLE 8

                              REQUIREMENTS OF LAW

      8.01. (a) Tenant, at Tenant's sole cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof except that Tenant shall not be responsible for making any alterations in the demised premises in order to comply with any Legal Requirement which is applicable to ordinary "office" use of the demised premises as opposed to Tenant's particular manner of use of the demised premises, unless such alteration (i) is required as a result of the making of any alteration by, or on behalf of, Tenant pursuant to Articles 6 and/or 44 hereof, or (ii) arises out of, or is in connection with, the making of, or constitutes a modification of, any alteration previously made by or, on behalf of, Tenant. Landlord shall be responsible for compliance with all other Legal Requirements which affect Tenant's use and occupancy of the demised premises and which are not the obligation of Tenant under this Lease.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

            (b) Notwithstanding anything to the contrary in the Lease, Tenant shall be responsible for the cost of all present and future compliance with the Disabilities Act, as defined in Section 22.04 hereof, in the demised premises, except only to the extent that Landlord is responsible for such compliance only
(i) within the core bathrooms in the demised premises (but only to the extent expressly set forth as part of Landlord's Work on Exhibit C hereof) and (ii) with respect to the elevator call panels located on the seventh (7th), eighth
(8th) and ninth (9th) floor elevator lobbies of the Building.

            (c) Without limiting the generality of the foregoing, tenant, at Tenant's expense, shall cause the demised premises to be fully sprinklered in accordance with the requirements of the Building Code of The City of New York and all applicable rules and regulations pertaining thereto and Landlord shall connect same to the Building system, such connection to be at Landlord's cost and expense with respect to Tenant's Work, as set forth in subsection 44.02(g) hereof, including without limitation the cost to connect Tenant's Pre Action Sprinkler, the "Air-Cooled Units" defined in Section 21.01(a) hereof and supplemental air-cooled HVAC units installed by Tenant as part of Tenant's Work, it being understood and agreed, however, that Landlord shall have no liability to maintain Tenant's Pre-Action Sprinkler or such supplemental HVAC units.

            (d) In the event that there shall be discovered in the demised premises (including, without limitation, any additional space included within the demised premises pursuant to Article 46 or 47 hereof) or the Basement Space any asbestos-containing materials which are required by Legal Requirements to be removed, encapsulated or abated for any of the following reasons: (i) in order to obtain a New York City Form ACP-5 in connection with the performance of Alterations permitted to be performed hereunder by Tenant, (ii) by reason of Landlord's failure to remove asbestos in accordance with Landlord's asbestos report, a copy of which has been previously delivered to Tenant or in accordance with subsection 45.01(a), 46.02(v)(A) or 47.09(A) hereof, or (iii) by reason of a future change in Legal Requirements pursuant to which the mere presence of asbestos-containing materials in the demised premises would give rise to the obligation to remove, abate or encapsulate same, then provided that such asbestos-containing materials shall not have been introduced therein by Tenant or anyone claiming under Tenant, Landlord shall be responsible for, and shall perform, such removal, encapsulation or abatement.

      8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expenses in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

            (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to lien or sale:

            (b) such non-compliance shall not be in violation of the Ground Lease, as defined in Article 25 hereof;

            (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security reasonably satisfactory to Landlord in an amount reasonably satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; provided, however, that such surety bond or other security shall be required from the Tenant named herein or any successor thereto described in Section 11.02 hereof only to the extent that same would be required under paragraph 7 of Section 6.01 hereof; and

            (d) Tenant shall promptly and diligently prosecute such contest.

            Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

      9.01. Tenant shall not cause, do, or permit to be done any act or thing, other than the same which are consistent with customary office use, upon the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises.

      9.02. If, as a result of any act or omission by Tenant (other than office use in a customary manner) or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

      9.03. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants, or employees.

      9.04. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken, or temporarily (restricted to less than 35% of the windows of the demised premises, if temporary) or permanently closed, darkened or bricked up for any reason whatsoever (other than a temporary closing, darkening or bricking up by reason of a purely arbitrary act of Landlord without any business purpose) provided that Landlord shall promptly repair any broken windows and shall use reasonable efforts to minimize the duration of any such temporary closing, darkening or bricking up which efforts shall be commercially reasonable but not in excess of those which would be used by landlords of Manhattan office buildings comparable to the Building, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction. Landlord agrees not to permanently close, darken or brick up windows of the demised premises except to the extent required by Legal Requirements, provided, however, that in the event that more than fifty (50%) percent of the windows of the demised premises (other than lot line windows) are permanently bricked up pursuant to Legal Requirements, Tenant may elect, at Tenant's option, to terminate this Lease, by written notice (hereinafter called the "Termination Notice") given to Landlord not more than sixty (60) days after said windows are bricked up, and such termination shall be effective on the date selected by Tenant in the Termination Notice which date shall not be less than thirty (30) and not more than one hundred eighty (180) days after the date of the Termination Notice. In the event Tenant does not send the Termination Notice to Landlord on or before sixty (60) days have elapsed from the date that more than fifty (50%) percent of the windows of the demised premises are permanently bricked up pursuant to Legal Requirements,

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

Tenant's right to terminate this Lease pursuant to the preceding sentence shall be deemed null and void and deleted from this Lease. If this Lease shall be terminated during the Permanent Rental Period, as defined in subsection 10.02(b) hereof, pursuant to this Section 9.04 by the exercise of the right of termination granted to Tenant hereunder, then, in such event, Tenant shall pay to Landlord, prior to, and as a condition of, the occurrence of such termination, an amount equal to the Termination Fixed Rent, as defined in subsection 10.02(b) hereof, as of the date of such termination, subject to the provisions of subsection 41.14(b) hereof.

      9.05. Subject to the waivers provided in Section 9.08 hereof, Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 6.05 of this Lease, or by reason of or arising out of the negligence or wilful misconduct Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of
Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

      9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

      9.07. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises (and the proceeds of insurance applicable thereto to the extent same are not applied to the repair and restoration of the Building), for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (or the partners or members thereof if Landlord is other than an individual or corporation) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

      9.08. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the demised premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right to recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, the parties will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at is own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at is own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party shall not have the obligation to name the other party as an additional insured. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's personal property or Specialty Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

      9.09. Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the term hereof for the benefit of Landlord and Tenant a paid-up comprehensive general liability insurance policy naming Tenant as the insured and the following entities as additional insureds: Landlord, Landlord's managing agent, lessors under superior leases and the holders of any mortgages affecting the Land and/or Building (whose names and addresses shall have been furnished to Tenant). Such policy shall cover any liability whatsoever, occasioned by any occurrence on or about the

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies reasonably satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require provided (i) such limits do not exceed those customarily required from time to time by owners of office buildings comparable to the Building and (ii) Landlord shall not increase its requirements hereunder more frequently than once during each three-year period of the term hereof. As of the date of this Lease, Landlord requires, and Tenant shall keep in force, limits of liability thereunder of not less than the amount of Three Million ($3,000,000) Dollars per occurrence for bodily or personal injury (including death) and in the amount of Three Hundred Thousand ($300,000) Dollars in respect of property damage. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled except upon ten (10) days' notice to Landlord. Tenant shall also maintain during the term hereof "all-risk" property insurance covering Tenant's Property and Specialty Alterations to a limit of the replacement cost thereof, and Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

      9.10. Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualties to the Building including all of Tenant's Alterations (other than Specialty Alterations) in such forms and amounts as an institutional first mortgagee for the Building shall require or, if there is no mortgage held by an institutional first mortgagee, in such forms and amounts as owners of office buildings similar to the Building maintain from time to time. For purposes of this Section 9.10, "institutional mortgagee" shall mean a bank, trust company, savings and loan company, insurance company, real estate investment trust or pension fund. Upon written request from Tenant, Landlord shall submit reasonable evidence of the property insurance required to be carried under this Section 9.10 as well as of the waiver of subrogation set forth in Section 9.08 hereof.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

      10.01. (a) If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, then whether

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any personal property installed by or on behalf of Tenant or any Specialty Alterations.

            (b) Prior to the substantial completion of Landlord's repair obligations set forth in subsection 10.01(a) hereof, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the demised premises to perform Alterations on the following terms and conditions (but not to occupy the same for the conduct of business):

                  (1) Tenant shall not commence work in any portion of the
            demised premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's reasonable discretion, to permit the commencement of the Alterations then prudent to be performed in accordance with good construction practice in the portion of the demised premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed.

                  (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease.

                  (3) It is expressly understood that if Landlord shall be
            delayed in substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of the performance of any Alteration, by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed because under good construction scheduling practice such repairs should be performed after completion of any Alteration, then such repairs shall be deemed substantially complete on the date when the repairs would have been substantially complete but for such delay. Any additional costs to Landlord to

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
            complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as additional rent.

      10.02. (a) If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, then the fixed annual rent and additional rent payable hereunder shall be abated to the extent that the demised premises or any portion thereof shall have been rendered unusable for the conduct of Tenant's business for the period from the date of such damage or destruction to the date the damage has been repaired or restored, subject to the provisions of subsection 10.02(b) hereof. If the demised premises or Tenant's access to and from the demised premises shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or if the demised premises shall be rendered completely (which shall be deemed to include substantially completely) unusable for the conduct of Tenant's business on account of fire or other cause, the fixed annual rent and additional rent for the entire demised premises shall abate as of the date of the damage or destruction and until Landlord has repaired, restored and rebuilt the Building and the demised premises and such access, provided, however, that should Tenant reoccupy a portion of the demised premises for the conduct of its business during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy. Landlord shall give Tenant at least forty-five (45) days prior notice of Landlord's estimate of the date of the substantial completion of such repair and restoration provided that Landlord shall have no liability to Tenant, and Tenant's obligations hereunder shall not be diminished or affected, if such repair and restoration shall not have been substantially completed by Landlord's estimated date.

            (b) Notwithstanding anything to the contrary in this Article 10, for purposes of calculating the abatements (whether partial or total) of fixed annual rent under Section 10.02(a) hereof allocable to the "Permanent Rental Period", as hereinafter defined, the partial amounts of the fixed annual rent hereinafter defined as the "Unabated Fixed Rent" shall not be considered and such Unabated Fixed Rent shall in no event be subject to any of the abatements, whether partial or total, set forth in subsection 10.02(a) hereof. It is understood and agreed that during any period of partial or full abatement of fixed annual rent under subsection 10.02(b) hereof occurring during the Permanent Rental Period, or any portion thereof, Tenant shall continue to be obligated to make monthly payments of the Unabated Fixed Rent pursuant to the terms of this Lease. For purposes of this Lease, (a) the term "Permanent Rental Period" shall mean the period commencing on February 1, 1994 and ending January 31, 2004; (b) the term "Unabated Fixed Rent" as applied to any period shall mean the aggregate amount of the monthly payments set forth

                                              PARK AVE ARMORY/NYLPC - LEASE PT I
on Schedule M annexed hereto and made part hereof for the period in question; and (c) the term "Termination Fixed Rent" shall mean the amounts set forth on Schedule E annexed hereto and made a part hereof as of the dates set forth on such Schedule E, subject to the provisions of subsection 41.14(b) hereof.

      10.03. (a) if the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty (40%) percent of the full insurance value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty provided that Landlord shall terminate the leases of tenants in the Building, including Tenant and excluding Landlord or any Landlord Affiliate covering at least 66-2/3% of rentable office space in the Building. In case of any damage or destruction mentioned in this Article 10, as to which Landlord does not elect to terminate this Lease, Tenant may terminate this Lease by notice to Landlord, if, subject to the provisions of subsection 10.03(b) hereof, Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the demised premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes, as defined in Section 34.01 hereof.

            (b) Within ninety (90) days after the occurrence of any damage or destruction of the demised premises or access thereto, Landlord shall give Tenant notice of the date that, in the judgment of a reputable contractor or architect designated by Landlord, it estimates Landlord shall be able to substantially complete the required repairs and restorations (the "Anticipated Completion Date") subject to delays for Force Majeure Causes. If the Anticipated Completion Date shall be after the date which is twelve (12) months after the date of such damage or destruction, then Tenant shall have the right, within thirty (30) days after the notice of the Anticipated Completion Date is given, to terminate this Lease by giving ten (10) Business Days' notice of such termination to Landlord, and on the date occurring ten (10) Business Days after the giving of such notice, this Lease will terminate as if such date were the Expiration Date specified herein. If Tenant does not give such termination notice within said thirty-day period, then the expiration of the twelve (12) months restoration and repair period provided for in subsection 10.03(a) hereof shall automatically be deemed extended to the Anticipated Completion Date, as such date may be extended for Force Majeure Causes for not more than an additional three (3) months.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

            (c) If this Lease shall be terminated during the Permanent Rental Period, pursuant to this Article 10 by the exercise of the rights of termination granted to either Landlord or Tenant hereunder, then, in such event, Tenant shall pay to Landlord within five (5) days after the occurrence of such termination, an amount equal to the Termination Fixed Rent, as defined in subsection 10.02(b) hereof as of the date of such termination, subject to the provisions of subsection 41.14(b) hereof.

      10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

      10.05. During the eighteen (18) month period ending on the Expiration Date, the twelve (12) month period set forth in Sections 10.03(a) and 10.03(b) shall be reduced to four (4) months.

      10.06. Landlord will not carry separate insurance of any kind on Tenant's property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

      10.07. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                              PARK AVE ARMORY/NYLPC - LEASE PT I

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

      11.01. Except as otherwise provided herein, Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 5 hereof, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner or permit any lien to be filed against the Lease, the demised premises or the Building by reason of any act or omission on the part of Tenant, or (d) publicly advertise, or authorize a broker to advertise (other than listing with brokers), for a subtenant or an assignee, if such advertisement states a rental rate for the demised premises without, in each instance set forth in the foregoing clauses (a) through (d) of this Section 11.01, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 11 (except that Tenant may continue to use any advertisement which was previously approved by Landlord). For purposes of this Article 11 and except as otherwise expressly permitted in Section 11.02 hereof, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale or transfer of such stock by persons or parties through the "over-the-counter market" or through any recognized stock exchange,
(ii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11; and (iii) a modification, amendment or extension of a sublease which modifies (w) the use permitted thereunder, (x) the financial terms thereof, (y) the premises demised thereunder, or (z) the term thereof, shall be deemed a sublease.

      11.02. (a) The provisions of Sections 11.01, 11.05, 11.06, 11.07 and 11.08 hereof shall not apply to an assignment of this Lease to (i) a corporation or other entity into or with which Tenant is merged or consolidated or (ii) a person or an entity to which substantially all of Tenant's assets are transferred or to an entity to which all or substantially all of Tenant's stock is transferred (provided that such sale of stock is not for the principal purpose of transferring the leasehold estate hereunder), whether such transfer of stock and/or assets is by means of foreclosure or otherwise or by the exercise of any rights by any entity to which the stock and/or assets of Tenant are pledged, or (iii) any person or entity which shall acquire all or any portion of the assets of the Tenant named herein, or an Affiliate or Successor of the Tenant named herein, which are allocable to all or a portion of the on-going operations of the business then being conducted at the demised premises (whether or not any other assets of the Tenant named herein are also

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
acquired) or a person or entity who shall acquire the stock of the Tenant named herein allocable to such business (whether or not all of the stock of the Tenant named herein is also acquired) (any corporation, entity, or person set forth in the foregoing clauses (i), (ii) and (iii) being herein called a "Successor"), or
(iv) any corporation or other entity controlled by, which controls or which is under common control with, the Tenant named herein (herein called an "Affiliate") provided such merger, consolidation or transfer of stock and/or assets set forth in the preceding clauses (i), (ii) and (iii) is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided, further, that Tenant shall have delivered to Landlord at least ten (10) days (but not more than twenty-five (25) days) prior to the effective date of any such transaction: (1) a certified statement (the "EBITDA Certificate") from the chief financial officer of such successor or assignee, and (2) "Support Documentation," as hereinafter defined. The EBITDA Certificate and Support Documentation shall evidence that with respect to the twelve (12) month period ending with the month next preceding the month in which occurs the date on which Tenant has delivered to Landlord the items specified in clauses (1) and (2) of the foregoing sentence (such 12-month period being herein called the "Fiscal Year"):

            (A) (i) in the case of a sale of Tenant's assets, a merger or a consolidation or other combination, EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and any other non-cash charges, including, but not limited to, executive options) for the Fiscal Year for the combined business (i.e., the EBITDA of such successor or assignee combined with the EBITDA relating to the business acquired and assumed from Tenant) is at least 1.35 times required annual debt service for the Fiscal Year for such combined business (i.e., the required annual debt service of such successor or assignee combined with the required annual debt service relating to the business assumed or acquired from Tenant), or (ii) in the case of a sale of Tenant's stock, EBITDA for the Fiscal Year for Tenant is at least 1.35 times the required annual debt service of Tenant after such stock sale; and

            (B) the total debt (including subordinate debt) for such combined business on the last day of the Fiscal Year for the Fiscal Year does not exceed six (6) times EBITDA for such combined business for the Fiscal Year (or, in the case of a sale of stock, after such stock sale, the total debt (including subordinate debt) does not exceed six (6) times EBITDA for Tenant).

For purposes hereof, the term "Support Documentation" shall mean: (y) quarterly financial statements both of the Tenant and of the entity into, or with, which the Tenant is being consolidated or merged or to which Tenant's assets are being sold, for at least three (3) quarters occurring during the Fiscal Year, which statements are prepared for internal purposes and made

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
available to financial institutions which are lenders of Tenant or such entity, and (z) the annual audited financial statements both of the Tenant and of the entity into, or with, which the Tenant is being consolidated or merged or to which Tenant's assets are being sold, for the most recent fiscal year during which any portion of the Fiscal Year occurs.

      (b) Notwithstanding tine foregoing provisions of this subsection 11.01 to the contrary:

            (i) With respect to any transfer of substantially all of Tenant's assets or of Tenant's stock by means of foreclosure by (or exercise of any rights of) any entity to which the stock and/or assets of Tenant are pledged, as set forth in clause (ii) of subsection 11.01(a) hereof, of which transfer Landlord shall have been given notice, Tenant shall not be required to deliver to Landlord the EBITDA Certificate or the Support Documentation or to satisfy the conditions set forth in clauses (A) and (B) of subsection 11.01(a) hereof if such entity is a savings and loan association, a savings bank, a commercial bank or trust company, an insurance company, or a Federal, state, municipal or private employees' welfare pension or retirement fund or system, (or a wholly owned subsidiary of such entity which is formed for the exclusive purpose of foreclosing on such stock and/or assets and which has no assets or liabilities other than those acquired or assumed in such foreclosure) provided that any such entity (i) has total assets of at least One Billion ($1,000,000,000) Dollars, and (ii) reports to or is subject to the supervision of the Insurance Department of the State of New York, any agency or official exercising a comparable function on behalf of any other state, the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Labor, the Federal Reserve Board, the Federal Home Loan Bank Board, the Federal Savings and Loan Insurance Corporation or any similar regulatory agency, or any successor to any of the foregoing agencies, entities or officials.

            (ii) If, with respect to an assignment of this Lease pursuant to clause (iii) of subsection 11.01(a) hereof, the principal business being conducted at the demised premises as of the effective date of such assignment is any business other than the publication of The New York Law Journal or The National Law Journal or any other business which services the legal profession, then the nature and character of such business and such assignee's use of the demised premises shall not detract from the character, reputation or dignity of the Building in Landlord's reasonable judgment and Tenant shall deliver to Landlord at least ten (10) days prior to the effective date of such transaction, the name, business address and a description of the nature and character of such business.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

      For purposes hereof, "control" means ownership directly or indirectly of 50% or more of the outstanding voting stock, partnership interests or other beneficial interests of the entity in question. In connection with any transactions with Affiliates pursuant to subsection 11.01(a) hereof, any cessation of such control by the Tenant named herein shall constitute an assignment or subletting, as the case may be, which shall be subject to all of the terms, provisions and conditions of this Article 11.

      11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01, or without Landlord's consent pursuant to Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in a form consistent with the provisions of this Article 11, whereby the assignee shall assume the obligations and performance of this Lease and agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed after the effective date of such assignment or transfer and whereby the assignee shall agree that the provisions of Section 11.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

      11.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this
Section 11.04 of the tenant named in the Lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required. Tenant and each of its successors in interest hereby expressly waive any such demand or notice.

      11.05. (a) If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet, "for substantially the balance of the term of this Lease", as hereinafter defined in the final

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
sentence of this subsection 11.05(a), all or substantially all of the demised premises or any portion or portions thereof consisting of an aggregate of 30% or more of the entire demised premises (after aggregating all portions of the demised premises which have theretofore been sublet with the portion thereof in question), Tenant shall give notice thereof to Landlord (herein called "Tenant's
Article 11 Offer Notice"), which notice shall set forth in the case of a subletting: (a) the area proposed to be sublet, (b) the commencement date and term of the proposed subletting, (c) the work (including the construction of a demising wall) to be performed by Tenant and/or the subtenant, if any, the work contributions, if any, periods of rent free occupancy, if any, purchase price of any of Tenant's furniture, fixtures and equipment, and (d) the rent and additional rent and all other financial terms (the items set forth in the foregoing clauses (c) and (d) are herein in the aggregate called the "Proposed Rent Rate") pursuant to which Tenant is willing to enter into a sublease with a third party. In the case of a proposed assignment, Tenant's Article 11 Offer Notice shall set forth Tenant's intention to (x) assign the Lease in whole, it being understood and agreed that partial assignments of the Lease are not permitted hereunder, (y) the effective date of such proposed assignment, and (z) all financial and other material terms of the proposed assignment. Tenant's
Article 11 Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) accept an assignment of this Lease from Tenant (if the proposed transaction is an assignment of this Lease), (ii) sublease such space from Tenant for the remaining balance of the term of this Lease (less one day) and upon the other terms and conditions hereinafter set forth if the proposed transaction is a sublease for substantially the balance of the term of this Lease, (iii) terminate this Lease if the proposed transaction is (A) an assignment of the Lease (provided that Landlord agrees to recognize any then-existing subtenants of Tenant on the terms of such subleases as to which Landlord shall have given consent hereunder) or
(B) a sublease of all or substantially all of the demised premises for substantially the balance of the term of this Lease; or (iv) terminate this Lease with respect to the space covered by the proposed sublease. Said options may be exercised by Landlord by notice to Tenant within thirty (30) days after Tenant's Article 11 Offer Notice has been given to Landlord and during such thirty (30) day period Tenant shall not assign this Lease or sublet such space to any person. Tenant's Article 11 Offer Notice may also be in the form of an executed counterpart of the proposed assignment or sublease together with such other information required under Section 11.06 hereof, in which event the thirty
(30) day period referred to herein and the thirty (30) day period referred to in
Section 11.06 shall run concurrently. If Landlord shall fail to respond to Tenant's notice during such 30 day period, Landlord shall be deemed to have elected not to exercise any of its options hereunder provided that Tenant's
Article 11 Offer Notice shall have referenced the provisions of this Section 11.05(a) and such 30 day period and the consequences if Landlord shall fail to respond within such 30 day period. The phrase "for substantially the balance of the term of this Lease" shall mean the period equal to the remaining term of this Lease less any period of time up to eighteen (18) months.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (b) Intentionally omitted.

            (c) If Landlord should elect to have Tenant execute and deliver a sublease to Landlord or its designee pursuant to any of the provisions of this
Section 11.05, said sublease shall be in a form reasonably satisfactory to Landlord and Tenant and on all the terms contained in this Lease, except that:

            (i) The rental terms shall be at the Proposed Rent Rate subject to the provisions of Section 11.07 hereof, if applicable and if the Proposed Rent Rate shall be in excess of the rent provided for herein Landlord shall be permitted to offset against the rental due under any such sublease the amount of additional rent, if any, due from Tenant pursuant to Section 11.07 hereof,

            (ii) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions (except that the value of same shall be amortized over the term of the sublease and the annual portion thereof shall be reflected in the rental terms pursuant to the foregoing clause (i) to the extent that same are included in the Proposed Rent Rate) or contain provisions inapplicable to a sublease,

            (iii) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant's consent,

            (iv) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize, subject to the provisions of clause (ix) of this Section 11.05(c),

            (v) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

            (vi) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

            (vii) The use of the sublet premises by the subtenant thereunder shall be for general office use in accordance with all Legal Requirements, and, in the case of a subletting of a partial floor of the Building in which the Tenant named herein and/or its Affiliate and/or Successor occupies the remaining portion of the demised premises located on such floor and no less than 26,000 rentable square feet of the demised premises in the aggregate, such use shall exclude any use by a "Direct Competitor," as defined in Article 36 hereof,

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (viii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such non-compliance, to the extent that there shall be no adverse effect on Tenant resulting therefrom (except to a de minimis extent),

            (ix) Such sublease shall provide that Tenant's obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease and were not subsequently altered or changed,

            (x) (1) Such sublease shall provide that the amount to be charged by Tenant for such subtenant's electricity consumption shall be based upon the same rates and provisions as provided in Section 4.01 herein and that such subtenant's consumption shall be measured by the submeters located in the demised premises, subject to the following provisions of this subsection 11.05(c)(x).

                  (2) In the event that the submeter measuring electricity
            consumption in the subleased premises also measures consumption in one or more other portions of the demised premises, then such subtenant's consumption of electricity in the subleased premises and the consumption of electricity by Tenant in such portion of the demised premises shall each be equal to a percentage of the consumption indicated on such submeter together such percentages aggregating 100% of the consumption reflected by such submeter. Such percentages shall be determined by survey performed from time to time by a reputable, independent electrical consultant, selected by Landlord or Tenant (the "Initial Electrical Consultant") provided that Tenant may not initiate a survey hereunder more frequently than once every two years. The Initial Electrical Consultant may make surveys in the subleased premises and such portion of the demised premises covering the electrical equipment and fixtures and use of current therein, and the connected electrical load and usage and such percentages shall be determined and/or redetermined in accordance with such survey. The determination of such percentage with respect to the subleased premises by the Initial Electrical Consultant shall be binding and conclusive on the other party hereto from and after the delivery of copies of such determination to the other party hereto, unless within thirty (30) days after the

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
            delivery of such copies, the other party hereto disputes such determination. If the other party hereto disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant (the "Other Electrical Consultant") its own survey, and a determination of such percentage with respect to the subleased premises. The Other Electrical Consultant and the Initial Electrical Consultant then shall seek to agree on a finding of such determination of such percentage. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such percentage by such third electrical consultant shall be controlling. (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such third consultant.) However, pending such determination, such subtenant shall pay to Tenant the electricity charge as determined by the Initial Electrical Consultant, provided, however, if the electricity charge determined as aforesaid is different from that determined by the Initial Electrical Consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by such subtenant or overage paid by such subtenant pursuant to the decision of the third electrical consultant together with interest at the Prime Rate from the date of such deficiency or overage to the date repaid.

            (d) Performance by Landlord, or its designee or any subtenant or other occupant under a recapture sublease or assignment who occupies recaptured space after the execution of a recapture sublease or assignment, shall be deemed performance by Tenant of any similar obligation under this Lease. Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Landlord, its designee or any subtenant or other occupant under the recapture sublease or assignment or is occasioned by or arises from any act or omission of any such person and in the event of non-payment of rent, Tenant shall be permitted to net out the amount of such non-payment by subtenant from the amount of rent that Tenant is required to pay to Landlord hereunder.

      11.06. In the event that Landlord does not exercise any of the options available to it pursuant to Section 11.05 hereof, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of all or any part of the demised premises, provided:

            (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, current financial information evidencing financial responsibility reasonably satisfactory to Landlord, considering the responsibilities involved regardless whether, in the case of an assignee other than a Successor, the financial condition of such assignee would satisfy the conditions set forth in clauses (A) and (B) of subsection 11.02(a) hereof, and an executed counterpart of the sublease or assignment agreement;

            (b) The proposed subtenant or assignee is a reputable party;

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises is in keeping with the standards of the Building;

            (d) (Provided that Landlord shall have available for leasing in the Building within five (5) months from the effective date of the proposed transaction office space comparable in size and term to the space to be sublet or assigned for the proposed term) the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the five (5) months immediately preceding Tenant's request for Landlord's consent;

            (e) Each sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant will not have the right to further assign its sublease or sublet all or part of the demised premises or to allow same to be used by others, without the consent of Landlord in each instance, provided, however, that with respect to a future assignment or future underlettings by any direct subtenants of Tenant or by any direct undertenant of any such direct subtenants (herein collectively called "Undertenants"), Landlord agrees not to unreasonably withhold or delay its consent in accordance with, and subject to compliance by such Undertenants with the obligations of Tenant contained in the provisions of Sections 11.01, 11.03, 11.04, 11.05, 11.06, 11.07 and 11.08 hereof provided: (A) that Landlord shall have the rights (as against such Undertenants and/or Tenant), and such Undertenants shall comply with the obligations of Tenant, set forth in Sections 11.05 and 11.07 hereof with respect to any such proposed underletting, applied as if such proposed underlettings or assignments were a sublease of the premises demised under this Lease or an assignment of this Lease by Tenant, except that for purposes of such application, (1) the figure "50%" set forth in Section 11.07 shall be deemed to be "100%", and (2) Landlord shall not have the options set forth in clauses (iii) and (iv) of subsection 11.05(a), and (B) that the undersubtenants and assignees of such Undertenants shall not have any right to further assign or undersublet all or any part of the demised premises or to allow same to be used by others without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made;

            (f) Tenant shall have paid Landlord, within ten (10) days after receipt of a bill therefor, the reasonable attorneys' fees incurred by Landlord to review the requested consent;

            (g) The proposed subtenant or assignee is not (i) a retail bank, trust company, safe deposit business, savings and loan association or loan company which intends to use the demised premises for retail uses; (ii) an employment or recruitment agency; (iii) a school, college, university or educational institution whether or not for profit except that the demised premises may be used as executive offices of such entities set forth in this clause (iii); (iv) a government or any subdivision or agency thereof;

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (h) Tenant shall not have advertised in the mass media the proposed assignment together with a rental rate or the proposed subletting at a rental rate (unless the rental rate information in such listing is not generally available to persons other than brokers) less than the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building and for a comparable term and Landlord agrees promptly to furnish to Tenant such then-current rental rates upon written request therefor from Tenant;

            (i) Tenant shall have complied with the applicable provisions in
Section 11.05 (to the extent same are applicable) and Landlord shall not have made any of the elections provided for in Section 11.05 provided the time period for Landlord's response under this Section 11.06 may overlap with that under
Section 11.05;

            (j) With respect to aggregate financial terms, the proposed sublet space and the proposed sublet term, there shall be no more than a seven and one-half (7-1/2%) percent variation between the proposed sublease or the proposed assignment and the corresponding provisions of Tenant's Article 11 Notice;

            (k) There shall be no more than four (4) separately demised rentable areas of any full floor portion of the demised premises, and no more than two
(2) separately demised rentable areas on any portion of the demised premises constituting less than a full floor of the Building.

      Landlord shall have twenty (20) days after Landlord has received all of the information and materials described in this Section 11.06 to review Tenant's proposal to assign or sublet. If Landlord shall fail to respond within such twenty (20) day period, which period may coincide or overlap with the twenty
(20) day period described in Section 11.05(a), then Landlord shall be deemed to have given its consent to Tenant's proposed sublet or assignment, provided that Tenant's request for consent shall expressly reference this Section 11.06 and consequences of Landlord's failure to respond within such twenty (20) day period.

      11.07. If Landlord shall give or shall be deemed to have given its consent to any assignment of this Lease or to any sublease, Tenant shall pay to Landlord, as additional rent, 50% of the following amounts:

            (i) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) after deducting therefrom the amount of "Tenant's Costs", as hereinafter defined; and

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (ii) in the case of a sublease, any rent, additional rent or other consideration paid under the sublease or otherwise to Tenant by the subtenant which is in excess of the fixed annual rent, additional rent and other charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale or rental thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) after deducting therefrom the amount of "Tenant's Costs", as hereinafter defined.

The sums payable under this Section 11.07 shall be paid to Landlord within ten
(10) days after same are paid by the subtenant or assignee, as the case may be, to Tenant.

      For purposes hereof, "Tenant's Costs" shall mean the reasonable costs and expenses incurred by Tenant in making such assignment or subletting on account of brokerage fees and leasing commissions, advertising fees, and attorneys' fees and disbursements paid by Tenant to independent third parties in connection with such assignment or subletting, the reasonable cost of improvements and alterations performed by Tenant to segregate or prepare the demised premises for the assignee or subtenant, and rental abatements or credits and work allowances given by Tenant.

      11.08. (a) In the event that in connection with Tenant's request for Landlord's consent pursuant to Section 11.06 hereof, Tenant submits to Landlord a duplicate of a proposed sublease or proposed assignment with respect to the proposed subletting or assignment set forth in Tenant's Article 11 Offer Notice and the provisions of such sublease or assignment (as, for example, the space, the term, or the Proposed Rent Rate) differ (by more than seven and one-half (7-1/2%) percent from the statements set forth in the Tenant's Article 11 Offer Notice, then in such event, Tenant's request for consent pursuant to Section
11.06 hereof shall be deemed to be an offer from Tenant to Landlord as to which Landlord shall have all of the options set forth in Section 11.05 hereof provided that Tenant may rescind such request (and its deemed offer) by giving notice thereof to Landlord within five (5) Business Days after the date of Landlord's response to Tenant's request provided further that Tenant shall have such right of rescission only on condition that Tenant's request for Landlord's consent shall expressly reference Tenant's intention to exercise such right of rescission in the event that Landlord notifies Tenant of Landlord's exercise of Landlord's options under Section 11.05 hereof.

            (b) If Landlord fails to exercise any of its options under Section
11.05 hereof, and Tenant fails to request Landlord's consent to an assignment or sublease on the terms and conditions set forth in Tenant's Article 11 Offer Notice within nine (9) months from the date of Landlord's response to Tenant's
Article 11 Offer Notice, Tenant shall again comply with all of the provisions and conditions of Section 11.05 hereof before assigning this Lease or subletting all or part of the demised premises.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

      11.09. If Tenant defaults in the payment of any rent and such default remains uncured beyond the expiration of the applicable grace period, then Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein. The receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder except to the extent of rent applied or the acceptance of that party as a direct tenant.

      11.10. Landlord shall not disclose to third parties (other than Landlord's managing agent, leasing agent, accountants and attorneys) any financial information or any other confidential information regarding Tenant's business furnished to Landlord under this Article 11 except to the extent required by Legal Requirements or under subpoena in connection with a legal proceeding and Landlord will instruct its managing agent, leasing agent, accountants and attorneys not to disclose any such information except as hereinbefore expressly permitted.

                                   ARTICLE 12

                              Intentionally Omitted


                                   ARTICLE 13

                         ADJACENT EXCAVATION -- SHORING

      13.01. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or (provided Tenant continues to have access to the demised premises) diminution or abatement of rent. Landlord shall permit Tenant to be subrogated to the rights of Landlord against any such person to the extent that Landlord or Tenant shall have a claim for damages against such person. Landlord shall use reasonable efforts to induce the person causing or authorized to cause such excavation to minimize its interference with Tenant's use of the demised premises but Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be affected if Landlord's reasonable efforts are unsuccessful in connection therewith.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

                                   ARTICLE 14

                                  CONDEMNATION

      14.01. (a) In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents under Article 3 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken relative to the area of the demised premises prior to such condemnation or taking, subject to the provisions of Section 14.06 hereof. In the event that only a part of the Building shall be so condemned or taken, then (a) provided that more than (i) forty (40%) percent of the rentable area of the Building is so condemned or taken, Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within thirty (30) days following the date on which Landlord shall have received notice of vesting of title, provided that Landlord shall terminate the leases of tenants in the building (including Tenant and excluding Landlord and Landlord's Affiliates) covering at least 66-2/3% of the rentable office space in the building, or (b) if such condemnation or taking shall be of a substantial part of the demised premises (i.e., twenty-five (25%) percent or more of the rentable area thereof) or of all reasonable means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under
Article 3 shall be abated to the extent hereinbefore provided in this Article 14, subject to the provisions of subsection 14.01(b) hereof. In the event that less than all of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises to a self-contained rental unit and/or the access thereto as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

            (b) Notwithstanding anything to the contrary in this Article 14, for purposes of calculating the abatements (whether partial or total) of fixed annual rent under subsection 14.01(a) hereof allocable to the Permanent Rental Period, as defined in subsection 10.02(b) hereof, the partial amounts of the fixed annual rent defined as the "Unabated Fixed Rent" in subsection 10.02(b) hereof shall not be considered and such Unabated Fixed

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

Rent shall in no event be subject to any of the abatements whether partial or total, set forth in subsection 14.01(a) hereof. It is understood and agreed that during any period of partial or full abatement of fixed annual rent under subsection 14.01 hereof occurring during the Permanent Rental Period or any portion thereof, Tenant shall continue to be obligated to make monthly payments of the Unabated Fixed Rent pursuant to the terms of this Lease.

      14.02. (a) In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

            (b) If this Lease shall be terminated during the Permanent Rental Period pursuant to this Article 14 by the exercise of the rights of termination granted to either Landlord or Tenant hereunder, then, in such event, Tenant shall pay to Landlord, prior to, and as a condition of, the occurrence of such termination, an amount equal to the Termination Fixed Rent (as defined in subsection 10.02(b) hereof) as of the date of such termination, subject to the provisions of subsection 41.14(b) hereof.

      14.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Nothing contained herein shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any Tenant's property included in such taking, and for any moving expenses provided such claim does not reduce Landlord's claim.

      14.04. If the whole or any part of the demised premises shall be acquired or condemned temporarily during the term of this Lease for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the term hereof shall not be reduced or affected in any way and Tenant shall continue to pay in full all fixed annual rent and additional rent payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

            (a) if the acquisition or condemnation is for a period not extending beyond the term of this Lease and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
fixed annual rent and additional rent payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the demised premises which would necessitate an expenditure to restore the demised premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the demised premises as provided in subsection 14.01(a) hereof; or

            (b) if the acquisition or condemnation is for a period extending beyond the term of this Lease, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of subsection 14.04(a) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the demised premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the demised premises.

      14.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the demised premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

                                   ARTICLE 15

                       ACCESS TO DEMISED PREMISES; CHANGES

      15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are concealed behind walls and ceilings of the demised premises or, if such concealment is reasonably impracticable, installed adjacent to such walls and ceilings provided that same shall be furred and the usable area of the demised premises is not reduced more than by a de minimis extent. Landlord shall install such pipes, ducts and conduits by such methods and at such locations as will minimize interference with and impairment of Tenant's layout and use of the demised premises. Landlord or its agents or designees shall have the right, upon reasonable prior notice to Tenant and accompanied by a representative of Tenant if Tenant shall make the same available, to enter the demised premises, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or to keep the Building in good repair as a

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
functioning office building, and shall also have the right to enter the demised premises after reasonable prior notice and, at the election of Tenant, with a representative of Tenant, if one is made available for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees or, during the twelve (12) months prior to the expiration of the term of this Lease, to prospective tenants of the demised premises. Subject to the provisions of the following sentence, Landlord shall be allowed to take all material into and upon the demised premises (provided such material is not stored in the demised premises overnight) that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. In connection with Landlord's access to the demised premises, Landlord's ability to perform repairs or alterations and Landlord's ability to bring materials into the demised premises pursuant to this
Section 15.01, Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant's use and enjoyment of the demised premises but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis, subject to the provisions of Section 7.05 hereof.

      15.02. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be unreasonably obstructed or cut off and that there shall result no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof, and that the size and/or configuration of the demised premises are not changed thereby (except to a de minimis extent).

      15.03. Landlord reserves the right to light, at Landlord's cost and expense, from time to time all or any portion of the demised premises at night for display purposes.

      15.04. Deleted Prior to Execution.

      15.05. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may, after attempting, if such attempt is reasonably practicable, to give Tenant oral notice, forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

      16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant or any guarantor of Tenant's obligations under this Lease shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant or such guarantor under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or such guarantors or of or for the property of Tenant or such guarantor shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant or such guarantor, at any time after the event continues for ninety (90) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted. whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

      16.02. This Lease and the term and estate hereby granted are subject to further limitation as follows:

      (a) whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default, or

      (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, in default of any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty
(30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of the Ground Lease (as defined in Section 25.06(a) hereof) or foreclosure of any superior mortgage, if Tenant shall not, (i) within twenty (20) days after Landlord shall have given Tenant notice thereof advise Landlord of Tenant's intention to remedy such situation, (ii) duly commence to institute such cure within said twenty (20) day period, and

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
thereafter diligently and continuously prosecute to completion such cure, and
(iii) complete such remedy within such time after the date of the giving of said notice to Landlord as shall reasonably be necessary, or

      (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 11, or

      (d) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within seven (7) business days after Landlord shall have given to Tenant a notice specifying the same, then in any of said cases set forth in the foregoing subsections (a), (b), (c) and (d) Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD, INJUNCTION

      17.01. If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the demised premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, which remains uncured after notice and beyond the expiration of the applicable cure period, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18.

      17.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. Except as otherwise expressly provided herein, the special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      17.03. If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this
Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, which remains uncured after notice and beyond beyond the expiration of the applicable cure period, all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, shall be applied by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

      17.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 18

                                     DAMAGES

      18.01. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, which remains uncured after notice and beyond the expiration of the applicable cure period, Tenant shall pay to Landlord as damages, at the election of Landlord, either

      (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value (i.e., discounted to present value using a discount rate equal to the Prime Rate at such time of reentry or termination) of the excess, if any, of

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (1) the aggregate of the fixed annual rent (subject to the provisions of Section 18.02 hereof) and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes and Operating Expenses shall be presumed to increase at the average of the annual rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

            (2) the aggregate fair rental value of the demised premises for the same period, or

      (b) sums equal to the fixed annual rent (subject to the provisions of Section 18.02 hereof) and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. If the demised premises or any part thereof be re-let by Landlord to an unrelated third party for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

      18.02. Notwithstanding anything to the contrary contained in Section 18.01 hereof, if this Lease is terminated or if Landlord shall re-enter the demised premises during the Permanent Rental Period, then Tenant

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
shall pay to Landlord, immediately upon such termination or re-entry (and not in accordance with the schedule for payment of damages set forth in Section 18.01 hereof), the portion of the fixed annual rent equal to the Termination Fixed Rent as of the date of such re-entry or termination, subject to the provisions of subsection 41.14(b) hereof.

      18.03. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

      19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease and such default remains uncured after notice and beyond the expiration of the applicable cure period, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and of Landlord's intention to exercise its self-help right pursuant to this
Section 19.01 and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within twenty (20) days after rendition of a bill to Tenant therefor.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

                                   ARTICLE 20

                                 QUIET ENJOYMENT

      20.01. Landlord covenants and agrees that subject to the terms and provisions of this Lease, Tenant may peaceably and quietly enjoy the demised premises and Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) the provisions of Article 25 hereof with respect to ground and underlying leases and mortgages which affect this Lease.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

      21.01. So long as this Lease is in full force and effect, Landlord shall, at its cost and expense:

            (a) (i) maintain and operate the heating system serving the demised premises, and shall furnish heat in the demised premises as may be reasonably required for comfortable occupancy of the demised premises during Business Hours of Business Days. Landlord covenants and agrees that the portion of the Building heating system (the "Premises Heating System") servicing the demised premises shall be in good working order and in compliance with all Legal Requirements on or before the day that Tenant shall commence the conduct of its business in the demised premises, and that Landlord shall maintain and repair the Premises Heating System in good working order and condition and in compliance with all Legal Requirements throughout the term of this Lease and that the Premises Heating System shall be capable of maintaining inside conditions of approximately 65(degree)F dry bulb when the outside winter temperature is 0(degree)F dry bulb. The foregoing capabilities of the system are based upon and limited to the continuous closure of all exterior windows. "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. If Tenant shall require heat service at any other time, Landlord shall furnish such service for such times provided Tenant shall give Landlord notice thereof for overtime evening service on any Business Day prior to 1:00 P.M. of such Business Day and for such overtime service on weekends or holidays prior to noon on the next preceding Business Day, and Tenant shall pay to Landlord within fifteen (15) days after demand for such overtime service as set forth in the following sentence. As of the date hereof, Landlord's Building Standard charge for overtime heating is $25 per hour per floor (four (4) hour minimum required) subject to increase after the date hereof from time to time equal to 103% of actual increases after the date hereof in Landlord's out-of-pocket costs to provide same (but in no event shall such charge exceed the Building Standard charge therefor).

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (ii) furnish air-conditioning in the demised premises as follows:


                  1. Landlord shall furnish air-conditioning in the 7th and 8th floors of the Building through the eight (8) ceiling hung units, Model C15G3B made by Cool Air Corp (herein called the "Air-Cooled Units") installed therein as part of Tenant's Work which shall provide air-conditioning service only to the 7th and 8th floors. Tenant shall operate such Air-Cooled Units which shall be operable on a 24-hour basis. The Air-Cooled Units shall be capable of providing air-conditioning service during the term of this Lease in accordance with the design specifications for same. All electricity used in connection with the operation of the Air-Cooled Units shall be obtained by Tenant at Tenant's expense pursuant to the provisions of Article 4 hereof. After the installation of same in accordance with Legal Requirements and with Tenant's final plans, the maintenance and repair of the Air-Cooled Units shall be performed by Landlord and the costs of such maintenance and repair shall be borne by Landlord except that if Tenant shall operate such Air-Cooled Units at times other than Business Hours of Business Days, Tenant shall be liable to pay to Landlord, as additional rent hereunder within ten (10) days after demand therefor, for such overtime service (i.e., the operation of each Air-Cooled Unit for more than an aggregate of 3,000 hours per calendar year for each such Unit) at the rate of twenty-eight ($0.28) cents per hour per Unit on a Unit-by-Unit basis except that Landlord shall permit Tenant a credit in the following amounts per annum per unit to be applied against such aggregate annual overtime costs on a Unit-by-Unit basis, as follows:

                 7th Floor                              8th Floor
                 ---------                              ---------

            Unit  1 - $87.36 p/a                 Unit   1 -  $56.00 p/a
            Unit  2 - $72.80 p/a                 Unit   2 - $109.20 p/a
            Unit  3 - $36.40 p/a                 Unit   3 -  $56.00 p/a
            Unit  4 - $36.40 p/a                 Unit   4 -  $36.40 p/a

                  The location of each of the above-mentioned Units is set forth on Schedule F annexed hereto and made a part hereof.

                  If the commencement or termination of this Lease shall occur on any day other than the first day or the last day of a calendar year, respectively, then the foregoing calculation shall be prorated.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

                  2. Landlord shall furnish air-conditioning in the portion of the 9th floor comprising the demised premises through a 30-ton water-cooled air-conditioning unit (hereinafter called the "Water-Cooled Unit") located within the demised premises which operates off condenser water provided by Landlord from a central cooling tower servicing the Building and which services the portion of the demised premises located on the ninth (9th) floor and the westerly portion of the ninth (9th) floor of the building directly contiguous to the 9th floor portion of the demised premises (the "Continuous A/C Premises"). The condensing unit for the Water-Cooled Unit will function when seasonably required on Business Days, from 8:00 A.M. to 6:00 P.M. and shall be capable of providing condenser water as set forth in the specifications annexed hereto as Schedule
            O. Landlord shall maintain and keep the Water-Cooled Unit in good order and repair and shall maintain and operate the Water-Cooled Unit, subject to the design specifications of the systems and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities (but not in excess of programs customarily followed by owners of office buildings comparable to the Building). All electricity used in connection with the operation of the Water-Cooled Unit shall be obtained by Tenant at Tenant's expense subject to the provisions hereof pursuant to the provisions of Article 4 hereof, i.e., by separate submeter to be installed by Landlord prior to the date that Tenant shall occupy the demised premises for the conduct of its business. During any period that the Contiguous A/C Premises shall be unoccupied, Tenant shall bear 100% of such electricity costs for operation of the Water-Cooled Unit during Business Hours of Business Days provided, however, that Landlord agrees that during such period the air ducts servicing the Contiguous A/C Premises from the Water-Cooled Unit shall be blocked off. During any period that the Contiguous A/C Premises are occupied, such electricity costs shall be prorated on a rentable square foot basis for operation of the Water-Cooled Unit during Business Hours of Business Days. In the event that Tenant shall require air-conditioning service on the 9th

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
            floor portion of the demised premises on days other than Business Days or on Business Days but during the hours other than from 8:00 A.M. to 6:00 P.M., then Tenant shall be capable of operating the Water-Cooled Unit automatically by switch control and Landlord shall equip the Water-Cooled Unit with a mechanism to record the periods of overtime use requested by Tenant and if same is so operated by Tenant, Tenant agrees to pay Landlord's charges for such overtime service at the Building as additional rent. As of the date of this Lease, Landlord's Building Standard charge for overtime air-conditioning service is seven cents ($0.07) per hour per ton for each Water-Cooled Unit serving the 9th floor portion of the demised premises, subject to increase from time to time after the date hereof equal to 103% of actual increases in Landlord's out-of-pocket costs to provide same (but in no event shall such charge exceed the Building Standard charge therefor).

      (b) provide reasonable passenger and freight elevator service to the demised premises during Business Hours of Business Days, and there shall be at least one passenger elevator subject to call at all other times. Landlord agrees not to modify the existing passenger elevator service serving the demised premises in any way which would reduce the passenger elevator service to the demised premises below current industry standard, i.e., one passenger car per 45,000 occupied rentable square feet, and Landlord agrees not to reduce the number of elevator cabs servicing the demised premises to below three (3) cabs, subject to the provisions of Section 21.03 hereof. The use of the elevators shall be on a non-exclusive basis and shall be subject to the Rules and Regulations, and the use of the freight elevators shall be on a first-come, first-served basis. If the Building supplies manually operated elevator service, Landlord may at any time substitute automatic control elevator service, without reducing or otherwise affecting any of Tenant's obligations hereunder. Use of the freight elevators by Tenant during non-Business hours and on non-Business Days shall be provided by Landlord to Tenant on a first-come, first-served basis upon advance notice to Landlord, and Tenant shall pay, as additional rent hereunder within fifteen (15) days after demand the following charges therefor: as of the date hereof, Landlord's Building Standard overtime freight elevator charge is at the rate of $55 per hour, with a minimum of four (4) hours on non-Business Days, subject to increases after the date hereof from time to time, equal to 103% of increases after the date hereof in Landlord's actual out-of-pocket costs to provide same (but in no event shall such charge exceed the Building Standard charge therefor).

            Tenant has informed Landlord that Tenant anticipates daily deliveries to the demised premises of no more than 3,000 copies of Tenant's newspapers during any non-Business Hours of Business Days and at any time during non-Business Days and Landlord agrees, subject to the provisions of this paragraph, that a passenger elevator may be used for same. Landlord shall designate a passenger elevator car to be used for such deliveries (the

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

"Delivery Car") and Landlord shall provide and install interior cab padding in such passenger car on a daily basis prior to such delivery. Subject to Force Majeure Causes and emergencies, the Delivery Car shall during non-Business Hours be used only for such after-hours delivery and Tenant shall be liable to ensure that the deliveryperson making such delivery shall effect same by use of his or her rubber-wheeled hand-truck and that such deliveryperson shall lay protective rubber walk-off mats, to be provided by Landlord and to be stored in a location near the Building entrance lobby rendering same reasonably easily and promptly accessible to such delivery person, for the purpose of protecting the carpeting of the Building lobby during such access and egress by such deliveryperson. Tenant shall also ensure that such deliveryperson shall remove such protective mats upon completion of the delivery each evening. Tenant shall be responsible for the cost of repairing all damage to the Building including, without limitation, the Building lobby and the Delivery Car caused by, or resulting from, such delivery and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, claim, damage. cost and liability resulting from same. Notwithstanding anything to the contrary contained in this paragraph, Landlord may, in its sole discretion, from time to time upon reasonable advance notice to Tenant, modify the manner in which Tenant shall have the right pursuant to this paragraph to make such delivery including, without limitation, substituting another passenger elevator car or a freight elevator car to be used as the Delivery Car, provided that Landlord provides to Tenant elevator access to the demised premises for the purpose of such delivery without Tenant's incurring overtime Building freight elevator charges or any other Building charges therefor, and without diminishing the rights granted to Tenant pursuant to this paragraph (except to a de minimis extent).

            (c) (i) cause the demised premises, including the exterior and the interior of the windows thereof, to be cleaned in accordance with the provisions of Schedule D hereof. Landlord shall not be required to clean any portions of the demised premises used for the preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations or private lavatories or toilets. Tenant shall pay to Landlord within 15 days after demand the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of (i) negligence on the part of Tenant or its subtenants or its or their employees or visitors, (ii) the use of portions of the demised premises for special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) cleaning of materials or finishes installed by Tenant or at its request which cleaning is not required under Schedule D hereof, and (b) removal from the demised premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times, and (c) the use of the demised premises by Tenant other than during Business Hours on Business Days but only to the extent such usage actually increases the amount of cleaning required to be performed in the demised premises by more than an insignificant amount.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (ii) If the cleaning contractor employed by Landlord shall, in the reasonable judgment of Tenant, materially fail to satisfy the requirements of Schedule D annexed hereto, then Tenant shall have the right to give Landlord written notice of such failure, which notice shall set forth in reasonable detail the items which evidence such failure. Landlord shall have ninety (90) days to cure, or to cause its cleaning contractor to cure, such failure in all material respects. During such 90-day period, Tenant shall cooperate with Landlord in its effort to cure such failure by responding promptly to any reasonable inquiries made to Tenant with respect to the cleaning service. If, after the expiration of such 90-day cure period, such cleaning contractor shall, in Tenant's reasonable judgment, not have cured such failure in all material respects, then Tenant shall give Landlord notice thereof, and unless Landlord disputes Tenant's determination as hereinafter set forth, Landlord shall, within ninety (90) days of receipt of Tenant's notice replace the cleaning contractor in question for the entire Building. If, however, in Landlord's reasonable judgment, such cleaning contractor shall have cured such failure within such 180-day cure period in substantially all material respects, or if, in the first instance, Landlord disputes the fact that such cleaning contractor failed to satisfy the requirements of Schedule D hereto, then Landlord shall notify Tenant thereof, and either party shall have the right to submit the dispute to arbitration, in accordance with the provisions of Article 38 hereof. If the arbitrators shall make a determination in Tenant's favor, then Landlord and Tenant agree that Tenant's sole remedy shall be for Landlord to replace the cleaning contractor in question for the entire Building within ninety (90) days from the date of such determination. If, however, the arbitrators shall make a determination in Landlord's favor, then in such event, Landlord shall not be obligated to replace the cleaning contractor in question.

            (d) Landlord, its cleaning contractor and their employees shall have access to the demised premises after 5:30 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the demised premises reasonably required to clean the demised premises as required under paragraph (c) of this subsection 21.01.

            (e) Landlord agrees to repaint the painted surfaces on the lower two floors of the Building facade after the Commencement Date and Landlord agrees that the costs of such repainting shall not be includible in Operating Expenses.

            (f) Furnish hot and cold water for lavatory, drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the reasonable cost of the meter or meters and the installation thereof, and to pay for the reasonable maintenance of said meter equipment. Tenant shall reimburse Landlord for 103% of Landlord's actual costs to provide all water consumed, as measured by said meter or meters, including sewer rents, (but in no event shall such charge exceed the Building Standard charge therefor).

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

      21.02. Intentionally omitted.

      21.03. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder and without abatement of fixed annual rent, or additional rent, to stop or interrupt or reduce service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the demised premises, or to stop or interrupt or reduce any other services required of Landlord under this Lease (whether or not specified in this Article 21) whenever and for so long as may be necessary, by reason of (i) accidents, emergencies, or strikes, (ii) the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary to maintain and operate the Building, (iii) difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or (iv) any other cause beyond Landlord's reasonable control, whether similar or dissimilar; provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the demised premises. Landlord agrees that the provisions of
Section 7.05 shall apply with respect to the performance of any such work.

      21.04. It is expressly agreed that no persons, firms or corporations other than those who have been approved by Landlord (such approval not to be unreasonably withheld or delayed) will be permitted to furnish laundry, linen, towels, and other similar supplies and services to tenants and licensees in the Building. Landlord may fix, in its reasonable discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished.

      21.05. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement and cleaning (other than those cleaning services Landlord is obligated to furnish) provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor for such services without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

      21.06. Landlord shall maintain, operate and manage the Building in a manner consistent with that of other comparable office buildings in Manhattan. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

      21.07. Tenant shall have access to the demised premises on a 24-hour-per-day basis, subject to Landlord's reasonable security measures.

      21.08. Landlord shall not unreasonably withhold its consent to the installation in the demised premises by Tenant at Tenant's sole cost and expense of a warming pantry (which may include a microwave and refrigerator) together with a lunchroom unit provided that:

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (a) the use thereof shall be confined to Tenant's officers, Tenant's employees and business invitees;

            (b) the operation thereof shall not involve the installation of any flues or other ventilation equipment or facilities, and shall not cause any food, cooking or other odors to emanate from the demised premises to other parts of the Building; and

            (c) Tenant shall from time to time engage such first-class extermination services as shall be necessary to protect the demised premises against rats, mice, roaches and other insects or vermin.

            (d) Tenant may install vending machines as a service exclusively for Tenant's employees and business invitees.

      21.09. Tenant shall have the right to maintain on the Building directory Tenant's Proportionate Operating Share of listings for such directory, at no cost to Tenant.

      21.10. Notwithstanding anything in this Lease contained to the contrary, if, as result of (a) the failure of Landlord to provide heating or air-conditioning service, passenger or freight elevator service or any utility services required to be provided under this Lease or to make any repairs or maintenance Landlord is obligated to make under this Lease, (b) any repair, alteration or other work performed by Landlord or its agents, employees or contractors in the Building or in the demised premises, or (c) any negligent act or omission of Landlord or its agents or employees, the demised premises or any portion thereof of no less than 7,500 rentable square feet shall become untenantable or unusable for Tenant's business purposes for a period in excess of ten (10) consecutive Business Days and the cause thereof shall not be any negligent act or omission of Tenant, its agents, representatives or employees ("Tenant's Acts") or any reason set forth in Article 34 of this Lease, and Tenant shall give Landlord notice of such untenantability or unusability and shall vacate the demised premises or any such portion thereof for the period of such untenantability or unusability, then, in such event the fixed annual rent payable pursuant to Section 1.01 hereof and Tenant's Tax Payment and Tenant's Expense Payment allocable to such portion of the demised premises on a pro rata rentable square foot basis shall abate from and after the first (1st) Business Day of such untenantability or unusability until the demised premises or any such portion thereof shall be rendered tenantable or usable for Tenant's business purposes. In the event of any such event described in this Section 21.10, Landlord agrees to use reasonable diligent efforts to complete the cure thereof and to be bound by, and subject to, the provisions of Section 7.05 hereof in connection with Landlord's cure of such failure.

      21.11. Landlord covenants and agrees to provide, at Landlord's cost subject to recoupment under Article 3 hereof, a concierge or Building lobby attendant at the 345 Park Avenue South entrance of the Building 24 hours a day, 365 days a year.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

      21.12. Landlord agrees that Tenant may install, at Tenant's sole cost and expense, cable television in the demised premises for Tenant's use subject to Landlord's reasonable approval of the plans and location for such installation.

                                   ARTICLE 22

                                   DEFINITIONS

      22.01. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall, from and after such transfer, be and hereby is entirely freed and relieved of any and all covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

      22.02. The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days recognized as holidays under the applicable (as determined by the issue or matter in question) union contract.

      22.03. "Interest Rate" shall mean a rate per annum equal to the lesser of
(a) 2% above the commercial lending rate (herein referred to as the "Prime Rate") announced from time to time by Bankers Trust Company, as its prime rate for 90-day unsecured loans, or (b) the maximum applicable legal rate, if any.

      22.04. "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, including, without limitation, The Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. ss.ss. 12101 et seq. (herein called the "Disabilities Act"), which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto.

      22.05. "CPI" shall mean the Consumer Price Index for All Urban Consumers ("CPI-AUC"), New York, New York-Northeastern New Jersey, All Items (1982-1984=100), issued and published by the Bureau of Labor Statistics of the

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

United States Department of Labor. In the event that CPI-AUC ceases to use a 1982-84 base rate of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in CPI-AUC, then the CPI-AUC shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI-AUC in effect at the date of this Lease not been altered. If CPI-AUC is not available, the term CPI shall mean (i) a successor or substitute index to CPI-AUC, appropriately adjusted; or (ii) if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication, selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld or delayed), evaluating the information theretofore used in determining CPI-AUC.

      22.06. "Landlord Affiliate" shall mean any entity controlled by, which controls or which is under common control with Landlord. For purposes hereof, control means ownership directly or indirectly of 50% or more of the outstanding voting stock, partnership interests or other beneficial interests of the entity in question.

                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

      23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                    BROKERAGE

      24.01. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker, or agent other than Galbreath Riverbank, L.P. (which is currently representing Landlord) and Williams Real Estate Company (hereinafter collectively called the "Brokers") in connection with the consummation of this Lease and the negotiation thereof, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees and disbursements) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the Brokers in the event of a breach of the foregoing representation.

      24.02. Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys' fees and disbursements) or liability for any compensation, commissions or charges claimed by any broker or agent, claiming to have dealt with Landlord with respect to this Lease or the negotiation thereof.

      24.03. Landlord shall be responsible for any commission or fee payable to the Brokers pursuant to separate agreements between Landlord and the Brokers.

      24.04. The provisions of this Article 24 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 25

                                  SUBORDINATION

      25.01. Provided and only so long as the so-called non-disturbance agreements referenced in Section 25.06 are in full force and effect and subject to the provisions of Section 25.06 hereof, this Lease is and shall be subject and subordinate to the Ground Lease (as hereinafter defined) and all ground or underlying leases which may hereafter affect the real property of which the demised premises form a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

      25.02. In the event of a termination of any ground or underlying lease where the ground lessor has provided to Tenant a so-called non-disturbance agreement as set forth in Section 25.06 hereof, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage where the mortgagee has provided to Tenant a so-called non-disturbance agreement as set forth in Section 25.06 hereof, or if the holder of any mortgage acquires a lease in substitution therefor where the mortgagee has provided to Tenant a so-called non-disturbance agreement as set forth in Section 25.06 hereof, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it on the then-executory terms and conditions of this Lease for the remainder of the term provided such successor is entitled to possession of the demised premises and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, If any, then remaining. The foregoing provisions of clause (i) of this Section
25.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument snail be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, reasonably satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

      25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

            (a) liable for any act, omission or default of any prior landlord provided, however, that the foregoing provisions of this subsection 25.03(a) shall not be deemed to exculpate the successor landlord from the obligation to cure any condition in the Building which continues to give rise to a default after the date the successor landlord acquires its interest; or

            (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord other than the abatements provided in
Section 1.01 hereof or otherwise as expressly set forth in this Lease; or

            (c) bound by any fixed annual rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

            (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval except with respect to any cancellation or surrender of this Lease made pursuant to any express right expressly set forth in this Lease.

      25.04. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications, provided that such modifications do not (i) increase the monetary obligations of Tenant or (ii) except to a de minimis extent (A) increase the non-monetary obligations of Tenant hereunder or (B) decrease the rights of Tenant or the obligations of Landlord hereunder.

      25.05. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy to completion or cause to be remedied to completion such act or omission. Tenant shall not exercise any right pursuant to this Section
26.02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

      25.06.(a) Landlord represents that (i) the only superior lease currently affecting the Land or the Building is that certain lease dated July 1, 1964 between PARK 25TH ASSOCIATES, as landlord, and Sally Nadel, as tenant, and which lease was assigned by Sally Nadel to 345 PARK SOUTH ASSOCIATES by assignment dated July 1, 1964 and which lease was further assigned by 345 PARK SOUTH ASSOCIATES to 345 PARK AVENUE SOUTH PARTNERSHIP by assignment dated June 30, 1982, and which lease was further assigned by 345 PARK AVENUE SOUTH PARTNERSHIP to Landlord's predecessor-in-interest The Armory Building Limited Partnership, by assignment dated May 20, 1985, as amended by a First Amendment of Lease dated May, 1989 between Park 25th Associates, as landlord and The Armory Building Limited Partnership, Landlord's predecessor-in-interest, as tenant (herein called the "Ground Lease"); (ii) there are no leasehold mortgages currently affecting Landlord's interest as tenant under the Ground Lease; and (iii) there are no mortgages currently affecting the fee interest in the Land and Building other than a mortgage held by the lessor under the Ground Lease. Landlord shall use reasonable efforts to obtain a so-called non-disturbance agreement from the lessor under the Ground Lease (in the form annexed hereto as Schedule H hereof), and Tenant hereby agrees to pay any reasonable attorneys' fees of the lessor under the Ground Lease actually charged to Landlord pursuant to the Ground Lease in connection with obtaining such non-disturbance agreement. If Landlord shall fail to obtain any such non-disturbance agreement within thirty (30) days from the date hereof, Tenant may terminate this lease by providing notice thereof to Landlord within fifteen (15) days after the expiration of said 30-day period and this lease shall terminate as of the fifth (5th) Business Day following the giving of Tenant's notice and Landlord shall return to Tenant the Security Deposit and the first full month's rent submitted to Landlord hereunder, unless Landlord shall have obtained and delivered to Tenant such non-disturbance agreement within such five (5) Business Day period.

            (b) With respect to future leasehold mortgages affecting Landlord's interest in the Ground Lease and future ground and underlying leases, the subordination of this Lease to such future leasehold mortgages and future ground leases shall be conditioned upon the execution and delivery by and between Tenant and any such mortgagee or lessor of a so-called non-disturbance agreement in a form customarily used by such mortgagee or lessor provided same shall contain provisions no more onerous to Tenant (except to a de minimis extent) than, and shall be as beneficial to Tenant as, the provisions of Schedule L annexed hereto (in the case of mortgagees) or Schedule H annexed hereto (in the case of ground lessors). Tenant agrees to execute such agreements and return same to Landlord within twenty (20) days after Landlord's written request therefor. If Tenant shall fail to execute, acknowledge and return any such agreement within such twenty (20) day period, then Landlord may send a notice to Tenant indicating that, as of the tenth (10th) day following such second notice, this Lease shall be subordinate to such future leasehold mortgages or future leases, as the case may be, pursuant to the terms and conditions of such agreement, and Tenant shall be deemed to have executed and delivered such agreement to the lessor or mortgagee requesting such execution, notwithstanding the fact that Tenant has not, in fact, executed and delivered such agreement. If Tenant shall fail to execute, acknowledge and return any such agreement within such ten (10) day period then the provisions of the foregoing sentence shall apply.

                                   ARTICLE 26

                              ESTOPPEL CERTIFICATE

      26.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) Business Days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the annual fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer and without investigation, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

                                   ARTICLE 27

                     LEGAL PROCEEDINGS, WAIVER OF JURY TRIAL

      27.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to interpose a counterclaim in such proceeding will result in a waiver thereof.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

      28.01. Upon the expiration or other termination of the term of this Lease. Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear, damage required to be repaired by Landlord and damage by fire, the elements or other casualty and condemnation excepted, and Tenant shall remove all of its property as and to the extent herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

                                   ARTICLE 29

                              RULES AND REGULATIONS

      29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply with (i) the Rules and Regulations set forth in Schedule B attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt and (ii) the Building Rules and Regulations for Alterations attached hereto as Schedule G and such amendments or additions thereto as Landlord or Landlord's agents may adopt; provided that in either case any such further Rules and Regulations or such amendments or additions to the Building Rules and Regulations for Alterations do not conflict with Tenant's use of the demised premises as permitted hereunder or cause (except to a de minimis extent) (A) an increase in Tenant's obligations hereunder or (B) a decrease in Tenant's rights or Landlord's obligations hereunder, and provided, further, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations or Building Rules and Regulations for Alterations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable advance written notice of any additional Rules and Regulations or Building Rules and Regulations for Alterations shall be given to Tenant. Landlord agrees not to unreasonably withhold or delay any consent or approval required under the Rules and Regulations.

      Nothing in this Section 29.01 contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be generally enforcing against other office tenants in the Building.

      Any dispute between Landlord and Tenant with respect to the Rules and Regulations shall be resolved by arbitration pursuant to Article 38 hereof.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

      30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. Tenant may, however, commence arbitration under Section 30.02 or
Article 38 hereof, as the case may be, for the resolution of any dispute between Landlord and Tenant with respect to the reasonableness of Landlord's withholding of consent in any case where Landlord has expressly agreed in this Lease not to unreasonably withhold or delay its consent. Notwithstanding the foregoing, Tenant may make a claim for money damages against Landlord in any instance in which there has been a final judicial determination of a court of competent jurisdiction that Landlord has withheld or delayed its consent maliciously or in bad faith with respect to any consent that Landlord is asked to grant in accordance with this Lease and which such consent Landlord has expressly agreed in this Lease not to unreasonably withhold; provided, however, that in no event shall Landlord be liable for consequential, special or indirect damages.

      30.02. (a) If there is a dispute between Landlord and Tenant as to (i) the reasonableness of Landlord's refusal to consent to any assignment or subletting, or (ii) the reasonableness of Landlord's refusal to consent to any Alteration, in either event where Landlord has expressly agreed herein not to unreasonably withhold its consent, Tenant may, at its option, as its sole and exclusive remedy (subject to the provisions of the last sentence of Section 30.01 hereof), submit such dispute to arbitration in the City of New York under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association or any successor (the "AAA") (presently Rules 53 through 57 and, to the extent applicable, Section 19); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 54 shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the AAA by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the MA and was not objected to in accordance with the second paragraph of Rule 54; (iii) the Notice of Hearing referred to in Rule 55 shall be four (4) days in advance of the hearing;
(iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages; and
(vi) the decision and award of the arbitrator shall be final and conclusive on the parties.

            (b) The arbitrators conducting any arbitration shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. With respect to a dispute concerning the reasonableness of Landlord's refusal to consent to any assignment or subletting, each of the arbitrators shall have at least ten (10) years' experience in the business of managing real estate or acting as a real estate broker or real estate attorney dealing with first-class office buildings located in Manhattan. With respect to a dispute concerning the reasonableness of Landlord's refusal to give any approval of any Alteration with respect to which Landlord expressly agreed herein to be reasonable, each of the arbitrators shall be an architect or engineer with at least ten (10) years' experience in designing and performing Alterations in first-class office buildings located in Manhattan similar in size, quality and character to the Alteration which is the subject of the dispute. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration or other action or proceeding brought under this Article 30, and the expenses and fees of the arbitrators selected shall be shared equally by Landlord and Tenant. Notwithstanding any contrary provisions hereof (but subject to the provisions of the last sentence of Section 30.01 hereof), if Tenant shall submit such dispute to arbitration, then Landlord and Tenant agree that (i) the arbitrators may not award or recommend any damages to be paid by either party, (ii) in no event shall either party be liable for, nor be entitled to recover, any damages, and
(iii) Tenant's sole remedy arising out of such arbitrator's decision shall be the right to enter into the proposed sublease or assignment, or proceed on the basis that the requested approval relating to such Alteration had been granted, as the case may be.

                                   ARTICLE 31

                                     NOTICES

      31.01. Any notice, demand, consent, approval, disapproval, or statement (hereinafter collectively referred to as the "Notices") required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, each Notice shall be given, and shall be deemed to have been served and given (A) three (3) Business Days after such Notice is mailed by registered or certified mail, return receipt requested, deposited enclosed in a securely closed post-paid wrapper, in a United States Government general or branch post office, or official depository with the exclusive care and custody thereof, or (B) one (1) Business Day after such Notice is mailed by nationally recognized overnight courier, addressed to either party, at its address set forth on page 1 of this Lease. After Tenant shall occupy the demised premises for the conduct of its business, the address of Tenant for Notices, demands, consents, approvals or disapprovals shall be the Building, Attention: James Finkelstein. Either party may, by notice as aforesaid, designate a different address or addresses for Notices.

      31.02. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one or two other persons or entities designated in such request, such service to be effected as provided in Section 31.01 hereof.

      31.03. Pursuant to Section 31.02 hereof, a copy of each Notice to be served upon Landlord at its address on page 1 of this Lease shall also simultaneously be served upon Landlord at the following address: Bankers Trust Co., 280 Park Avenue -- 23 West, New York, New York 10017, Attn: Susan Cox, Vice President, and a copy of each Notice of default to be served upon Tenant pursuant to Article 16 hereof shall also be served upon Shea & Gould, 1251 Avenue of the Americas, New York, New York 10020, Attn: Lawrence J. Lipson, Esq.

                                   ARTICLE 32

                                    NO WAIVER

      32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of either Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The payment by Tenant or the receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations, subject to the provisions of Section 29.01 hereof. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

      33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

      34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, (6) act of God, or (7) any other cause beyond Landlord's reasonable control except financial inability, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused, except as otherwise provided herein. The reasons set forth in clauses (1) through (7) of this Section 34.01 are hereinafter called "Force Majeure Causes".

      34.02. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, (6) act of God, or (7) any other cause beyond Tenant's reasonable control except financial inability, Tenant shall be unable to fulfill its obligations to make any repairs or alterations which Tenant is obligated to perform under this Lease, this Lease and Landlord's obligations hereunder shall in no wise be affected, impaired or excused, except as otherwise provided herein.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

      35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                                NAME OF BUILDING

      36.01. (a) Except as otherwise expressly set forth in this Article 36, Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building, and the Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

             (b) Notwithstanding the provisions of subsection 36.01(a), provided and for so long as this Lease shall remain in full force and effect and the Tenant named herein and/or its Affiliates or Successor shall be in actual occupancy of no less than two (2) full floors of the Building, (i) such named Tenant or such Affiliate or Successor which is then in occupancy of at least two
(2) full floors of the Building shall have the right to install identifying signage on the glass transom above the 345 Park Avenue South entrance door of the Building and/or etched or otherwise placed on the glass entrance door of such 345 Park Avenue South entrance; provided that such signage shall contain only such named Tenant's name or the name of its Affiliate or Successor which is then in actual occupancy of at least two (2) full floors of the Building and of which the principal business is the publication or production of materials concerning the legal profession and/or the identification logo of same (and Landlord hereby approves the following name: "The New York Law Journal and The National Law Journal") and such named Tenant, Affiliate or Successor shall have obtained the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed, to plans and specifications for such signage reflecting the color, size, configuration, design and materials of such signage and Landlord hereby approves the size, configuration and design for same annexed hereto as Schedule J, and provided further that no other tenant identification signage shall be installed on the glass entrance door and glass transom of the 345 Park Avenue South entrance door to the Building (Any such signage permitted to be installed by the named Tenant, or its Affiliate or Successor may be removed from the Building at any time at Tenant's option, and shall be removed prior to the Expiration Date, in either case at Tenant's sole cost and expense and Tenant shall repair any damage to the Building caused by such installation or removal and restore same to its condition prior to such installation) and
(ii) Landlord shall not name the Building after, or give rights, to any person or entity constituting a "Direct Competitor" as hereinafter defined, to install its identifying signage on or above the 351 Park Avenue South entrance door to the Building or to install identifying signage on the exterior of the Building which is larger than that of Tenant, and (iii) Landlord shall not permit any other tenant in the Building which occupies 105% or less of the amount of rentable square feet of office space then-occupied by Tenant to install indentifying signage on the exterior of the Building which is larger than that of Tenant. For purposes hereof, "Direct Competitor" shall mean (A) American Lawyer and American Lawyer Media Group and any subsidiary of the foregoing of which the principal business is the publication of materials concerning the legal profession, and any entity, the name of which contains the phrase "American Lawyer" or "American Lawyer Media Group", (B) Los Angeles Daily Journal, (C) Chicago Daily Bulletin, (D) Lawyer's Weekly USA, (E) Prentice-Hall Law & Business, (F) Matthew Bender, and (G) any future newspaper which is competitive with The New York Law Journal or The National Law Journal.

                                   ARTICLE 37

                              RESTRICTIONS UPON USE

      37.01. It is expressly understood that no portion of the demised premises shall be used as, by or for (i) the retail activities of a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service (except in connection with the conduct of Tenant's business in the demised premises), travel or tourist agency, employment agency (other than a high class executive recruitment office), public restaurant or bar, commercial document reproduction or offset printing service (except in connection with the conduct of Tenant's business in the demised premises), vending machines (other than for use by Tenant's employees and business invitees), retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom (other than in connection with training of Tenant's employees), governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, or a company engaged in the business of renting office or desk space.

                                   ARTICLE 38

                                   ARBITRATION

      38.01. In the event of any dispute between Landlord and Tenant with respect to: (i) construction issues under Article 2 and Schedule C; (ii) the provisions of Article 29; and (iii) in each case specified in this Lease in which resort to arbitration shall be required or may be elected by either party (except as otherwise provided in Section 30.02 hereof), such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the AAA and the provisions of this Lease. Within ten (10) Business Days next following the giving of any notice by Landlord or Tenant stating that it wishes such dispute to be determined by arbitration under this Article 38, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said ten (10) Business Days, then the AAA shall select the arbitrator for the party failing to choose. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the AAA in Manhattan, New York for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator: the concurrence of or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Section 38.01 shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 38.01, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section 38.01, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

      38.02. If Tenant gives notice requesting arbitration as provided in
Section 38.01, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessors shall have the right to participate in such arbitration.

                                   ARTICLE 39

                                    INDEMNITY

      39.01. Subject to the waiver provided pursuant to Section 9.08 hereof, Tenant shall indemnify and save Landlord, its partners, directors, officers, principals, shareholders, agents and employees (herein called the "Indemnitees") harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants or employees, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term hereof in the demised premises, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the demised premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's contractors, licensees, agents, servants, or employees, and
(d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof and shall be subject to the waiver of subrogation set forth in Section 9.08 hereof; provided, however, that Tenant shall not be liable for any consequential, indirect or special damages by reason of this indemnity.

      39.02. Subject to the waiver provided pursuant to Section 9.08 hereof, Landlord shall indemnify, defend and save Tenant, its partners, directors, officers, principals, shareholders, agents and employees harmless from and against any claims against the foregoing indemnitees arising from the negligence or wilful misconduct of Landlord, its agents or employees. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof and shall be subject to the waiver of subrogation set forth in Section 9.08 hereof; provided, however, that in no event shall Landlord be liable for any consequential, indirect or special damages by reason of this indemnity.

      39.03. If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer are hereby deemed approved for purposes of this Section 39.03. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys.

      39.04. The provisions of this Article 39 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 40

                               MEMORANDUM OF LEASE

      40.01. Landlord and Tenant shall, at the request of the other party execute and deliver a statutory form of memorandum of this Lease form reasonably satisfactory to Landlord and Tenant for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. The filing fees and other expenses (other than attorneys' fees of the other party) shall be borne by the party requesting the filing of such memorandum.

                                   ARTICLE 41

                                  MISCELLANEOUS

      41.01. Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

      41.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

      41.03. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

      41.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      41.05. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

      41.06. Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

      41.07. Tenant represents and warrants that this lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

      41.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder and such default remains uncured beyond the expiration of the applicable grace period, then during the continuation of such event of default, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may, after notice to Tenant, apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

      41.09. This Lease shall not be binding upon Landlord or Tenant until the same is executed by Landlord and Tenant and an executed copy thereof has been delivered to Tenant and to Landlord. This Lease may be executed in counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

      41.10. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, including, without limitation, this Section 41.10, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

      41.11 Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 hereof shall operate to vest and rights in any successors or assignee of Tenant and (b) the provisions of this Article 41 shall not be construed as modifying any conditions of limitations contained in Article 16 hereof.

      41.12. This Lease constitutes the entire agreement between the parties with respect to the leasing of the demised premises.

      41.13. In connection with any examination by Tenant of Landlord's books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person except as may be required by any Legal Requirement or to a court or an arbitrator in a dispute between Landlord and Tenant; and Tenant will confirm or cause its agents and accountants to confirm such agreement in a separate written agreement if requested by Landlord.

      41.14. Notwithstanding anything to the contrary contained herein:

            (a) in the event that this Lease shall terminate for any reason whatsoever during the Permanent Rental Period, then Tenant shall pay to Landlord no later than five (5) days after the occurrence of such termination (unless an earlier date for such payment is expressly set forth in this Lease) an amount equal to the Termination Fixed Rent as of such termination date as set forth on Schedule E annexed hereto, subject to the provisions of subsection 41.14(b) hereof and

            (b) if, prior to March 1, 1997, Landlord shall cease to make payments under to that certain agreement of even date herewith between Landlord and Tenant (the "Side Agreement") of "Monthly Payments" and "Occupancy Payments", as defined in the Side Agreement, and thereafter (i) Landlord shall have the right to, and shall re-enter the demised premises pursuant to Article 16 or 17 hereof and (ii) this Lease shall be terminated, then, in such event, the Termination Fixed Rent shall be deemed to be the Termination Fixed Rent as of the date that Landlord's payments under the Side Agreement shall have so ceased.

                                   ARTICLE 42

                                    SECURITY

      42.01. Tenant shall deposit with Landlord either the sum of $510,417.00 or the "Security Letter", as defined in Section 42.02 hereof in such amount, as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease. Such security (including without limitation any cash portion remaining after application of the proceeds drawn down under the Security Letter) shall be deposited in a segregated interest-bearing account at Bankers Trust Company or, upon notice to Tenant, any money center bank and Landlord shall refund to Tenant the amount of such interest accrued on the monies so deposited once each calendar year upon written request from Tenant. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, and such default remains uncured after the expiration of the applicable grace period set forth herein, Landlord may, during the continuance of such event of default, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default after notice and beyond applicable grace periods or for any sum which Landlord may reasonably expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, after notice and beyond applicable grace periods including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If and to the extent that Landlord has not applied the security in accordance with the provisions hereof and Tenant shall have delivered to Landlord an executed document in recordable form terminating any memorandum of lease which Tenant shall have caused to be recorded pursuant to Article 40 of this Lease the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease or the earlier termination thereof and after delivery of entire possession of the demised premises to Landlord in accordance with this Lease. In the event of a sale of the Land and Building or leasing of the Building, Landlord shall have the right to transfer the security to the vendee or lessee who shall be bound by the provisions hereof, and Landlord shall upon such transfer be released by Tenant from all liability for the return of such security; and in such event Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security except in connection with an assignment of this Lease permitted hereunder and consented to by Landlord and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance except in connection with an assignment of this Lease permitted hereunder and consented to by Landlord. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $510,417.00.

      42.02. In lieu of the cash security deposit provided for in Section 42.01 hereof, Tenant may at any time during the term hereof deliver to Landlord and shall thereafter, except as otherwise provided herein or if Tenant shall, at any time, provide a cash deposit in lieu thereof, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance as set forth in Schedule N annexed hereto, in the amount of the security required pursuant to this Article 42 issued by a banking corporation satisfactory to Landlord and having its principal place of business or a duly licensed branch or agency thereof in the State of New York. Landlord agrees that CoreStates Bank and Credit Lyonnais S.A., New York Branch are satisfactory (such banks and any other bank approved by Landlord are herein called individually an "Approved Bank"). Such letter of credit shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's sight draft on the issuing bank together with a certificate from an officer of Landlord certifying that Landlord is entitled to draw down the Security Letter by reason of a default by Tenant under this Lease, after notice and the expiration of the applicable grace period, and such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof. If Landlord shall give Tenant notice that either the short-term or long-term Standard & Poor's rating of the Approved Bank, which is the issuer of the Security Letter, has decreased below the "Minimum Standard Rating", as hereinafter defined (together with evidence thereof), then Tenant shall, no later than fifteen (15) days from the receipt of such notice, deliver to Landlord a replacement letter of credit from a bank satisfactory to Landlord or a cash security deposit in the amount required hereunder provided, however, that if Tenant shall during such 15-day period request Landlord's approval of a proposed bank, and Landlord shall fail to respond to Tenant's request within three (3) Business Days after receipt of such request, such 15-day period shall be extended on a day-for-day basis for each day beyond such 3-Business Day period that Landlord shall fail to respond to Tenant's request for approval. For purposes hereof, the "Minimum Standard Rating" shall mean: (i) a long-term CD rating not below A; (ii) a short-term CD rating not below A-1; and (iii) a senior unsecured debt rating not below A. Except as otherwise provided in this
Article 42, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, an extension of such letter of credit or a replacement letter of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than forty-five (45) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one (1) year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement or extension of a Security Letter within the time limits set forth in this Section 42.02, Landlord, as its sole remedy, may draw down the full amount of the existing Security Letter and retain the same as security hereunder, subject to the provisions of this Section 42.02.

      42.03. In the event Tenant defaults after notice and beyond applicable grace periods in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, and such default remains uncured beyond any applicable grace period, Landlord may during the continuance of such event of default use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may reasonably expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that

Landlord may utilize the security represented by the Security Letter in the manner, for the purposes, and to the extent provided in this Article 42, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's sight draft drawn on the issuing bank together with a certificate from an officer of Landlord certifying that Landlord is entitled to draw down the Security Letter by reason of a default by Tenant under this Lease, after notice and the expiration of the applicable grace period.

      42.04. In the event that Tenant defaults after notice and beyond applicable grace periods in respect of any of the terms, provisions, covenants and conditions of the Lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 16 hereof, Landlord shall, in addition to exercising its rights as provided in Section 42.03, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by
Section 42.01.

      42.05. To the extent that the Security or any portion thereof has not been applied in accordance with this Article 42, and Tenant shall have delivered to Landlord an executed document in recordable form terminating any memorandum of lease which Tenant shall have caused to be recorded pursuant to Article 40 of this Lease the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease or the earlier termination hereof and after delivery of entire possession of the demised premises to Landlord in accordance with this Lease. In the event of a sale of the Land and Building or leasing of the Building, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee who shall be bound by the provisions hereof and Landlord shall upon such transfer be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter and in such event Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

                                   ARTICLE 43

                                    HOLDOVER

      43.01. In the event this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the demised premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the demised premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as fixed annual rent, an amount equal to the higher of (i) an amount equal to one hundred fifty (150%) percent of one-twelfth of the sum of the fixed annual rent and additional rent payable by Tenant during the last year of the term of this Lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the demised premises. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the demised premises as a holdover, the fixed annual rent for the use and occupancy of the demised premises during any holdover period shall be calculated in the same manner as set forth above.

      43.02 Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to Section 43.01 hereof shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.

                                   ARTICLE 44

                            TENANT'S WORK; WORK FUND

      44.01. Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workerlike manner, make and complete the Tenant's Work, as hereinafter defined, in accordance with the final plans, as hereinafter defined.

            Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications for the initial work to be performed by Tenant in the demised premises (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan") which shall contain complete information, and dimensions necessary for the construction and finishing of the demised premises and for the engineering in connection therewith. The final plan shall be submitted by Tenant to Landlord for Landlord's written approval, which approval shall be given or withheld in accordance with the provisions of Article 6 hereof. If Landlord shall fail to respond to Tenant's written request for approval of the final plans within ten
(10) Business Days after Landlord's receipt of such request, then Landlord shall be deemed to have granted such approval provided that Tenant's request therefor shall have expressly referenced this Section 44.01 and the aforementioned ten
(10) Business Day period and the consequences of Landlord's failure to timely respond. The provisions of the preceding sentence shall apply to Tenant's request for Landlord's approval of any revisions to the final plans provided that the ten (10) Business Day period set forth therein shall be reduced to five
(5) Business Days. Tenant shall promptly reimburse Landlord within fifteen (15) days after demand for any reasonable out-of-pocket costs and expenses incurred by Landlord to unrelated third parties in connection with Landlord's review of Tenant's final plan. If Landlord shall disapprove the final plan, Landlord shall set forth its reasons for such disapproval and itemize those portions of the final plan so disapproved. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the demised premises of materials or equipment which do not substantially equal or exceed the standard of quality adopted by Landlord for the Building (herein called "Building Standard") to the extent such standard does not exceed that adopted by landlords of comparable office buildings in Manhattan. Landlord has received from Tenant the following drawings: (i) Prepared by SPGA-MBA, dated 8/16/93: ML1 through 4; 7C; 7PT; 7RC; 7FP; 7F; 7DHS; 8DE; 8C; 8PT; 8RC; 8FP; 8F;
8DHS; 9DE; 9C; 9PT; 9RC; 9FP; 9F; 9DHS; B-1; D-1 through 17 (other than D-13); S-1 and S-2; (ii) Prepared by SPGA-MBA and countersigned by Martin A. Haber dated 8/23/93: M-1 through 5; E-1 through 12; SP-1 through 4; P-1 through 3. Such drawings are approved by Landlord except as noted on that certain memorandum dated September 29, 1993 from Landlord's managing agent to Landlord's attorney, a copy of which has been previously delivered to Tenant.

            In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises the work and installations (hereinafter called "Tenant's Work") specified in the final plan. Tenant agrees that Tenant's Work will be performed using reasonable efforts to minimize disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in at least the same operating condition as prior to the commencement of Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have representatives on the site to inspect Tenant's Work provided that such access and inspection shall not interfere with the performance of Tenant's Work and such representatives shall have free and unrestricted access to any and every part of the demised premises subject to the foregoing proviso in this sentence and provided further that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection, except to the extent of Landlord's negligence or wilful misconduct or that of its agents or employees. Tenant shall advise Landlord in writing of Tenant's general contractor and subcontractor(s) who are to do Tenant's Work, and same shall be subject to Landlord's prior written approval which approval will not be unreasonably withheld or delayed; such general contractor and subcontractors(s) shall, to the extent permitted by law, use employees for Tenant's Work who will work harmoniously with other employees on the job. If Landlord shall fail to respond to Tenant's written request for approval of a contractor written (10) Business Days after Landlord's receipt of such request, then Landlord shall be deemed to have granted such approval. Landlord approves Meli Borrelli Associates Inc., Ostreicher Realty or OD&P Construction to act as Tenant's construction manager or general contractor for Tenant's Work.

            Tenant shall at Tenant's sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article 44.

      44.02. The following conditions shall also apply to Tenant's Work:

            (a) intentionally omitted;

            (b) Tenant, at Tenant's expense shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (i) and (ii) hereof and of the engineer selected by Tenant for engineering of Tenant's Work, which approval shall be given or withheld in accordance with the provisions of Article 6 hereof. Landlord hereby approves Martin A. Haber of Meli Borrelli Associates Inc., as Tenant's engineer for Tenant's Work;

            (c) all Tenant's Work shall be performed by Tenant in accordance with the provisions of Article 6 hereof and Landlord's Building Rules and Regulations for Alterations;

            (d) Landlord agrees that there shall be no charge to Tenant for the use of the freight elevator during Business Hours of Business Days for the period of the construction of Tenant's Work (including, without limitation, for the movement of construction materials to the demised premises and the removal of construction debris) in reasonable amounts provided same shall not unreasonably interfere with the operations of the Building and the use thereof by other tenants in the Building) and of Tenant's initial move-in to the demised premises provided, however, that, except as otherwise expressly agreed in this subsection 44.02(d), Tenant's use thereof shall be governed by the provisions of Article 21 hereof. During the period of the performance of Tenant's Work and Tenant's initial move-in to the demised premises, Tenant shall pay to Landlord as overtime charges for use of the freight elevators during non-Business Hours and on non-Business Days Landlord's actual cost to provide same except that Tenant shall have free use of the freight elevators during Tenant's construction and/or move-in to the demised premises for up to thirty-two (32) overtime hours, subject to the provisions of Article 21 hereof. Overtime charges for Tenant's use of overtime freight elevator service during the performance of Tenant's Work and Tenant's initial move in may, at Tenant's option, be credited against the portion of the Work Allowance allocable to the Flexible Fund in accordance with Section 44.05 hereof.

            (e) Landlord shall impose no percentage override fee on Tenant based on the cost of Tenant's Work provided, however, that the foregoing shall not prohibit Landlord from requiring Tenant to pay to Landlord as additional rent hereunder Landlord's out-of-pocket costs for overtime expenses incurred by Landlord in connection with Tenant's Work during non-Business Hours, except as otherwise expressly provided in this Lease;

            (f) All modifications to the sprinkler system existing in the demised premises on the Commencement Date which are set forth in Tenant's final plans as approved by Landlord shall be performed by Tenant at Tenant's expense. Tenant will be liable for all costs in connection therewith including without limitation the cost of system shut down during non-Business Hours and on non-Business Days at the rate of $40.00 per hour per day;

            (g) If Tenant shall install, at Tenant's cost, an internal fire alarm system within the demised premises, same shall be included in Tenant's final plans for Landlord's approval in accordance with this Article 44, and Tenant shall, at Tenant's expense, wire same to a central point to be designated by Landlord in the fire stairs of the Building between the sixth and tenth floors, and Landlord shall, at Landlord's cost and expense, make the final connection thereof to the Building Class E System;

            (h) During the performance of Tenant's Work, Tenant shall be permitted, at Tenant's sole cost and expense, to construct a customary construction shed at a location within the demised premises, subject to Landlord's prior reasonable approval of the method, design and location of same;

            (i) During the performance of Tenant's Work and throughout the term of this Lease in connection with Tenant's Alterations, subject to complying with Legal Requirements, Tenant shall be permitted to use a reasonable portion of shaft space which is available for use by tenants in the Building for Tenant's communications cabling, cable TV cabling, Tenant's antenna wiring (pursuant to Article 48 hereof) and electrical and other wiring which Tenant shall request in writing from Landlord, subject to Landlord's approval thereof, such approval not to be unreasonably withheld or delayed, subject to the then-current and future anticipated needs of Landlord or of any then-current or future tenants with respect to such additional available shaft space in the Building, all such usage to be at no cost and expense to Landlord and in accordance with Landlord's reasonable rules and regulations for same;

            (j) Tenant shall have the right to install an internal staircase between any contiguous floors demised to Tenant in a location and pursuant to plans and specifications approved by Landlord, such approval not to be unreasonably withheld or delayed and to install a private bathroom in the demised premises in a location and pursuant to plans and specifications approved by Landlord, such approval not to be unreasonably withheld or delayed. Any such internal stairways (other than the stairway to be installed by Tenant between the seventh (7th) and eighth (8th) floors of the Building and such private bathroom) shall constitute Specialty Alterations as to which Landlord shall have the rights set forth in Section 6.04 hereof; and

            (k) Tenant shall be permitted, without charge by Landlord during Business Hours of Business Days, reasonable access to the sixth (6th) floor of the Building as necessary from time to time during the performance of Tenant's Work for installing electrical and communication wiring above the suspended ceiling of the sixth (6th) floor and for drilling poke-throughs in the 6th floor ceiling for electrical and communications distribution on the 7th floor to the extent such work is approved by Landlord as part of Tenant's final plans and provided that in the event that all or any portion of the 6th floor shall be leased, then Tenant's rights under this paragraph (k) shall be subject to reasonable restrictions imposed by Landlord in order to minimize interference with the use of such leased space by the future tenant thereof, and Tenant shall reasonably cooperate with any such future tenants in connection with performing any such work and scheduling any such access under this paragraph (k) hereunder. If Tenant shall require access to the 6th floor for such purpose during non-Business Hours or on non-Business Days, Tenant shall give Landlord reasonable prior notice and Landlord shall provide Landlord's supervisory personnel to monitor such after-hours access at Tenant's expense, not to exceed Landlord's Building Standard charge therefore. It is understood and agreed that Tenant shall not be responsible for removing and/or restoring any ceiling tiles on the 6th floor which Landlord shall cause to be taken down in connection with any installing and/or drilling any such poke-throughs in accordance with this subparagraph (k) but otherwise Tenant shall be liable to repair and restore any damage to the 6th floor premises resulting from such access. Landlord agrees that core drilling reasonably necessary for purposes of the provisions of this subparagraph (k) shall be permitted during Business Hours of Business Days during the performance of Tenant's Work subject to the foregoing provisions of this paragraph (k).

      44.03. It is understood that of the services to be furnished by Landlord referred to in Article 21 hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the demised premises for the conduct of its business. Tenant shall be responsible for removal of Tenant's refuse and rubbish during the period that Tenant's Work is in progress in the demised premises.

      44.04. Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the demised premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any reasonable out-of-pocket expense to unrelated third parties in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as additional rent hereunder. Landlord agrees to cooperate with Tenant, at no expense to Landlord, in connection with executing all necessary permits, approvals or applications required for the performance of Tenant's Work in accordance with the final plans as approved by Landlord. Landlord and Tenant acknowledge and agree that Tenant's Work and portions of Landlord's Post-Commencement Work shall be performed concurrently in the demised premises and accordingly Landlord and Tenant hereby agree to cooperate with each other in all reasonable respects such that the performance simultaneously of Landlord's Post-Commencement Work and Tenant's Work shall be coordinated in a reasonable manner.

      44.05. (a) Landlord shall provide Tenant an allowance in the amount of up to TWO MILLION FOUR HUNDRED EIGHT THOUSAND FIVE HUNDRED ($2,408,500) DOLLARS (herein called the "Work Allowance") [calculated as ($2,385,000 ($45 prsf of the office space) plus $23,500], which Work Allowance shall be applied against the cost and expense of the actual construction work performed by Tenant in connection with Tenant's Work in the Premises, provided, however, that a portion of the Work Allowance in an amount not to exceed twenty (20%) percent of the amount thereof may be applied by Tenant against the cost and expense of "Fees", as hereinafter defined. In the event that the cost and expense of such actual construction work and the Fees shall exceed the amount of the Work Allowance, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Work Allowance for Tenant's Work and such Fees, then the Work Allowance shall be reduced accordingly. For purposes hereof, "Fees" shall mean costs and expenses incurred in connection with Tenant's Work on account of architectural, engineering, design and other consultants' fees, filing fees, and Tenant's furniture, fixtures and equipment (including communications equipment) when and after same have been installed in the demised premises (except that commercially reasonable deposits or downpayments for same and for other materials used in Tenant's Work shall be collectible pursuant to this Section
44.05 as part of the Work Fund prior to installation provided the aggregate amount of such deposits or downpayments shall not exceed $250,000) and any payment required to be made by Tenant to Landlord for services provided under
Section 44.01 hereof. The Work Allowance shall be payable to Tenant or, at the written direction of Tenant, to Tenant's general contractor or construction manager, by wire transfer or by check subject to collection, at Landlord's election, upon written requisition, in installments of no less than $200,000 each (except for the penultimate such installment, which may be less than $200,000.00 and the last such installment which shall be in an amount not less than $50,000), as Tenant's Work progresses, but in no event more frequently than monthly, and in accordance with the provisions of subsection 44.05(c) hereof.
If the amount of such estimate exceeds $2,500,000, then Tenant shall simultaneously therewith furnish to Landlord written evidence reasonably satisfactory to Landlord of the availability of Tenant's funds sufficient to pay for the cost of Tenant's Work in excess of the Work Allowance, Landlord may withhold ten percent (10%) of the amount of each installment of the Work Fund requisitioned by Tenant (other than the final installment) as a retainage, except that (A) no retainage shall be withheld by Landlord on the portion of any requisition constituting Fees, (B) Landlord may not withhold such retainage if Tenant is withholding a retainage from the contractor to which such retainage by Landlord would otherwise apply, and (C) upon completion of each trade, Tenant may request, and Landlord shall pay from the Work Fund, subject to the provisions of this Section 44.05, the amount of any retainage previously withheld by Landlord in respect of such trade. Tenant's requests for payment of installments of the Work Fund shall
(i) list separately each trade for which payment is requested, (ii) indicate whether Tenant or Landlord is withholding a retainage in respect thereof, (iii) indicate which portions of such request are for Fees (as to which no retainage shall apply), and (iv) indicate which trades, if any, listed in such request have completed their portions of Tenant's Work.

            (b) At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof provided such access and inspection shall not interfere with the performance of Tenant's Work and shall have the right to withhold all or any portion of the Work Allowance as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in accordance with the final plans and in a good and workmanlike manner. Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of the access and inspection provided in this subsection 44.05(b).

            (c) In connection with the payment of the installments of the Work Allowance, Tenant shall prior to the payment to Tenant, or Tenant's general contractor or construction manager, at Tenant's direction, of the installment of the Work Allowance in question furnish to Landlord (1) invoices for the portion of Tenant's Work or Fees, as the case may be, referenced in such requisition,
(2) copies of paid invoices for the portion of Tenant's Work or Fees, as the case may be, referenced in the prior requisition, (3) partial lien waivers from the contractor or contractors performing the portion of Tenant's Work represented by such invoices releasing Tenant from liability for same, (4) a certificate signed by Tenant's architect and an officer of Tenant certifying that such portion of the Tenant's Work has been satisfactorily completed substantially in accordance with the final plan, and (5) prior to the payment of the final installment of the Work Allowance, (which shall not be less than $50,000), all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover (or in the event any such sign-off, certificate or permit is impossible to obtain by reason of the fact that there is no Certificate of Occupancy for the Building, then a compliance certificate under New York City Directive 14 in lieu thereof) including, without limitation, with respect to the work to be performed by Tenant pursuant to Sections 44.06, 44.07 and 44.08 hereof.

            (d) Notwithstanding anything to the contrary in this Section 44.05, it is understood and agreed that a portion of the Work Allowance in an amount up to $40,000 (herein called the "Flexible Fund") shall be permitted to be allocated by Tenant, at its sole election, to any and all costs incurred by Tenant associated with Tenant's Work, Tenant's relocation, or Tenant's use and occupancy of the demised premises including, without limitation, Fees; provided, however, that no portion of the Flexible Fund used for the payment of Fees shall be included in calculating whether Tenant has exceeded the twenty percent (20%) limit on the amount of the Work Fund permitted to be applied to Fees pursuant to
Section 44.05(a) hereof. The entire Flexible Fund shall be payable by Landlord to Tenant upon written requisition therefor by Tenant accompanied by invoices and/or billings (including without limitation billings for services provided by Landlord under this Lease for which Tenant is required hereunder to pay charges therefor) in an amount up to the amount of the Flexible Fund, and (except with respect to actual construction costs for portions of Tenant's Work requisitioned by Tenant from the Flexible Fund) Tenant shall not be required to submit the items set forth in clauses (1) through (5) of subsection 44.05 (c) hereof or any further documentation with request thereto as a condition for Landlord's payment thereof.

      44.06. In addition to the Work Allowance, Landlord shall allow Tenant an additional allowance of up to TWENTY THOUSAND ($20,000) DOLLARS (herein called the "Slab Allowance") to be applied against the cost and expense incurred by Tenant for actual construction costs to remove the existing internal stairway between the 6th and 7th floors and to slab over the existing slab cut on the 7th floor serving such internal stairway provided that such stairway removal and slabover work shall be performed in accordance with Legal Requirements and with plans approved by Landlord, such approval not to be unreasonably withheld or delayed. The Slab Allowance shall be payable by Landlord to Tenant after the substantial completion of such slabover work in accordance with such approved plans and upon submission to Landlord of a requisition thereof containing an invoice for same together with the documentation in connection with such stairway removal and slabover work set forth in clauses (2), (3) and (4) of subsection 44.05(c).

      44.07. In addition to the Work Allowance and the Slab Allowance, Landlord shall allow Tenant an additional allowance of up to Ten Thousand and no/l00 ($10,000.00) Dollars (herein called the "Demising Wall Allowance") to be applied against the actual cost and expense incurred by Tenant for actual construction costs to construct a demising wall on the 9th floor separating the portion of the demised premises located on such 9th floor from the balance of the rentable area on such floor, as shown on the floor plan of the 9th floor annexed as Schedule A to the Lease, provided that such work shall be performed in accordance with Legal Requirements and with plans approved by Landlord, such approval not to be unreasonably withheld or delayed. The Demising Wall Allowance shall be payable by Landlord to Tenant after the substantial completion of such work in accordance with such approved plans and upon submission to Landlord of a requisition thereof containing an invoice for same together with the documentation in connection with such work set forth in clauses (2), (3) and (4) of subsection 44.05(c).

      44.08. In addition to the Work Allowance, the Slab Allowance and the Demising Wall Allowance Landlord shall allow Tenant an additional allowance of up to THREE HUNDRED TWENTY THOUSAND ($320,000) DOLLARS (herein called the "HVAC Allowance") to be applied against the cost and expense incurred by Tenant to purchase and install the Air-Cooled Units in the 7th and 8th floors in accordance with Tenant's final plans. The HVAC Allowance shall be payable by Landlord to Tenant after the substantial completion of such installation in accordance with such approved plans and upon submission to Landlord of a requisition thereof containing an invoice for same together with the documentation in connection with such purchase and installment of the Air-Cooled Units set forth in clauses (2), (3) and (4) of subsection 44.05(c).

                                   ARTICLE 45

                                 BASEMENT SPACE

      45.01. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, for the term hereof, the portion of the Building located on the basement floor of the Building as shown hatched on the floor plan annexed hereto as Schedule I and which Landlord and Tenant hereby agree constitutes 880 usable square feet (hereinafter called the "Basement Space") upon all the terms of this Lease as modified by this Article 45. Tenant's occupancy of the Basement Space shall be subject to all of the terms and conditions set forth in the Lease and to the following additional terms and conditions:

            (a) Tenant shall accept the Basement in its "as is" condition as of the Commencement Date; and Landlord shall not be obligated to perform any work or incur any expense to prepare the Basement Space for Tenant's use except that Landlord shall perform asbestos removal in the Basement Space in accordance with Legal Requirements in order to deliver to Tenant a New York City Buildings Department Form ACP-5 with respect to the Basement Space based on Tenant's final plans issued with respect to the Basement Space, within ten (10) Business Days after Landlord shall have approved such plans, and Landlord shall provide and install one lighting fixture in the Basement Space and Landlord shall construct a Building Standard door and walls separating the Basement Space within forty-five (45) days after execution of this Lease and the receipt of the required non-disturbance agreement.

            (b) Commencing on the Escalation Rent Commencement Date and for the remainder of the term of this Lease, the fixed annual rent set forth in subsection 1.01(b) hereof shall be increased by the annual rate of Four Thousand Four Hundred ($4,400.00) Dollars per annum allocable to the Basement Space and, accordingly, the monthly installments of fixed annual rent shall be increased by the monthly amount of $366.67 per month.

            (c) Landlord shall supply electricity to the Basement Space for the lighting fixtures therein. Tenant shall pay to Landlord additional rent for the supply of electricity to the Basement Space for the lighting thereof at the annual rate of Five Hundred ($500) Dollars per annum, which shall be payable in equal monthly installments on the first day of each month in the same manner as prescribed in Article 1 with respect to fixed annual rent from and after the date that Landlord shall have substantially completed the demising wall and door for the Basement Space, without regard to the abatement set forth in subsection 1.01(b) thereof. Such additional rent on account of electricity supplied to the Basement Space shall be subject to increase from time to time in the same percentage as any percentage increase in the rate charged to Landlord for electricity supplied to the Building by the public utility supplying electricity to the Building;

            (d) Tenant shall make no alterations, installations, additions, or improvements in or to the Basement Space without Landlord's prior written consent and Landlord agrees to give or withhold such consent in accordance with the provisions of Article 6 hereof provided that such proposed alterations or installations in the Basement Space are of a nature which is not inconsistent with office storage areas;

            (e) Tenant shall use the Basement Space only for the purposes of customary office storage;

            (f) Tenant may not assign its rights with respect to the Basement Space (except in connection with a permitted assignment of this lease) or sublease the same or allow the same to be used by others (except that the entire Basement Space may be sublet to a permitted subtenant of Tenant of no less than 22,000 rentable square feet of the demised premises) without the prior written consent of Landlord; and

            (g) Except for elevator service and electricity as hereinabove provided, Landlord shall not be responsible for the rendition or delivery of any services or utilities to the Basement Space whatsoever, including, without limitation, water, heating, ventilation, air-conditioning, or cleaning.

                                   ARTICLE 46

                             RIGHT OF FIRST OFFERING

      46.01. For purposes of this Lease, the term "First Offering Space" shall mean the remainder of the rentable area on the ninth (9th) floor of the Building other than the demised premises except that the portion thereof which is currently vacant shall not constitute First Offering Space until after such space shall have been initially leased. For purposes hereof, the First Offering Space shall be deemed to contain 13,174 rentable square feet.

      46.02. Provided Tenant is not in default under the terms and conditions of this Lease after notice and beyond applicable cure periods either as of the date of the giving of "Tenant's Acceptance Notice" or the "First Offering Space Inclusion Date" (as such terms are hereinafter defined), and if, at any time during the term hereof and prior to the tenth (10th) anniversary of the Commencement Date, the First Offering Space or any portion thereof shall become available for leasing, then Landlord, before offering such First Offering Space to anyone other than the Current Tenant (as hereinafter defined), and subject to the provisions of Section 46.09 hereof, shall offer to Tenant, subject to the provisions of this Article 46, the right to include such entire First Offering Space within the demised premises, during the period commencing on the First Offering Space Inclusion Date and ending on the Expiration Date for all purposes and upon all the terms and conditions of this Lease (including the provisions of Article 3 hereof with the base factors specified therein but excluding subsection 1.01(b) and Sections 44.05, 44.06 and
44.07 hereof) except that:

            (i) the fixed annual rent with respect to the First Offering Space shall be at the following rates during the following periods from and after the First Offering Space Inclusion Date (it being understood and agreed that no portion of the following fixed annual rent allocable to the First Offering Space shall constitute Unabated Fixed Rent or Termination Fixed Rent):

            (A) at the rate of $17.50 per rentable square foot during the periods set forth in clauses (i) and (ii) of subsection 1.01(a) hereof;

            (B) at the rate of $19.75 per rentable square foot during the period set forth in clause (iii) of subsection 1.01(a) hereof; and

            (C) at the rate of $24.00 per rentable square foot during the period set forth in clause (iv) of subsection 1.01(a) hereof;

            (ii) effective as of the First Offering Space Inclusion Date, for purposes of calculating the additional rent payable pursuant to Article 3 allocable to the First Offering Space, Tenant's Proportionate Tax Share and Tenant's Proportionate Operating Share attributable to the First Offering Space shall be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the First Offering Space, and the denominator of which shall be 258,438 and 242,638, respectively and the base years and base factors set forth in Article 3 shall be applicable;

            (iii) the security required to be maintained pursuant to Article 42 hereof shall be increased by an amount equal to the product of $20.42 times the rentable square footage of the First Offering Space;

            (iv) Landlord shall allow Tenant an allowance in an amount up to the "First Offering Space Allowance", as hereinafter defined which shall apply to the cost and expense of Tenant's work to prepare the First Offering Space for Tenant's initial occupancy (hereinafter called "Tenant's Offering Work"). The First Offering Space Allowance shall be payable in the same manner and subject to the same requirements and conditions with respect to Tenant's Offering Work as the Work Allowance is payable pursuant to Section 44.05 hereof with respect to Tenant's work. The First Offering Space Allowance shall be in the amount of $45.00 per rentable square foot of the First Offering Space, provided, however, that in the event that as of the First Offering Space Inclusion Date, there shall remain less than ten (10) full years in the term of this Lease, then the amount of such First Offering Space Allowance shall be reduced to the product of (x) a fraction the numerator of which shall be the number of full calendar months remaining in the term of this Lease as of the First Offering Space Inclusion Date and the denominator of which shall be 120, times (y) $45.00, times (z) the number of rentable square feet in the First Offering Space;

            (v) Landlord shall, at Landlord's sole cost and expense, perform the following work in the First Offering Space in a good and workerlike manner in accordance with all Legal Requirements: (A) demolish the entire First Offering Space slab-to-slab and wall-to-wall (other than the sprinkler loop and supplemental HVAC equipment, if any, located therein if Tenant shall so request in "Tenant's Acceptance Notice", as defined in Section
      46.04 hereof) and perform such asbestos removal in the demised premises in accordance with Legal Requirements as may be required in order to deliver to Tenant a New York City Buildings Department Form ACP-5 based on Tenant's approved plans for Tenant's Offering Work, and deliver the First Offering Space vacant and broom-clean, all of the foregoing items in this clause (A) to be substantially completed within ten (10) Business Days after the later of: forty-five (45) days after the occurrence of (1) the First Offering Space Inclusion Date, or (2) the date that Landlord shall have approved such plans; subject, in either case, to extension for Force Majeure Causes; if Landlord shall fail timely to substantially complete the work set forth in this clause A on the date herein set forth, as extended by Force Majeure Causes, and such failure shall not be caused by Tenant Delays and such failure shall cause an actual delay in the performance of Tenant's Offering Work or an actual delay in the date that Tenant is able to occupy the First Offering Space for the conduct of its business, then for each day of such actual delay in the performance of Tenant's Offering Work or an actual delay in the date that Tenant is able to occupy the First Offering Space for the conduct of its business (without double counting any delay in the performance of Tenant's Offering Work which automatically causes an automatic delay

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
      in such occupancy date), the abatement period set forth in subsection 46.02(vi) hereof shall be extended on a day-for-day basis; (B) furnish, and install in the First Offering Space such package air-conditioning units as Landlord shall reasonably determine shall reasonably be required for the cooling of such space (unless the First Offering Space is already so equipped with units in operating condition) at a standard comparable to the standard set forth in subsection 21.01(a)(ii) hereof (herein called "Landlord's Added Units"), and such installation shall be completed within sixty (60) days after Tenant shall commence the actual construction of Tenant's Offering Work, subject to extension for Force Majeure Causes. In lieu of accepting Landlord's Added Units, Tenant may designate the model and size of such air-conditioning units to be purchased and installed by Landlord provided and on condition that (1) Landlord shall reasonably approve such Tenant-designated units, (2) Tenant shall make such designation in writing in Tenant's Acceptance Notice, (3) Tenant shall pay to Landlord upon demand as additional rent hereunder the differential between the cost of purchasing and installing Landlord's Added Units and the cost of purchasing and installing (including location and venting costs) such Tenant-designated units, and (4) if such Tenant-designated units shall require long-lead time to order or to install, then the 60-day deadline set forth in the foregoing provisions of this subsection 46.02(v) shall not be applicable and Landlord shall perform such work reasonably promptly and diligently prosecute same to completion; (C) replace the then-existing electrical panels servicing the First Offering Space with circuit breaker panels and new disconnect switches, if such work shall not theretofore have been performed, and (D) put all radiators in the First Offering Space in good working order, it being understood and agreed that Landlord shall have no obligation with respect to thermostatic valves for such radiators. All work described in the foregoing clauses (C) and (D) shall be performed by Landlord reasonably promptly and shall be diligently prosecuted to completion; and

            (vi) the fixed annual rent and additional rent payable pursuant to
      Article 3 hereof and attributable to the First Offering Space set forth in subsection 46.02(i) shall be abated for the one hundred eighty (180) day period commencing on the First Offering Space Inclusion Date, provided, however, that in the event that as of the First Offering Space Inclusion Date there shall remain less than ten (10) full years in the term of this Lease, then the number of days in the foregoing abatement period shall be reduced to the product of (x) a fraction, the numerator of which shall be the number of full calendar months remaining in the term of this Lease as of the First Offering Space Inclusion Date, and the denominator of which shall be 120, times (y) 180.

      46.03. Landlord's offer shall be made to Tenant in a written notice (hereinafter called the "First Offer Notice"), which notice shall specify the First Offering Space being offered and Landlord's estimate of the date (hereinafter called the "Estimated Inclusion Date") such space shall become available for Tenant's occupancy. Such notice may be given at any time

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
prior to the First Offering Space Inclusion Date. Except as expressly set forth in Section 46.11 hereof, Landlord shall have no liability to Tenant if the Estimated Inclusion Date is not accurate.

      46.04. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (herein called "Tenant's Acceptance Notice") of such offer within twenty (20) days after delivery by Landlord of the First Offer Notice to Tenant. Such First Offering Space shall be added to and included in the demised premises on the later to occur (herein called the "First Offering Space Inclusion Date") of (i) the day that Tenant exercises its option as aforesaid, or (ii) the date such First Offering Space shall become available for Tenant's possession. Time shall be of the essence with respect to the giving of Tenant's Acceptance Notice.

      46.05. Tenant shall have the option to include either all of such First Offering Space being offered or none at all; Tenant shall have no right to include only a portion of any First Offering Space.

      46.06. If Tenant does not accept an offer made by Landlord pursuant to the provisions of this Article 46 with respect to such First Offering Space, Landlord shall be under no further obligation to Tenant with respect to such First Offering Space and Tenant shall have waived and relinquished its right to such First Offering Space, unless such First Offering Space shall thereafter be part of future First Offering Space which is offered as a single rental unit, and Landlord shall at any and all times thereafter be entitled to lease such First Offering Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable, provided, however, that the provisions of Section 46.02 shall again be applicable if such First Offering Space shall become available for leasing after any future lessee or occupant thereof shall vacate same.

      46.07. Tenant agrees to accept such First Offering Space in its condition and state of repair existing as of the First Offering Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy, except as expressly set forth in subsections 46.02(iv) and 46.02(v) hereof. It is understood and agreed that Tenant shall have no liability to replace lot line windows in the First Offering Space if such replacement is required by Legal Requirements.

      46.08. The termination of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 46 whether or not the same shall have been exercised; and nothing contained in this Article 46 shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 46 may be severed from the Lease or separately sold, assigned or transferred.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

      46.09. Notwithstanding any provision to the contrary contained in this
Article 46, the rights granted to Tenant hereunder shall be at all times subject to:

                  (a) the election of the then-current tenant, or any subsidiary, affiliate or assignee thereof (each herein referred to as a "Current Tenant") of the First Offering Space to extend the term of its lease or agreement with respect thereto, regardless of whether such election is made pursuant to any provision included within such lease or agreement, and

                  (b) any option or right to lease same hereafter given by Landlord to any future lessee or occupant of any portion of the First Offering Space which shall have previously been offered to Tenant pursuant to this
Article 46 and as to which Tenant shall not have given Landlord Tenant's Acceptance Notice.

      46.10. The provisions of this Article 46 shall be effective only if, on the date Tenant gives Tenant's Acceptance Notice and upon the First Offering Space Inclusion Date, the Tenant named herein and/or its Affiliates or Successors are in actual occupancy of sixty-five (65%) percent of the demised premises (other than the First Offering Space in question) except that Landlord may, in its sole discretion, waive such occupancy requirement.

      46.11. If any First Offering Space shall not be available for Tenant's occupancy on the First Offering Space Inclusion Date for any reason including the holding over of the prior tenant, then Landlord and Tenant agree that the failure to have such First Offering Space available for occupancy by Tenant shall in no way affect the validity of this lease or the inclusion of such First Offering Space in the demised premises or the obligations of Landlord or Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease, and for the purpose of this Article 46 the First Offering Space Inclusion Date shall be deferred to and shall be the date such First Offering Space is available for Tenant's occupancy unleased and free of tenants or other occupants. The provisions of this Section 46.11 are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. In the event that the First Offering Space does not become available within thirty (30) days after the Estimated Inclusion Date because of the holding over of the existing tenant thereof, and unless Landlord shall, within such thirty (30) day period, enter into an agreement with such existing tenant providing for the vacating of the First Offering Space within ninety (90) days after the Estimated Inclusion Date, Landlord shall thereafter commence and diligently prosecute holdover proceedings against such occupant. Notwithstanding anything in this Section 46.11 to the contrary, if Landlord has not made the First Offering Space available for Tenant's occupancy within nine
(9) months after the Estimated Inclusion Date, then Tenant shall, during the ten
(10) days following the expiration of the foregoing period, have the right to elect to rescind Tenant's Acceptance Notice upon written notice to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless the First Offering Space becomes available for Tenant's occupancy within such thirty (30) day period.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

      46.12. Landlord shall, in accordance with the provisions of this Article 46, give a notice to Tenant specifying the first Offering Space Inclusion Date and confirming the terms of the inclusion of the First Offering Space in accordance with the terms of this Article 46. Any dispute as to Landlord's notice shall be submitted to arbitration in accordance with the provisions of
Article 38 hereof, but pending the outcome of such arbitration, such date and terms shall be deemed to be for all purposes of this Lease the date and terms specified by Landlord as above provided. When the First Offering Space Inclusion Date and terms have so been determined, the parties shall, within ten (10) days thereafter, at either party's request therefor, execute a written agreement confirming the First Offering Space Inclusion Date and the terms of the inclusion of the First Offering Space. Any failure of the parties to execute such written agreement shall not affect the validity of the First Offering Space Inclusion Date and the terms of the inclusion of the First Offering Space as specified and determined as aforesaid.

                                   ARTICLE 47
                       ADDITIONAL RIGHT OF FIRST OFFERING

      47.01. For purposes of this Lease, the term "Additional Offering Space" shall mean the sixth (6th) and tenth (10th) floors of the Building provided, however, that the sixth (6th) floor, which is currently vacant, shall constitute Additional Offering Space only after it has been initially leased and thereafter becomes available for leasing. For purposes hereof, each such floor shall be deemed to contain 22,058 rentable square feet.

      47.02. Provided Tenant is not in default under the terms and conditions of this Lease after notice and beyond the expiration of applicable cure periods, either as of the date of the giving of "Tenant's Additional Acceptance Notice" or the "Additional Offering Space Inclusion Date" (as such terms are hereinafter defined), if, at any time during the term of this Lease and prior to the tenth
(10th) anniversary of the Commencement Date, the Additional Offering Space or any portion thereof shall become available for leasing, then Landlord, before offering such Additional Offering Space to anyone other than the Current Tenant (as hereinafter defined), and subject to the provisions of Section 47.11 hereof, shall offer to Tenant, subject to the provisions of this Article 47, the right to include such entire Additional Offering Space within the demised premises, during the period commencing on the Additional Offering Space Inclusion Date and ending on the Expiration Date, for all purposes and upon all the terms and conditions of this Lease (excluding subsection 1.01(b) and Sections 44.05, 44.06 and 44.07 hereof), except that:

            (i) the fixed annual rent with respect to the Additional Offering Space shall be at the rate of 95% of the fair market rent for the Additional Offering Space, which shall be determined by Landlord (subject to the provisions of Section 47.07 hereof) as of

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
      date (hereinafter called the "Additional Offering Space Determination Date") occurring 30 days prior to the Additional Offering Space Inclusion Date (as such term is hereinafter defined) and shall be set forth in a written notice to Tenant, but in no event shall such fixed annual rent applicable to the Additional Offering Space be less than the sum (herein called the "Additional Offering Space Escalated Rent") of:

                  (a) product obtained by multiplying (A) the "Applicable Fixed Rent Rate", as hereinafter defined, times the number of rentable square feet included within the Additional Offering Space, plus

                  (b) the product obtained by multiplying (A) the monthly amount of Tenant's Tax Payment for the last full calendar month prior to the Additional Offering Space Inclusion Date calculated on a rentable square foot basis, without giving effect to any offset or abatement, times (B) twelve (12), times (C) the number of rentable square feet included within the Additional Offering Space, plus

                  (c) the product obtained by multiplying (A) the monthly amount of Tenant's Expense Payment for the last full calendar month prior to the Additional Offering Space Inclusion Date calculated on a rentable square foot basis, without giving effect to any offset or abatement, times (B) twelve (12), times (C) the number of rentable square feet included within the Additional Offering Space.

            For purposes hereof, the "Applicable Fixed Rent Rate" shall mean the following amounts during the following periods from and after the Additional Offering Space Inclusion Date:

                  (A) at the rate of $17.50 per rentable square foot during the periods set forth in clauses (i) and (ii) of subsection 1.01(a) hereof;

                  (B) at the rate of $19.75 per rentable square foot during the period set forth in clause (iii) of subsection 1.01(a) hereof; and

                  (C) at the rate of $24.00 per rentable square foot during the period set forth in clause (iv) of subsection 1.01(a) hereof;

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            It is understood and agreed that no portion of the fixed annual rent allocable to the Additional Offering Space shall constitute Unabated Fixed Rent or Termination Fixed Rent.

            (ii) Effective as of the Additional Offering Space Inclusion Date, for purposes of calculating the additional rent payable pursuant to
      Article 3 allocable to the Additional Offering Space:

                  (a) Tenant's Proportionate Tax Share and Tenant's Proportionate Operating Share attributable to the Additional Offering Space shall be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the Additional Offering Space, and the denominator of which shall be 258,438 and 242,638, respectively;

                  (b) "Base Tax" referred to in Section 3.01(a) hereof shall be deemed to be the Taxes for the Tax Year ending on the June 30 immediately preceding the Additional Offering Space Inclusion Date, as finally determined;

                  (c) The "Base Operating Amount" set forth in Section 3.01(f) hereof, shall be deemed to be the Operating Expenses for the calendar year immediately preceding the calendar year in which occurs the Additional Offering Space Inclusion Date.

            (iii) The security required to be maintained pursuant to Article 42 hereof shall be increased by the product of $20.42 times the rentable square footage of the Additional Offering Space.

      47.03. Landlord's offer shall be made to Tenant in a written notice (hereinafter called the "Additional Offer Notice") which notice shall specify
(i) the Additional Offering Space being offered, (ii) Landlord's estimate of the date (hereinafter called the "Estimated Additional Inclusion Date") such space shall become available for Tenant's occupancy and (iii) the fixed annual rent payable with respect to such Additional Offering Space, determined in accordance with the provisions of Section 47.02 hereof. Such notice may be given at any time prior to the Additional Offering Space Inclusion Date. Except as expressly set forth in Section 47.12 hereof, Landlord shall have no liability to Tenant if the Estimated Additional Inclusion Date is not accurate.

      47.04. Tenant may accept the offer set forth in the Additional Offer Notice by delivering to Landlord an unconditional acceptance (herein called "Tenant's Additional Acceptance Notice") of such offer within twenty (20) days after delivery by Landlord of the Additional Offer Notice to Tenant. Such Additional Offering Space shall be added to and included in the demised premises on the later to occur (herein called the "Additional

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

Offering Space Inclusion Date") of (i) the day that Tenant exercises its option as aforesaid, or (ii) the date such Additional Offering Space shall become available for Tenant's possession. Time shall be of the essence with respect to the giving of Tenant's Additional Acceptance Notice.

      47.05. Tenant shall have the option to include either all of the Additional Offering Space in question into the demised premises or none at all; Tenant shall have no right to include only a portion of any such Additional Offering Space.

      47.06. If Tenant does not accept an offer made by Landlord pursuant to the provisions of this Article 47 with respect to such Additional Offering Space, Landlord shall be under no further obligation to Tenant with respect to such Additional Offering Space and Tenant shall have waived and relinquished its right to such Additional Offering Space, unless such Additional Offering Space shall thereafter be part of a future Additional Offering Space, which is offered as a single rental unit, and Landlord shall at any and all times thereafter be entitled to lease such Additional Offering Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable; provided, however, that the provisions of Section 47.02 shall again be applicable if such Additional Offering Space shall become available for leasing after any future lessee or occupant thereof shall vacate same.

      47.07. (a) In the event that Tenant disputes the amount of the fair market rent specified in the Additional Offer Notice, then at any time on or before the date occurring twenty (20) days after Tenant has received the Additional Offer Notice, and provided that Tenant shall have given Tenant's Additional Acceptance Notice, Tenant may initiate the arbitration process provided for herein by giving notice to that effect to Landlord, and, if Tenant so initiates the arbitration process, such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the Landlord's receipt of notice of the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then Tenant shall provide an additional notice to Landlord requiring Landlord's appointment of an arbitrator within twenty (20) days after Landlord's receipt thereof. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator's written determination of the fair market rental of the space in question based on the criteria set forth. Copies of such written determinations shall promptly be sent to both Landlord and

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

Tenant. Any failure of either of such arbitrators to meet and exchange such determinations shall be deemed acceptance of the other party's arbitrator's determination as to fair market rental. Within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall together appoint a third arbitrator. If said two arbitrators cannot agree upon the appointment of a third arbitrator within such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. If the American Arbitration Association shall fail to appoint said third arbitrator within thirty (30) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by the foregoing court) for the appointment of such third arbitrator.

            Such third arbitrator shall, within fifteen (15) days after his or her appointment, determine whether the fair market rental specified by the first arbitrator or second arbitrator in such submissions was closer to the determination by such third arbitrator of the fair market rental of the Additional Offering Space, and the fair market rental specified by the first arbitrator or the second arbitrator which is closer to the determination by such third arbitrator shall conclusively be deemed to be the fair market rental of the Additional Offering Space, but in no event shall the fixed annual rent with respect to the Additional Offering Space be less than the Additional Offering Space Escalated Rent.

            (b) In determining the fair market rent under this Section 47.07, the arbitrators shall take into account all relevant factors including, without limitation, the work required to be performed by Landlord in the Additional Offering Space pursuant to Section 47.09 hereof. The parties acknowledge and agree that Landlord has agreed to reduce the fixed annual rent alternative in subsection 47.02(i) to 95% of fair market value (as opposed to 100% of fair market value) in order to give Tenant the benefit of Landlord's cost saving in connection with an existing lease for an existing tenant (as opposed to a new lease with a new tenant), and, accordingly, the parties and/or the arbitrators shall not duplicate such cost savings in connection with their determination of fair market rent under this Article 47.

            (c) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

            (d) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing, operation, management or renting of office space on behalf of landlords in Midtown Manhattan.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

            (e) If Tenant fails to initiate the arbitration process within the aforesaid twenty (20) day period, time being of the essence, then Landlord's determination of the fixed annual rent set forth in the Additional Offer Notice shall be conclusive. In the event Landlord notifies Tenant that the fixed annual rent for the Additional Offering Space shall be the Additional Offering Space Escalated Rent, then the provisions of this Section 47.07 hereof shall be inapplicable.

            (f) In the event the Tenant initiates the aforesaid arbitration process and, as of the Additional Offering Space Inclusion Date, the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent for the Additional Offering Space and when the determination has actually been made, an appropriate retroactive adjustment (with interest at the Prime Rate) shall be made as of the Additional Offering Space Inclusion Date.

      47.08. The provisions of this Article 47 shall be effective only if, on the date on which Tenant gives Tenant's Additional Acceptance Notice and on the date that Tenant accepts possession of the Additional Offering Space, the Tenant named herein and/or its Affiliates or Successors are in actual occupancy of sixty-five (65%) percent of the demised premises provided, however, that Landlord may, in its sole discretion, waive such occupancy requirement.

      47.09. Tenant agrees to accept each Additional Offering Space in its condition and state of repair existing as of the Additional Offering Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy except that Landlord shall, at Landlord's sole cost and expense, perform the following work in the Additional Offering Space in a good and workerlike manner in accordance with all Legal Requirements: (A) demolish the entire Additional Offering Space slab-to-slab and wall-to-wall (other than the sprinkler loop and supplemental HVAC equipment, if any, located therein if Tenant shall so request in "Tenant's Additional Acceptance Notice", as defined in Section 47.04 hereof), and perform such asbestos removal in the demised premises in accordance with Legal Requirements as may be required in order to deliver to Tenant a New York City Buildings Department Form ACP-5 based on Tenant's approved plans for Tenant's initial work in the Additional Offering Space to prepare the Additional Offering Space for Tenant's initial occupancy, and deliver the Additional Offering Space vacant and broom-clean, all of the foregoing items in this clause (A) to be substantially completed within ten (10) Business Days after the later to occur of: forty-five (45) days after the occurrence of (1) the Additional Offering Space Inclusion Date, or (2) the date Landlord shall have approved such plans; subject, in either case, to extension for Force Majeure Causes, if Landlord shall fail timely to substantially complete the work set forth in this clause A on the date herein set forth, as extended by Force Majeure Causes, and such failure shall not be caused by Tenant Delays and such failure shall cause an actual delay in the performance of Tenant's Offering Work or an actual delay in the date that Tenant is able to

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
occupy the First Offering Space for the conduct of its business, then for each day of such actual delay in the performance of Tenant's Offering Work or an actual delay in the date that Tenant is able to occupy the First Offering Space for the conduct of its business (without double counting any delay in the performance of Tenant's Offering Work which automatically causes an automatic delay such occupancy date), the date that rent for the Additional Offering Space commences shall be postponed on a day-for-day basis; (B) furnish and install in the Additional Offering Space Landlord's Added Units, and (unless the Additional Offering Space is already so equipped with units in operating condition) such installation shall be completed within sixty (60) days after Tenant shall commence the actual construction of the initial work in the Additional Offering Space to prepare same for Tenant's occupancy, subject to extension for Force Majeure Causes. In lieu of accepting Landlord's Added Units, Tenant may designate the model and size of such air-conditioning units to be purchased and installed by Landlord provided and on condition that (1) Landlord shall approve such Tenant-designated units, (2) Tenant shall make such designation in writing in Tenant's Acceptance Notice, (3) Tenant shall pay to Landlord upon demand as additional rent hereunder the differential between the cost of purchasing and installing Landlord's Added Units and the cost of purchasing and installing (including location and venting costs) such Tenant-designated units, and (4) if such Tenant-designated units shall require long-lead time to order or to install, then the 60-day deadline set forth in the foregoing provisions of this subsection 47.09 shall not be applicable and Landlord shall perform such work reasonably promptly and diligently prosecute same to completion; (C) replace the then-existing electrical panels servicing the Additional Offering Space with circuit breaker panels and new disconnect switches, if such work shall not theretofore have been performed; and (D) put all radiators in the Additional Offering Space in good working order, it being understood and agreed that Landlord shall have no obligation with respect to thermostatic valves for such radiators. All work described in the foregoing clauses (C) and (D) shall be performed by Landlord reasonably promptly and shall be diligently prosecuted to completion. It is understood and agreed that Tenant shall have no liability arising from Legal Requirements: (i) to replace lot line windows in the Additional Offering Space, or (ii) for compliance with the Disabilities Act in the core toilets of the floor on which the Additional Offering Space is located, provided that such floor is a multi-tenanted floor.

      47.10. The termination of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 47 whether or not the same shall have been exercised; and nothing contained in this Article 47 shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 47 may be severed from the Lease or separately sold, assigned or transferred.

      47.11. Notwithstanding any provisions to the contrary contained in this
Article 47, the rights granted to Tenant hereunder shall be at all times subject to:

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

                  (a) the election of the then-current tenant, or any subsidiary, affiliate or assignee thereof (each herein referred to as a "Current Tenant") of the Additional Offering Space to extend the term of its lease or agreement with respect thereto, regardless of whether such election is made pursuant to any provision included within any lease or agreement, and

                  (b) any option or right to lease same hereafter given by Landlord to any future lessee or occupant of any portion of the Additional Offering Space which shall have previously been offered to Tenant pursuant to this Article 47 and as to which Tenant shall not have given Landlord Tenant's Additional Acceptance Notice.

      47.12. If any Additional Offering Space shall not be available for Tenant's occupancy on the Additional Offering Space Inclusion Date for any reason including the holding over of the prior tenant, then Landlord and Tenant agree that the failure to have such Additional Offering Space available for occupancy by Tenant shall in no way affect the validity of this Lease or the inclusion of such Additional Offering Space in the demised premises or the obligations of Landlord or Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease, and for the purpose of this Article 47 the Additional Offering Space Inclusion Date shall be deferred to and shall be the date such Additional Offering Space is available for Tenant's occupancy unleased and free of tenants or other occupants. The provisions of this Section
47.12 are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. In the event that the Additional Offering Space does not become available within thirty (30) days after the Estimated Additional Inclusion Date because of the holding over of the existing tenant thereof, and unless Landlord shall within such thirty
(30) day period, enter into an agreement with such existing tenant providing for the vacating of the Additional Offering Space within ninety (90) days after the Estimated Additional Inclusion Date, Landlord shall thereafter commence and diligently prosecute holdover proceedings against such occupant. Notwithstanding anything in this Section 47.12 to the contrary, if Landlord has not made the Additional Offering Space available for Tenant's occupancy within nine (9) months after the Estimated Additional Inclusion Date, then Tenant shall, during the ten (10) days following the expiration of the foregoing period, have the right to elect to rescind Tenant's Additional Acceptance Notice upon written notice to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless the Additional Offering Space becomes available for Tenant's occupancy within such thirty (30) day period.

      47.13. Landlord shall, in accordance with the provisions of this Article 47, give a notice to Tenant specifying the Additional Offering Space Date and confirming the terms of the inclusion of the Additional Offering Space in accordance with the terms of this Article 47. Any dispute as to Landlord's notice shall be submitted to arbitration in accordance with the provisions of
Article 47 hereof, but pending the outcome of such arbitration,

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
such date and terms shall be deemed to be for all purposes of this Lease the date and terms specified by Landlord as above provided. When the Additional Offering Space Date and terms have so been determined, the parties shall, within ten (10) days thereafter, at either party's request therefor, execute a written agreement confirming the Additional Inclusion Date and the terms of the inclusion of the Additional Offering Space. Any failure of the parties to execute such written agreement shall not affect the validity of the Additional Offering Space Date and the terms of the inclusion of the Additional Offering Space as specified and determined as aforesaid.

                                   ARTICLE 48

                                TENANT'S ANTENNA

      48.01. Provided that space on the rooftop of the Building shall then be available as hereinafter more specifically set forth, Landlord agrees that, subject to all laws, ordinances, statutes, rules and regulations of all governmental authorities having jurisdiction thereof, and further subject to the conditions and limitations hereinafter stipulated, during the term of this Lease, Tenant, at Tenant's sole cost and expense, upon no less than thirty (30) days' advance notice to Landlord ("Tenant's Antenna Notice"), may install on a portion of the rooftop of the Building, if same shall be available, and thereafter maintain, repair, and operate one microwave dish or one satellite communications receiver (hereinafter referred to as the "antenna"), the dimensions of which, together with all supporting structures and ancillary equipment, shall not exceed 10 feet x 10 feet x 10 feet, provided and on condition that: (i) the size and dimensions of the antenna and any reasonably required support structures as well as the location of the portion of the rooftop for such installation shall be subject to Landlord's prior consent, which shall not be unreasonably withheld or delayed; (ii) the installation and position of such antenna and reasonably required support structures shall comply with Legal Requirements; (iii) the installation of any electrical or communications lines ("Wiring") and related equipment in connection with the installation and operation of the antenna, as well as the manner and location (i.e., routing) of all Wiring and related equipment in connection therewith shall (A) be at Tenant's sole cost and expense, (B) be subject to Landlord's prior consent, which shall not be unreasonably withheld or delayed; and (C) comply with Legal Requirements; and (iv) the antenna, reasonably required support structures, Wiring and related equipment shall be maintained and kept in repair by Tenant, at Tenant's sole cost and expense. The parties agree that Tenant's use of the rooftop of the Building is a nonexclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use including the installation of other antennas and support equipment. The parties also agree that Tenant's rights under this Article 48 shall be entirely conditional upon there being available at the time that Tenant shall give the notice to Landlord required pursuant to this Section 48.01 space available on the rooftop appropriate in Landlord's reasonable judgment for the installation

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
and operation of Tenant's antenna without any interference with any antenna or other equipment then previously installed on such roof or as to which Landlord shall have given, prior to the date hereof, an option for installation thereof, it being understood and agreed that Landlord shall have no obligation to reserve any such space for Tenant's use. Tenant's rights hereunder are subject to the rights of other occupants of the Building or other third parties to whom Landlord shall have given, prior to the date hereof, rights to the rooftop of the Building.

      48.02. For the purpose of installing, servicing or repairing the antenna and related equipment, Tenant shall have access to the rooftop of the Building upon prior reasonable request of Landlord. All access by Tenant to the roof of the Building shall be subject to the supervision and control of Landlord and to Landlord's reasonable safeguards for the security and protection of the Building, the Building equipment and installations and equipment of other tenants of the Building as may be located on the roof of the Building. Landlord shall have the right to assign a Building representative to be present during the duration of Tenant's access to the rooftop and Tenant shall pay the Landlord's customary charges therefor as additional rent.

      45.03. Tenant, at Tenant's sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all duly constituted public authorities in any manner affecting or relating to Tenant's use of said roof as to the installation, repair, maintenance and operation of any support structures and antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article 48. Tenant, at Tenant's sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the antenna and any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article 48, including, without limitation, any approval, license or permit required from the Federal Communications Commission. Landlord shall reasonably cooperate with Tenant, at Tenant's expense, in connection with obtaining any such permits or licenses. In no event shall the maximum level of microwave emissions from the antennas exceed an amount equal to Tenant's proportionate share of the total microwave emissions allowable for the Building as determined by the governmental authorities having jurisdiction thereof.

      48.04. Tenant agrees that Tenant will pay for all electrical service required for Tenant's use of the antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article 48 in accordance with Article 4 of this Lease and Tenant further agrees that such electric service shall feed off the supply of electrical energy furnished to the demised premises as provided in Article 4 of this Lease.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

      48.05. The antenna, support structures and related equipment installed by Tenant, pursuant to the provisions of this Article 48 shall be Tenant's personal property, and, upon the expiration of the term of this Lease, or upon its earlier termination in any manner, shall be removed by Tenant at Tenant's sole cost and expense. All wiring and related electrical equipment installed by Tenant in connection with the installation and operation of the antenna shall be Tenant's personal property. Upon the expiration of the Term of this lease or upon its earlier termination in any manner, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the Wiring and electrical equipment as designated in such notice, at Tenant's sole cost and expense. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the antenna, support structures, Wiring and related equipment erected or installed by Tenant pursuant to the provisions of this Article 48 and restore said affected areas to their condition as existed prior to the installation of the antenna and related equipment.

      48.06. Tenant agrees that Landlord shall not be required to provide any services whatsoever to the rooftop of the Building other than reasonable access thereto in accordance with the provisions of this Article 48.

      48.07. Tenant covenants and agrees that all installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article 48 shall be at the sole risk of Tenant, and neither Landlord nor Landlord's agent or employees shall be liable for any damage or injury thereto caused in any manner, unless the same shall proximately result from the gross negligence or willful misconduct of Landlord, its agents and employees and in no event shall Landlord be liable to Tenant for any special, indirect or consequential damages in connection therewith.

      48.08. Subject to the waiver of subrogation set forth in Section 9.08 hereof, Tenant will, and does hereby, indemnify and save harmless Landlord from and against: (i) any and all claims, counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the antenna, support structures, Wiring and any related equipment installed by Tenant pursuant to the provisions of this Article 48; and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance and operation and repair of the antenna, support structures, Wiring and related equipment installed by Tenant pursuant to the provisions of this Article 48 except to the extent caused by

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
the gross negligence or wilful misconduct of Landlord, or its agents or employees and in no event shall Landlord be liable to Tenant for any special, indirect or consequential damages in connection therewith. Tenant shall obtain and thereafter maintain during the Term of this Lease insurance coverage for the benefit of Landlord and its managing agent in such amount and of such type as Landlord may reasonably require. Notwithstanding anything herein contained to the contrary, Tenant shall perform the installations or exercise Tenant's rights referred to in this Article 48 in a manner so as not to revoke, negate or in any manner impair or limit the roof warranty or guaranty to be obtained by Landlord, to the extent same shall be a 20-year, no dollar limit warranty with conditions customary in the industry.

      48.09. All plans and specifications of Tenant's Work and installations to be done and made by Tenant pursuant to the provisions of this Article 48 shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld or delayed, and shall be further subject to inspection and reasonable supervision by Landlord at Tenant's cost for the actual out-of-pocket costs incurred by Landlord therefor.

      48.10. Tenant covenants and agrees that the antenna, support structures, Wiring and related electrical equipment to be installed by Tenant shall not interfere with or adversely affect any equipment, installations, lines or machinery of the Building or any other tenant of the Building, including, without limitation, any other communications equipment previously installed in, on top of or otherwise outside the Building, or access thereto for maintenance, repair or removal. Landlord agrees that any communications equipment installed on the roof of the Building after the installation of Tenant's antenna shall not interfere with or adversely affect Tenant's antenna or the use and operation thereof (except to a de minimis extent).

      48.11. Tenant acknowledges being advised by Landlord that Landlord has, and shall be, granting to third parties, various rights and licenses to utilize various portions of the Building and rooftop thereof for the installation of microwave dishes, satellite communications equipment, whip antennae and other communications equipment and related equipment (hereinafter all of the foregoing are collectively referred to as "Other Communications Equipment") and that, inasmuch as Landlord's ability to facilitate the installation and operation of such Other Communications Equipment will be of paramount importance to Landlord, Landlord shall have the right, at any time and from time to time, during the Term of this Lease, upon thirty (30) days' prior written notice to Tenant, to relocate the Tenant's antenna, support structures and related equipment to other areas of the Building and rooftop thereof, as Landlord in its sole discretion may determine so as to accommodate such Other Communications Equipment on the roof of the Building and so as to eliminate, or not to create, problems of interference with respect to or between Other Communications Equipment now, or in the future, installed on the roof or other areas of the Building. Such relocation shall, to the extent practicable, be performed during hours other than periods when Tenant is using such antenna so as to minimize any

                                             PARK AVE ARMORY/NYLPC - LEASE PT II
disruption of Tenant's normal business activities and except for such downtime such relocation shall not prevent Tenant from using its antenna for its original intended purpose. Tenant shall cooperate with Landlord to effectuate the relocation of Tenant's antenna, support structures and related equipment, as shall be required by Landlord. All costs involved in such relocation shall be borne by Landlord.

      48.12. Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article 48 unless Tenant assigns this Lease to the party to whom such rights are assigned or transferred.

      48.13. From and after the earlier of: (i) the date of installation of Tenant's antenna, or (ii) the date occurring ninety (90) days after Landlord's receipt of Tenant's Antenna Notice, Tenant shall pay to Landlord a fixed annual charge with respect to the antenna at the annual rate equal to the then fair market value thereof, and such fixed annual charge shall be payable in equal monthly installments on the first day of each month in the same manner as prescribed in Article 1 with respect to the fixed annual rent payable thereunder. Landlord agrees that if Tenant shall give Tenant's Antenna Notice on or before the first (1st) anniversary of the date of this Lease, then the fixed annual charge due and payable pursuant to this Section 48.13 shall be at the rate of Twelve Thousand ($12,000) Dollars per annum, as such amount shall be subject to increase as of the third (3rd), sixth (6th), ninth (9th) and twelfth
(12) anniversaries of the Commencement Date by the same percentage increase in the CPI as of each such anniversary date over the CPI as of the Commencement Date.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                        LANDLORD:

                                        PARK AVENUE SOUTH ARMORY, INC.


                                        By: /s/ Alex Johnson
                                            ------------------------------------
                                            Alex Johnson, Vice President

                                        TENANT:

                                        THE NEW YORK LAW PUBLISHING COMPANY


                                        By: /s/ James A. Finkelstein
                                            ------------------------------------
                                            James A. Finkelstein, President

Tenant's Tax Identification Number is 13-3273851.

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF NEW YORK)

            On this 28th day of September, 1993, before me personally came Alex Johnson, to me known, who; being duly sworn by me, did depose and say that he has an address at 280 Park Avenue, 23rd Floor West, New York, New York, that he is the Vice President of PARK AVENUE SOUTH/ARMORY, INC., a New York corporation, the corporation mentioned in, and which executed the foregoing instrument as Landlord; and that he signed his name thereto by order of the Board of Directors of said corporation.

                    JUNE A. POLITANO
            Notary Public, State of New York
                     No. 30-4905885
               Qualified in Nassau County          /s/ June A. Politano
               Commission Expires 9/28/95          --------------------------
                                                             Notary Public

                                CORPORATE TENANT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 29th day of September, 1993, before me personally came James
A. Finkelstein to me known, who being by me duly sworn, did say that he resides at 74 East 79th Street, NY, NY 10021; that he is President of THE NEW YORK LAW PUBLISHING COMPANY, the corporation described in and which executed the foregoing instrument as Tenant; and that he signed his name thereto by order of the board of directors of said corporation.

                                                   /s/ Joanne Cole
                                                   --------------------------
                                                             Notary Public


                                             JOANNE COLE
                                   NOTARY PUBLIC, State of New York
                                            No. 31-4854454
                                     Qualified in New York County
                                   Commission Expires March 3, 1994

                                             PARK AVE ARMORY/NYLPC - LEASE PT II

                                   SCHEDULE A

                              [FLOOR PLAN OMITTED]


                                                                       7TH FLOOR

                              [FLOOR PLAN OMITTED]

                                                                       8TH FLOOR

                              [FLOOR PLAN OMITTED]

                                                                       9TH FLOOR

                                   SCHEDULE B

                              RULES AND REGULATIONS

I. Tenant shall not:

      1. obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the demised premises, or use any of them for any purposes other than for ingress and egress to and from the demised premises;

      2. attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, windowsills or peripheral air conditioning enclosures;

      3. attach to, hang on, or use in connection with, any exterior window or entrance door of the demised premises, any blinds, shades or screens which are not of a quality, type, design and color, or which are not attached in a manner, approved by Landlord;

      4. place or leave any door mat or other floor covering in any area outside of the demised premises;

      5. exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the demised premises), or in the demised premises if visible from the outside, without Landlord's approval, except that the name(s) of Tenant and any permitted sublessee may be displayed on the entrance doors of the premises occupied by each, subject to Landlord's reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work;

      6. cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building;

      7. place in, sweep or permit to be swept, attach to, put in front of, or affix to any part of the exterior of, the Building or any of its halls, doors, windows, elevators, corridors or vestibules, outside of the demised premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles;

      8. except in the normal decoration of the interior of the demised premises, mark, paint, drill into, or in any way deface, any part of the Building or the demised premises or cut, bore or string wires therein;

      9. permit or allow bicycles, vehicles, animals, fish or birds of any kind to be brought into or kept on or about the Building or the demised premises;

      10. make, permit or alloy to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio, talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises;

      11. bring into or keep on any part of the demised premises or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance, other than for customary general and executive office purposes;

      12. place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord in which event Tenant shall give Landlord duplicate keys for such locks or bolts;

      13. remove, or carry into or out of the demised premises or the Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to time;

      14. use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside;

      15. engage or pay any employees on the demised premises except those actually working for the Tenant in the demised premises, or advertise for laborers giving the demised premises as an address;

      16. obtain, permit or allow in the Building the purchase, or acceptance for use in the demised premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, and at such places within the Building and under such requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that the charges for such items and services by such persons are not excessive;

      17. intentionally omitted;

      18. close and leave the demised premises at any time without closing all operable window and, if requested by Landlord, turning out all lights;

      19. permit entrance doors to the demised premises to be left open at any time or unlocked when the demised premises are not in use;

      20. encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the demised premises;

      21. use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators;

      22. cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the demised premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances;

      23. create or permit a public or private nuisance, by reason of noise, odors and/or vibrations or otherwise;

      24. throw or allow or permit to be thrown anything out of the doors, windows or skylights or down the passageways or stairways of the Building;

      25. lay vinyl asbestos tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited;

      26. use, allow or permit the passenger elevators to be used by Tenant's working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the demised premises, and Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant;

      27. request any of Landlord's agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager;

      28. invite to the demised premises or the Building, or permit the visit of, persons in such numbers or under such conditions as unreasonably to interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof;

      29. use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use;

      30. employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld;

      31. install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the demised premises;

      32. use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, and shall not allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein; or

      33. install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the demised premises, other than those wood products considered furniture, which are not treated with fire-retardant materials and, in such event, shall submit, to Landlord's reasonable satisfaction, proof or other reasonable certification of the materials reasonably satisfactory fire retardant characteristics.

      34. smoke or carry lighted cigars or cigarettes in the elevators of the building.

II. Tenant shall:

      1. pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the demised premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease;

      2. upon the termination of this Lease, turn over to Landlord all keys; either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the demised premises or the Building and, in the event of the loss of any such keys, pay to Landlord the cost of procuring same;

      3. subject to the provisions of Article 18 hereof, refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease;

      4. request Landlord to furnish passes to persons whom Tenant desires to have access to the demised premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes;

      5. furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant's expense for the employees of the Landlord or Landlord's contractors while doing janitorial or other cleaning services or while making repairs or Alterations in the demised premises.

      6. apply at the office of the Building's manager with respect to all matters and requirements of Tenant which require the attention of Landlord, his agents or any of his employees;

      7. pay Landlord reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the demised premises and public corridors, if any;

      8. except as expressly provided to the contrary in this Lease, pay Landlord actual reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the demised premises or when significant quantities of furniture or other materials are being brought into or removed from the demised premises.

III. Landlord shall:

      1. have the right to inspect all freight objects or bulky matter (except printed matter) brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided for by this Lease;

      2. have the right to require any person leaving the demised premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant;

      3. in no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the demised premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease;

      4. have no liability or responsibility for the protection of any of Tenant's property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord's failure to enforce, in any particular instance, or generally, any of Landlord's rights.

      5. have the right to require all persons entering or leaving the Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord;

      6. furnish passes to persons for whom Tenant requests same;

      7. have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building; and

      8. have the right to remove any violation of Paragraph I items 2, 3, 4, 5, 6 or 7 of these Rules and Regulations without any right of Tenant to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom.

            In the event of any conflict between the provisions of the Lease and these Rules and Regulations, the provisions of the Lease shall govern.

                                   SCHEDULE C

                        LANDLORD'S POST-COMMENCEMENT WORK

            Landlord, shall, at Landlord's sole cost and expense, perform the following work ("Landlord's Post-Commencement Work") in and to the demised premises in a good and workerlike manner in accordance with all Legal
Requirements:

            1. Replace the existing electrical panels servicing the demised premises with circuit breaker panels and new disconnect switches, and bring up additional risers in order to provide an aggregate 500 amps power to be terminated in Room 747 as per Tenant's Plan 7-PT, and as set forth in Paragraphs 2 and 3 of the proposal from Cardinal Electrical Contractors Inc. to Landlord, dated September 28, 1993, a copy of which is annexed as an Exhibit to this Schedule C, of which 250 amps shall satisfy Landlord's obligation to supply the Provided Capacity set forth in clause (i) of subsection 4.01(a) hereof for the 7th floor, and the remaining 250 amps shall be for Tenant's use. Landlord shall substantially complete the portion of Landlord's Work set forth in this Paragraph 1 on or before the date occurring four (4) weeks after "Tenant's Work Start Date", defined as the date the Tenant's contractor shall commence the actual construction of Tenant's Work (as opposed to preliminary work such as plan filing and contract bidding).

If Landlord shall not have timely substantially completed the portion of Landlord's Post Commencement Work set forth in the foregoing Paragraph 1 hereof on or before the date set forth in such Paragraph 1 for such substantial completion, as such date shall be extended for Force Majeure Causes, then provided that (i) such failure shall not have been caused by Tenant's Delays, and (ii) such failure shall cause an actual delay in the performance of Tenant's Work or an actual delay in the date that Tenant is able to occupy the demised premises for conduct of its business, then for each such day of such actual delay in the performance of Tenant's Work or an actual delay in the date that Tenant is able to occupy the demised premises for conduct of its business (without double counting any delay in the performance of Tenant's Work which automatically causes an automatic delay in such occupancy date), the Rent Commencement Date shall be extended by one day on a day-for-day basis (without further double counting the number of days of such extension of the Rent Commencement Date, however, in the event that such delay in the performance of Tenant's Work is caused by Landlord's failure to substantially complete more than one portion of Landlord's Post-Commencement Work).

            2. Perform such work as may be required so that the core bathrooms located on each floor of the demised premises shall comply with The Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. 12101 et seq. and all other applicable Legal Requirements. Landlord shall construct core bathrooms on the 7th and 8th floors substantially to the standard of the core bathroom on the 2nd floor of the Building. Landlord shall renovate the 9th floor core bathroom as necessary to comply with this Paragraph 2. Landlord shall substantially complete Landlord's Work set forth in this Paragraph 2 in the 7th floor and 8th floor bathrooms on or before the date that Tenant completes Tenant's Work, subject to extension by reason of Force Majeure Causes. Landlord shall give Tenant at least three (3) Business Days prior notice of the delivery of such 7th floor and 8th floor bathrooms and Tenant shall inspect same during such notice period, and shall accept same in their substantially complete condition subject to performance of punchlist items. Landlord shall provide and install standard locksets for such bathrooms and after delivery of same to Tenant, Landlord shall have no further liability to Tenant with respect to same pursuant to this Paragraph 2. With respect to the 9th floor bathroom, Landlord shall substantially complete the portion of Landlord's Work set forth in this Paragraph 2 to the extent required to provide a working bathroom on or before the date that Tenant completes Tenant's Work and Landlord shall complete the finishes in such 9th floor bathroom within thirty (30) days after the completion of Tenant's Work. If Landlord does not substantially complete Landlord's Post Commencement Work set forth in this Paragraph 2 on or before the deadline dates set forth herein, than Tenant and Landlord agree that as Tenant's sole remedy therefor, Tenant shall have the right to perform the items of such Landlord's Post-Commencement Work which were not substantially completed with respect to which Tenant shall have given Landlord prior notice of its intention to exercise the self-help remedy and the name of the contractor Tenant intends to engage for the performance of such remedy work and Landlord shall not have reasonably objected in writing to the use of the contractor named by Tenant in its notice to perform such remedy work. Upon completion of such remedy of the uncompleted work by Tenant, Tenant shall give notice thereof to Landlord and shall submit to Landlord together with such notice a copy of paid invoices from such contractor setting forth the reasonable costs and expenses incurred by Tenant to complete such remedy work and if Landlord shall not have reimbursed Tenant the amount of such reasonable costs and expenses with interest thereon at the Interest Rate within ten
                  (10) Business Days after receipt of Tenant's notice, then Tenant shall have the right to offset such costs and expenses with interest thereon at the Interest Rate against the payments of fixed rent and other items of rental due hereunder (hereinafter called the "Offset Option"), provided that the amount of such offset shall be based on the invoices submitted to Landlord and provided further that Tenant's notice to Landlord shall have specifically referenced Tenant's intention to exercise the Offset Option in the event of

                  Landlord's failure to timely make the foregoing reimbursement. Notwithstanding anything to the contrary contained herein, Tenant shall have no right to elect the Offset Option after it has provided Landlord with prior written notice of its election of said Offset Option hereinbefore set forth if within ten (10) Business Days from Landlord's receipt of such notice, Landlord has objected to the Offset Option and commenced the arbitration process set forth in Article 38 hereof. In the event Landlord shall dispute the Offset Option by written notice to Tenant and shall begin the arbitration process set forth in Article 38, Tenant shall continue to make all rental payments required under the lease in a timely fashion without application of the Offset Option until such time as said arbitration is resolved in Tenant's favor, at which time, Tenant shall have the right to exercise the Offset Option, with interest as aforesaid.

            3. Replace with new wire glass windows those lot line windows which were not recently replaced within thirty (30) days after the Air-Cooled Units shall have been installed and Tenant shall have met with Landlord's managing agent to identify the lot line windows to be replaced.

                              Exhibit to Schedule C

              [Letterhead of CARDINAL ELECTRICAL CONTRACTORS, INC.]

September 28, 1993                                               PROPOSAL


Montrose Realty
380 Madison Avenue
New York, NY 10017

Attn:  Mr. Tom Warren

RE:   345 Park Avenue, South
      Power to 7th Floor

Dear Tom:

As per your request, we are submitting our proposal for the above mentioned project.

1) -500 Amperes to 7th floor terminating at a 600 ampere fused switch, this riser will be a parallel set of 300 MCM with a 1/0 neutral in each set.

                                                                     $ 32,500.00
                                                                     -----------

2) -400 amperes to the 7th floor which will be a parallel set 4/0, 3 in each conduit terminating at a 400 ampere switch.

                                                                     $ 26,000.00
                                                                     -----------

3) -100 amperes 3-phase 4-wire for lighting and power, we would use 1/0 conductors which is rated at 150 amperes and terminate at a 200 ampere switch and fuse at 125 amperes.

                                                                     $  7,000.00
                                                                     -----------

Hoping we have covered all your options.

All main switches tie ins will be coordinated with Con Edison and Building personnel.

We will have to file Advisory Board drawings with this request.

Very truly yours,

CARDINAL ELECTRICAL CONTRACTORS, INC.


/s/ Ronald Borress

Ronald Borress
President

RB/lf

                                   SCHEDULE D

                             CLEANING SPECIFICATIONS

            A. General Cleaning will be performed nightly, Monday through Friday, excluding Union and/or legal Holidays.

                  1. All carpeting will be vacuumed once per week and carpet swept the remaining four nights.

                  2. All composition floor tile will be swept and dust mopped with a chemically treated mop for dust control.

                  3. All desks will be dusted.

                  4. All ashtrays will be emptied and cleaned.

                  5. Waste paper baskets will be emptied and trash removed to a designated location on the premises. Plastic liners will be installed weekly into all trash receptacles at the tenants' expense.

                  6. Wipe clean all water fountains and coolers - empty waste water.

                  7. All janitor rooms will be kept clean and in an orderly
            condition.

            B. Lavatory service will be performed, Monday through Friday, excluding Union and/or legal Holidays.

                  1. Porcelain fixtures will be scoured clean.

                  2. Both sides of toilet seats will be washed with a mild
            germicidal solution.

                  3. Bright work will be dry polished.

                  4. Receptacles will be emptied and cleaned.

                  5. Mirrors will be cleaned.

                  6. Partitions will be wiped down as necessary.

                  7. Shelves will be cleaned.

                  8. Floors will be washed with a mild non-injurious
            disinfectant.

                  9. Lavatory supplies to be furnished at the Tenant's expense except on multi-tenanted floors, in which event same shall be furnished at Landlord's expense.

            C.    Weekly Routine

                  1. All chairs, tables, cabinets and allied attachments will be dusted weekly.

                  2. Window sills will be dusted weekly.

                  3. Moldings and ledges within hands reach will be dusted
            weekly.

            D.    Quarterly Cleaning

                  1. Dust while in place all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

                  2. Dust all verticle surfaces and walls, partitions, doors, door bucks and other surfaces not reached in nightly cleaning.

                  3. Clean all exterior windows (inside and out).

                  4. Dust all venetian blinds.

            E.    Yearly Service

                  1. Clean all venetian blinds.

                                   SCHEDULE E

                             TERMINATION FIXED RENT

------------------------------------------
     1994       Jan                  $0.00
                Feb             $13,254.54
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]
                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug             $91,257.86
                Sep            [ILLEGIBLE]
                Oct            [ILLEGIBLE]
                Nov            [ILLEGIBLE]
                Dec            [ILLEGIBLE]
------------------------------------------
     1995       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]
                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug            [ILLEGIBLE]
                Sep            [ILLEGIBLE]
                Oct            $204,406.00
                Nov            [ILLEGIBLE]
                Dec            $287,781.32
------------------------------------------
     1996       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            $323,904.27
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]
                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug            [ILLEGIBLE]
                Sep            [ILLEGIBLE]
                Oct            [ILLEGIBLE]
                Nov            $414,515.91
                Dec            $425,211.21
------------------------------------------
     1997       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]
                Jun            $431,151.18
                Jul            [ILLEGIBLE]
                Aug            $422,782.53
                Sep            [ILLEGIBLE]
                Oct            [ILLEGIBLE]
                Nov            $410,020.39
                Dec            [ILLEGIBLE]
------------------------------------------
     1998       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]
                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug            [ILLEGIBLE]
                Sep            [ILLEGIBLE]
                Oct            $361,001.05
                Nov            [ILLEGIBLE]
                Dec            [ILLEGIBLE]
------------------------------------------
     1999       Jan            $347,002.23
                Feb            [ILLEGIBLE]
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]

                                   SCHEDULE E

                             TERMINATION FIXED RENT

                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug            [ILLEGIBLE]
                Sep            [ILLEGIBLE]
                Oct            $303,301.90
                Nov            [ILLEGIBLE]
                Dec            [ILLEGIBLE]
------------------------------------------
     2000       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]
                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug            [ILLEGIBLE]
                Sep            $246,238.47
                Oct            [ILLEGIBLE]
                Nov            $235,410.37
                Dec            $229,942.43
------------------------------------------
     2001       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            $213,320.19
                Apr            $207,705.83
                May            $202,054.26
                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug            [ILLEGIBLE]
                Sep            [ILLEGIBLE]
                Oct            [ILLEGIBLE]
                Nov            [ILLEGIBLE]
                Dec            [ILLEGIBLE]
------------------------------------------
     2002       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            $131,241.25
                Jun            [ILLEGIBLE]
                Jul            [ILLEGIBLE]
                Aug            [ILLEGIBLE]
                Sep            [ILLEGIBLE]
                Oct            [ILLEGIBLE]
                Nov            [ILLEGIBLE]
                Dec            [ILLEGIBLE]
------------------------------------------
     2003       Jan            [ILLEGIBLE]
                Feb            [ILLEGIBLE]
                Mar            [ILLEGIBLE]
                Apr            [ILLEGIBLE]
                May            [ILLEGIBLE]
                Jun            [ILLEGIBLE]
                Jul             $41,208.63
                Aug            [ILLEGIBLE]
                Sep            [ILLEGIBLE]
                Oct            [ILLEGIBLE]
                Nov            [ILLEGIBLE]
                Dec            [ILLEGIBLE]
------------------------------------------
     2004       Jan                  $0.00

                                   SCHEDULE F

                         AIR-COOLED UNITS LOCATION PLAN

                              [FLOOR PLAN OMITTED]


                                                                       8th FLOOR

                                   SCHEDULE F

                         AIR-COOLED UNITS LOCATION PLAN

                              [FLOOR PLAN OMITTED]


                                                                       7th FLOOR

                                   SCHEDULE G

                      RULES AND REGULATIONS FOR ALTERATIONS

1.    Letter of intent from tenant.

2.    Three (3) complete sets of plans with specifications.

3.    Building Notice application forms.

4.    Approval of Landlord.

5.    Insurance Certificates from General Contractor and all Subcontractors.

6.    Cashier's receipt from Building Department.

7.    Work permit to be posted at job site.

8.    Final Approval from Building Department.


DEMOLITION

1.    All demolition to be done before or after building office hours.

2.    All rubbish removal before or after building hours.

3.    Tenant to pay for overtime elevator service.

4. Tenant to make arrangement with Building Manager for Contractor's use of elevator service.

5.    No material or equipment to be carried under or on top of elevators.


WALLS: "MASONRY"

1.    All masonry walls to have a base course of cinder blocks on cement slab.

2.    All masonry walls to be from slab to arch.

3.    All walls to meet Building Department requirements.

4.    All walls abutting mullions to have a channel to receive blocks.


DRY WALLS

1. All dry wall partitions are to be constructed of steel studs and 5/8" sheetrock - sheetrock to be installed vertically, penetrating ceiling, studs to be 16" on center.

2. All walls abutting mullions to have a channel on the mullion and on the horizontal and vertical surfaces of the periphery enclosure to receive sheetrock. "J" molding is to be used where the sheetrock butts the periphery enclosure or mullion surfaces.

3. The installation and application of all materials for dry wall partitioning shall be in accordance with the manufacturers instructions and of all applicable codes.

4. Fixing of all metal studs to floor and concrete ceilings shall be done before or after business hours.

5. Floor and ceiling runners are to be securely attached, 16" OC to concrete arch, not to ductwork.

6. For separation of tenants' spaces and public corridors, partitions are to be as follows, in order to derive a 2 hour rating:

      2 1/2" steel studs, 16" CC, 5/8" gypsum board inside layers both sides and 2 layers of 5/8" gypsum wall board all outside, a total of 4 layers all from the floor slab to the structural slab above.


ELECTRICAL

1. Home runs to be indicated on plans. Rigid conduit to be used throughout 3/4" minimum size, thin wall tubing permitted.

2.    Fixtures to be building standard or approved by Landlord.

3.    Switches and outlets
      Single pole switches          -        Leviton #5521) or equal
      3-way switches                -        Leviton #5523) or equal
      Wall receptacles              -        Leviton #5014) or equal

4. All conduit to be supported by standoffs, not wired to ceiling supports. All conduit to be concealed.

5.    All electrical boxes to be 4-1/2 X 4-1/2. No gem boxes.

6.    All unused conduit and wiring to be removed.

6a.   No power to be taken from line side of panels -- load side only.
6b.   No power to be taken from other tenant on floor.

7. All wiring to meet Building Department and Underwriters requirements. No wire molding permitted. No surface mounted wiring on walls, floors or ceilings. No power poles or posts.

8. All special power to be taken from main distribution board, not from existing building panels. Approval of all electrical work to be obtained from Building Electrical Engineer, at tenant's expense.

9. Plans with requirements shall be submitted to Landlord to determine riser capacity.

10.   Tenant to pay for all electrical design and layout costs.

11.   Building Mechanic to supervise all riser shutdowns.

12. All lighting fixtures shall be hung from carrying channels which will provide bridged openings to receive fixtures.

13. The building shall be provided with "as built" drawings showing all changes in wiring size, circuit numbering, circuit routing and all electrical work as actually installed. Index to be revised on panels.


TELEPHONE

1.    All telephone wire to be concealed in conduit or thin wall.

2.    Telephone wire permitted to run loose in periphery enclosures.

3.    No telephone wire to be run exposed on baseboards or walls.

4.    Termination of conduit to be indicated on plans.

5. No telephone equipment of any kind shall be installed in any areas reserved by building such as fan rooms, electric closets, halls, slop sinks, etc.


DOORS

1. All doors to have a fire rated label in all instances where the wall in which such door is located is required to be fire rated.

2.    INTENTIONALLY OMITTED

3. All new metal doors shall be flush panels reinforced with channels at 6" centers, insulated and with no visible seams.

4. All door frames shall have concealed reinforcement for door butts and strike and shall be punched for silencers. Doors and door frames are to be installed in accordance with manufacturers instructions.


HARDWARE

1.    INTENTIONALLY OMITTED

2. All locks to be keyed and mastered to building setup. Two individual keys to be supplied to building.

SUPERVISION

1. General Contractor to have a Superintendent or Foreman on premises at all times during day and after hours when work is in progress.

2. Job to be policed at all times - laborers continually keeping space orderly. If necessary, public lobby on floor to be washed and waxed. Sidewalk to be kept clean.

3. Contractor to be responsible for cleanliness of all parts of area including elevator and lobbies. The building will charge tenant for any cleaning made necessary due to construction operations.

4. Contractor to protect all periphery units and clean same at completion of job.

5. Contractor to block off grills or ducts to keep dust from entering into operating building air conditioning system.


EQUIPMENT

1.    No equipment is to be suspended from the reinforcing rods in arch.

2. Equipment to be suspended with fish plates through slab or steel beams depending on weight.

3. All floor loading and steel work subject to the approval of the building structural steel engineer. Approval obtained at tenant's expense.


WOODWORK

All wood to be fireproofed (New York City Affidavit of Certification to be furnished).


PUBLIC AREAS

All public areas to meet Building Department requirements.


AIR CONDITIONING

1. Tenant to alter existing air conditioning ductwork or system to meet requirements of altered area.

2.    System to be balanced at completion of job.

3.    Tenant to furnish design balancing figures to building.

4. All outside louvres to match existing. Sketches to be submitted prior to installation.

5.    No partial window louvre permitted.

6. No outside louvre or ductwork is to be installed in such a manner as to interfere with the cleaning of windows or replacement of glass.

7.    All periphery shut-off valves to be accessible at all times.

8.    All unused ductwork to be removed.

9. All unused equipment, such as air handling units, air conditioning units to be removed.

10. All ductwork shall be installed in a neat and workmanlike manner. All ducts to be installed as high as possible. The air conditioning contractor is to blank off all openings in the existing ductwork caused by removals. All blank offs shall be sealed air tight, with rivets, caulking compound and duct tape. All new ductwork is to be inspected and sealed wherever required, in the same manner.

11. Manual volume dampers are to be installed in all branch or sub-branch ducts and elsewhere as required for balancing and control of all duct systems whether or not shown on drawings.

12.   Duct hangers shall be attached to steel or concrete slab as required.

13. Access doors are to be provided adjacent to all fan dampers and locations to be shown on duct work shop drawings.

14. All supplementary air-conditioning systems are to be specifically discussed with the Landlord's representative.

15. All condensate lines are to be rigid copper tubing with an indirect drain to waste, not into building service sinks or other sinks and not into the building condensate system.

16.   As-built duct drawings to be given to building upon the completion of job.

17.   Pneumatic tubing to be copper. No plastic tubing permitted.

PLUMBING

1.    No water risers to be shut down during building office hours.

2.    All plumbing to conform to the Code.

3.    All fixtures to match existing.

4.    No exposed plumbing permitted.

5. All unused fixtures and piping to be removed and all unused piping to be capped at its respective riser.

6.    No plastic pipe permitted.

7.    Building mechanic to supervise all riser shutdowns.

8. All valves to have a 2" square brass tag stamped with designating No., 1" high, filled in with black enamel, to each valve; fastened to valve spindle with brass chain.

9.    Provide lead or fiber shields between hangers and clamps for copper pipe.

10. All pipe hangers and supports shall be connected to the building structure; no chain straps, perforated bars, wire hangers or expansion shields permitted; no hanging from work of another trade permitted.

11. Sleeves are to be provided for each pipe passing through walls, partitions floors and slabs.

12. All fixtures installed must have a local shutoff valve, and where two or more fixtures are in the same area, a valve to control all fixtures as well as a shutoff valve at the riser.


CEILINGS

1. All ceilings shall meet all New York City Building Department requirements.

2.    All ceilings to match existing unless specifically approved by Owner.

3. No ceiling tiles shall be installed until the building management has had an opportunity to inspect the areas to ascertain that all ductwork, plumbing, electrical, etc., has been installed and further that all fireproofing has been reinstalled on any exposed steel.

4. All ceilings are to be installed in strict accordance with the manufacturers specifications, and all applicable Codes.

5. Access panels are to be provided wherever necessary for inspection maintenance and/or controls relating to air-conditioning, plumbing or other building services.

6. Carrying channels for the ceiling shall be bolted to hangers as required but not over 4' - 0" OC and 6" of walls and partitions parallel to the channels.


METAL AND GLASS PARTITIONS

1.    All partitions to meet all N.Y. City Building Dept. requirements.

2.    INTENTIONALLY OMITTED

3. All partitions to be secured to floor and to arch above. Hangers to be independent of all other hangers.


FLOORING

      INTENTIONALLY OMITTED


ELEVATOR SERVICE

Tenant to pay for all elevator service.


GENERAL

The Building Management Office will inspect the work to assure the building requirements, quality of materials and workmanship are in conformity with building standard.

If stand-by service is required, the Building Manager will supply necessary staff at your expense.

The Building Management reserves, for its own use, all fan rooms, electric closets, service sinks, telephone closets (if any), public stairways, public lobbies and service corridors. No tenant installations are to be indicated on drawings to be within those areas without specific approval of the building. A blanket approval of a plan is not an approval to install conduit, piping, or ductwork through these areas. In all cases where approval is given, installations are to be done at the times specified by the building and in a manner specified by the building. All holes in floors, walls, or ceilings are to be properly sealed upon the completion of a specific installation.

All contractors are to support their work by independent means. No trade to hang off another's work.

                                   SCHEDULE H

                          SUBORDINATION, ATTORNMENT AND
                            NON-DISTURBANCE AGREEMENT

      AGREEMENT dated the ___ day of ________, 1993 between PARK 25TH ASSOCIATES, a New York limited partnership having an office at 185 Madison Avenue, New York, New York 10016 (hereinafter called "Ground Lessor") and THE NEW YORK LAW PUBLISHING COMPANY, a New York corporation having an office at 111 Eighth Avenue, New York, New York 10014 (hereinafter called "Space Tenant").

                              W I T N E S S E T H:

      WHEREAS

      A. Ground Lessor is the holder of the landlord's interest, and PARK AVENUE SOUTH/ARMORY, INC. (hereinafter called "Ground Lessee") is the holder of the tenant's interest, respectively, in, to and under that lease (hereinafter called the "Ground Lease") described in Exhibit A annexed hereto which Ground Lease covers the entire premises (hereinafter called the "Premises") described in Exhibit B annexed hereto;

      B. Ground Lessee, as landlord, and Space Tenant, as tenant, have or are about to enter into a lease (hereinafter called the "Space Lease") for a portion of the Premises;

      C. A true and complete copy of the Space Lease has been delivered to Ground Lessor the receipt of which is hereby acknowledged; and

      D. Ground Lessor and Space Tenant desire to confirm their understanding with respect to the Space Lease and the rights of Space Tenant thereunder.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Ground Lessor and Space Tenant agree as follows:

      1. If (i) the Ground Lease shall terminate or expire or be terminated prior to the date fixed in the Space Lease for the expiration of the term of the Space Lease by reason of surrender or default of Ground Lessee, cancellation by agreement between Ground Lessor and Ground Lessee or for any other reasons, and
(ii) at the time of such termination or expiration Space Tenant is not in default under the Space Lease after the giving of a notice thereof and the expiration of any applicable grace period, then;

            (a) Space Tenant shall not be named or joined as a party defendant in any action, suit or proceeding to terminate the Ground Lease or to remove or evict Ground Lessee from the Premises (unless Space Tenant is deemed a necessary party by the court, in which event Space Tenant may be so named or joined but such naming or joinder shall not otherwise be in derogation of the rights of Space Tenant set forth in this Agreement); and

            (b) Space Tenant shall not be evicted from the premises demised under the Space Lease, nor shall the leasehold estate or possession of Space Tenant be terminated or disturbed, nor (except to the extent provided in Paragraph 2 of this Agreement) shall any of the rights of Space Tenant be affected in any way by reason of any default or event of default under the Ground Lease or by the Ground Lessor in the exercise of any of its rights under the Ground Lease or otherwise by law provided, and in any case (except to the extent provided in Paragraph 2 hereof) the rights of Space Tenant under the Space Lease shall not be diminished, reduced or adversely affected in any way whatsoever by reason of any default or event of default under, or termination or expiration of, the Ground Lease.

      2. If, at any time Ground Lessor (or any person, or such persons' successors or assigns, who acquires the interest of Ground Lessee, as landlord, under the Space Lease through termination of the Ground Lease or otherwise) shall succeed to the rights of Ground Lessee, as landlord, under the Space Lease as a result of a default or event of default by Ground Lessee under the Ground Lease or for any other reason, and if Space Tenant is not then in default under the Space Lease after notice and beyond the time permitted therein to cure such default then (i) the Space Lease shall not terminate, (ii) Space Tenant shall attorn to and recognize such person so succeeding to the rights of Ground Lessee, as landlord, under the Space Lease (herein sometimes called "Successor Landlord") as Space Tenant's landlord under the Space Lease, upon the then executory terms and conditions of the Space Lease and as hereinafter provided in this Paragraph 2, and (iii) Successor Landlord shall accept such attornment and recognize Space Tenant as Successor Landlord's tenant under the Space Lease, upon the then executory terms and conditions of the Space Lease and as hereinafter provided in this Paragraph 2. Upon such attornment and recognition the Space Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Space Tenant upon all the then executory terms, conditions and covenants as are set forth in the Space Lease and which shall be applicable after such attornment and recognition, except that Successor Landlord shall not:

            (a) be liable for any act or omission of Ground Lessee, as landlord, under the Space Lease; provided, however, that the foregoing provisions of this subparagraph 2(a) shall not be deemed to exculpate the Successor Landlord from the obligation to cure any condition in the Building which continues to give rise to a default after the date the Successor Landlord acquires its interest;

            (b) be obligated to repair, replace, rebuild or restore the premises demised under the Space Lease, or any part thereof, in the event of total or substantially total damage or destruction beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to, Successor Landlord for such purposes;

            (c) be obligated to repair, replace, rebuild or restore the premises demised under the Space Lease, or any part thereof, in the event of total or substantially total taking by governmental authority, eminent domain or condemnation beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds actually received by, or made available to, Successor Landlord as consequential damage allocable to the part of the premises demised under the Space Lease not taken;

            (d) be subject to any offset or defense (other than actual performance) which Space Tenant may have against the previous landlord as landlord, under the Space Lease;

            (e) be bound by any previous modification of the Space Lease unless Ground Lessor has approved such amendment or modification in advance and by written instrument or by any previous payment of rent or additional rent other than the payment of the first month's rent made more than thirty (30) days prior to its due date;

            (f) be bound by any previous extension of the Space Lease (other than extension or rights of extensions contained in the Space Lease) unless Ground Lessor has approved such amendment or modification in advance and by written instrument;

            (g) be obligated to perform any work in the premises demised under the Space Lease, or any part thereof, other than such work which is required to be performed by Ground Lessee, as landlord, under the Space Lease from and after such attornment provided, however, that Successor Landlord shall not be bound by an obligation to complete construction of any tenant finish work or other initial construction or initial improvement of the premises or to pay for such work performed by Space Tenant.

      In addition, in no event shall there by any personal liability under the Space Lease on the part of Successor Landlord and Successor Landlord's liability under the Space Lease shall be limited to the extent of the interest of Successor Landlord in the Premises.

            3. Space Tenant confirms that, subject to the provisions of this Agreement, the Space Lease and its rights thereunder now are, and shall at all times continue to be, subject and subordinate to the Ground Lease and to the leasehold estate of the Ground Lessor in the Premises.

            4. All notices shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, certified or registered, postage prepaid, addressed as follows:

                  To Ground Lessor:

                  Park 25th Associates
                  185 Madison Avenue
                  New York, New York 10016

                  with copies to:

To Space Tenant:

A.    Prior to Space Tenant's occupancy of the Premises:

THE NEW YORK LAW PUBLISHING COMPANY
111 Eighth Avenue
New York, New York 10014
Attn:  James Finkelstein

B.    After Space Tenant has taken occupancy of the Premises:

THE NEW YORK LAW PUBLISHING COMPANY
345 Park Avenue South
New York, New York
Attn:  James Finkelstein

5.    Space Tenant hereby certifies to Ground Lessor:

      (a) The Space Lease has not been modified, altered or amended. There are not other oral or written agreements between Ground Lessee, as landlord, and Space Tenant relating to the premises demised under the Space Lease or the Space Lease.

      (b) The base rent currently payable is set forth on Schedule K of the Space Lease, plus items of additional rent.

      (c) Space Tenant has accepted possession of the premises demised under the Space Lease and is now in possession of the same.

      (d) No right of renewal or right to reduce the premises demised under the Space Lease has been exercised.

      (e)   intentionally omitted;

      (f) That the Space Lease is in full force and effect and Space Tenant has not received any notice of default from the Ground Lessee, as landlord, thereunder that has not been cured.

      (f) That Space Tenant has no knowledge of any circumstances giving rise to any right to any credit or set-off against its obligation for present or future rentals under the Space Lease, nor has Space Tenant received any notices of any prior assignment, hypothecation or pledge of the rents under the Space Lease.

      6. The provisions of this Agreement shall be self-operative and no further instrument shall be necessary to effect the aforementioned attornment, recognition and subordination. Nevertheless, in confirmation thereof, Space Tenant shall execute and deliver an appropriate certificate to confirm such attornment, recognition or subordination upon request of Ground Lessee or any other party to whom Space Tenant herein agrees to attorn.

      7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.


                                       PARK 25TH ASSOCIATES,
                                       Ground Lessor


                                       By:
                                           -------------------------------------
                                                             , a general partner

                                       THE NEW YORK LAW PUBLISHING COMPANY,
                                       Space Tenant


                                       By:
                                           -------------------------------------

COUNTY OF NEW YORK  )
                    : ss.:
COUNTY OF NEW YORK  )


            On this ___ day of _____________, 1993, before me personally came _______________________, to me known, who, being duly sworn by me, did depose and say that he resides at _____________________, that he is a general partner in PARK 25TH ASSOCIATES, a New York limited partnership, the limited partnership mentioned in, and which executed the foregoing instrument as Ground Lessor; and that he signed his name thereto as the act and deed of said firm.


                                           -------------------------------------
                                                         Notary Public


COUNTY OF NEW YORK  )
                    : ss.:
COUNTY OF NEW YORK  )


            On this ___ day of ___________, 1993, before me personally came ________________ to me known, who being by me duly sworn, did say that he resides at ________________________; that he is _________________ of THE NEW
YORK LAW PUBLISHING COMPANY, the corporation described in and which executed the foregoing instrument as Space Tenant; and that he signed his name thereto by order of the board of directors of said corporation.


                                           -------------------------------------
                                                         Notary Public

                                    Exhibit A

                           DESCRIPTION OF GROUND LEASE

         Lease dated July 1, 1964 between PARK 25TH ASSOCIATES, as landlord, and SALLY NADEL, as tenant, which Lease was recorded in the City Register's Office, New York County, on July 8, 1964 in Liber 5285 of Conveyances, page 338, and which lease was assigned by SALLY NADEL to 345 PARK SOUTH ASSOCIATES by assignment dated July 1, 1964 and recorded on July 8, 1964 in said City Register's Office in Liber 5285 of Conveyances, page 334, and which Lease was further assigned by 345 PARK SOUTH ASSOCIATES to 345 PARK AVENUE SOUTH PARTNERSHIP by assignment dated June 30, 1982 and recorded on June 30, 1982 in said City Register's Office in Reel 629, page 244, and which Lease was further assigned by 345 PARK AVENUE SOUTH PARTNERSHIP to Tenant by assignment dated May 20, 1985 and recorded on May 23, 1985 in said City Register's Office in Reel 913, page 1957, as amended by First Amendment of Lease made by and between PARK 25Th ASSOCIATES, as Landlord, and The ARMORY BUILDING LIMITED PARTNERSHIP, as Tenant, dated as of May, 1989, covering the land, the building and improvements thereon, located in the City, County and State of New York, commonly known by the street address 345 Park Avenue South, and more particularly described in Exhibit "B" annexed to this Agreement and made a part hereof.

                                  Exhibit B to

                               DESCRIPTION OF LAND

      ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows;

            BEGINNING at the corner formed by the intersection of the easterly side of 4th Avenue with the southerly side of 26th Street;

            running thence Easterly along the southerly side of 26th Street, 120 feet;

            thence Southerly parallel with 4th Avenue, 98 feet 9 inches to the center line of the block between 25th and 26th Streets;

            thence Westerly along said center line of the block, 30 feet;

            thence Southerly and parallel with the easterly side of 4th Avenue, 98 feet 9 inches to the northerly side of 25th Street;

            thence Westerly along the northerly side of 25th Street, 90 feet to the easterly side of 4th Avenue;

            thence Northerly along the easterly side of 4th Avenue, 197 feet 6 inches to the southerly side of 26th Street, at the point or place of BEGINNING,

            (Said 4th Avenue now being known as Park Avenue South.)

                                                                      SCHEDULE I

                                  [FLOOR PLAN]

                                345 PARK AVE. SO
                                    BASEMENT

ALL AREAS, CONDITIONS AND
DEMENSIONS ARE APPROXIMATE

                                   SCHEDULE J

                                    SIGNAGE

                               [GRAPHIC OMITTED]

                                                                      Both logos
                                                                    are approxi-
                                                                    mately 6" to


                                       J-1
                               Not drawn to scale

                             SCHEDULE K
------------------------------------------------------------
                   Yearly                        Monthly
Year   Month      Payment                        Payment
-----------------------------------------------------------
-----------------------------------------------------------
1994    JAN       $143,244.88                         $0.00
        FEB                                         $987.77
        MAR                                         $987.77
        APR                                         $987.77
        MAY                                         $987.77
        JUN                                         $987.77
        JUL                                         $987.77
        AUG                                         $987.77
        SEP                                         $987.77
        OCT                                         $987.77
        NOV                                      $67,177.48
        DEC                                      $67,177.48
-----------------------------------------------------------
1995    JAN       $880,360.89                    $73,363.41
        FEB                                      $73,363.41
        MAR                                      $73,363.41
        APR                                      $73,363.41
        MAY                                      $73,363.41
        JUN                                      $73,363.41
        JUL                                      $73,363.41
        AUG                                      $73,363.41
        SEP                                      $73,363.41
        OCT                                      $73,363.41
        NOV                                      $73,363.41
        DEC                                      $73,363.41
-----------------------------------------------------------
1996    JAN       $908,842.90                    $75,736.91
        FEB                                      $75,736.91
        MAR                                      $75,736.91
        APR                                      $75,736.91
        MAY                                      $75,736.91
        JUN                                      $75,736.91
        JUL                                      $75,736.91
        AUG                                      $75,736.91
        SEP                                      $75,736.91
        OCT                                      $75,736.91
        NOV                                      $75,736.91
        DEC                                      $75,736.91
-----------------------------------------------------------
1997    JAN       $928,380.65                    $77,365.05
        FEB                                      $77,365.05
        MAR                                      $77,365.05
        APR                                      $77,365.05
        MAY                                      $77,365.05
        JUN                                      $77,365.05
        JUL                                      $77,365.05
        AUG                                      $77,365.05
        SEP                                      $77,365.05
        OCT                                      $77,365.05
        NOV                                      $77,365.05
        DEC                                      $77,365.05
-----------------------------------------------------------

1998    JAN       $1,051,589.81                  $87,632.48
        FEB                                      $87,632.48
        MAR                                      $87,632.48
        APR                                      $87,632.48
        MAY                                      $87,632.48
        JUN                                      $87,632.48
        JUL                                      $87,632.48
        AUG                                      $87,632.48
        SEP                                      $87,632.48
        OCT                                      $87,632.48
        NOV                                      $87,632.48
        DEC                                      $87,632.48
-----------------------------------------------------------
1999    JAN       $1,131,089.81                  $94,257.48
        FEB                                      $94,257.48
        MAR                                      $94,257.48
        APR                                      $94,257.48
        MAY                                      $94,257.48
        JUN                                      $94,257.48
        JUL                                      $94,257.48
        AUG                                      $94,257.48
        SEP                                      $94,257.48
        OCT                                      $94,257.48
        NOV                                      $94,257.48
        DEC                                      $94,257.48
-----------------------------------------------------------
2000    JAN       $1,131,089.81                  $94,257.48
        FEB                                      $94,257.48
        MAR                                      $94,257.48
        APR                                      $94,257.48
        MAY                                      $94,257.48
        JUN                                      $94,257.48
        JUL                                      $94,257.48
        AUG                                      $94,257.48
        SEP                                      $94,257.48
        OCT                                      $94,257.48
        NOV                                      $94,257.48
        DEC                                      $94,257.48
-----------------------------------------------------------
2001    JAN       $1,131,089.81                  $94,257.48
        FEB                                      $94,257.48
        MAR                                      $94,257.48
        APR                                      $94,257.48
        MAY                                      $94,257.48
        JUN                                      $94,257.48
        JUL                                      $94,257.48
        AUG                                      $94,257.48
        SEP                                      $94,257.48
        OCT                                      $94,257.48
        NOV                                      $94,257.48
        DEC                                      $94,257.48
-----------------------------------------------------------

2002    JAN       $1,131,089.81                  $94,257.48
        FEB                                      $94,257.48
        MAR                                      $94,257.48
        APR                                      $94,257.48
        MAY                                      $94,257.48
        JUN                                      $94,257.48
        JUL                                      $94,257.48
        AUG                                      $94,257.48
        SEP                                      $94,257.48
        OCT                                      $94,257.48
        NOV                                      $94,257.48
        DEC                                      $94,257.48
-----------------------------------------------------------
2003    JAN       $1,206,173.14                 $100,514.43
        FEB                                     $100,514.43
        MAR                                     $100,514.43
        APR                                     $100,514.43
        MAY                                     $100,514.43
        JUN                                     $100,514.43
        JUL                                     $100,514.43
        AUG                                     $100,514.43
        SEP                                     $100,514.43
        OCT                                     $100,514.43
        NOV                                     $100,514.43
        DEC                                     $100,514.43
-----------------------------------------------------------
2004    JAN       $1,272,000.00                 $106,000.00
        FEB                                     $106,000.00
        MAR                                     $106,000.00
        APR                                     $106,000.00
        MAY                                     $106,000.00
        JUN                                     $106,000.00
        JUL                                     $106,000.00
        AUG                                     $106,000.00
        SEP                                     $106,000.00
        OCT                                     $106,000.00
        NOV                                     $106,000.00
        DEC                                     $106,000.00
-----------------------------------------------------------
2005    JAN       $1,272,000.00                 $106,000.00
        FEB                                     $106,000.00
        MAR                                     $106,000.00
        APR                                     $106,000.00
        MAY                                     $106,000.00
        JUN                                     $106,000.00
        JUL                                     $106,000.00
        AUG                                     $106,000.00
        SEP                                     $106,000.00
        OCT                                     $106,000.00
        NOV                                     $106,000.00
        DEC                                     $106,000.00
-----------------------------------------------------------

2006    JAN       $1,272,000.00                 $106,000.00
        FEB                                     $106,000.00
        MAR                                     $106,000.00
        APR                                     $106,000.00
        MAY                                     $106,000.00
        JUN                                     $106,000.00
        JUL                                     $106,000.00
        AUG                                     $106,000.00
        SEP                                     $106,000.00
        OCT                                     $106,000.00
        NOV                                     $106,000.00
        DEC                                     $106,000.00
-----------------------------------------------------------
2007    JAN       $1,272,000.00                 $106,000.00
        FEB                                     $106,000.00
        MAR                                     $106,000.00
        APR                                     $106,000.00
        MAY                                     $106,000.00
        JUN                                     $106,000.00
        JUL                                     $106,000.00
        AUG                                     $106,000.00
        SEP                                     $106,000.00
        OCT                                     $106,000.00
        NOV                                     $106,000.00
        DEC                                     $106,000.00
-----------------------------------------------------------
2008    JAN        $848,000.00                  $106,000.00
        FEB                                     $106,000.00
        MAR                                     $106,000.00
        APR                                     $106,000.00
        MAY                                     $106,000.00
        JUN                                     $106,000.00
        JUL                                     $106,000.00
        AUG                                     $106,000.00
-----------------------------------------------------------

                                   SCHEDULE L

                   FORM OF MORTGAGEE NON-DISTURBANCE AGREEMENT

      AGREEMENT dated the __________ of day of __________, 19 __ between [Name of Superior Mortgagee], a ___________ having an office, at _____________ (hereinafter called "Mortgagee"), and [Name of Space Tenant] a __________ having an office at ________________ (hereinafter called "Space Tenant")

                               W I T N E S S E T H

WHEREAS:

      A. Mortgagee has made or is about to make a certain loan secured by a mortgage described in (Name of instrument] between Mortgagee, or mortgagee, and [Name of leasehold owner], as mortgagor (hereinafter called "Ground Tenant"), to be recorded in the Office of the Register of the City of New York (New York County) (hereinafter called the "Mortgage"), covering the Ground Tenant's leasehold interest in the land, buildings, improvements and other items of property described therein, located in the City of New York, County of New York and State of New York and more particularly described on Exhibit "A" annexed hereto and made a part hereof (said leasehold interest in the land, buildings, improvements and such other property being hereinafter referred to as the "Premises"); and

      B. Ground Tenant is the holder of the tenant's interest, in, to and under that lease (hereinafter called the "Ground Lease") described in Exhibit B annexed hereto which Ground Lease covers the entire Premises;

      C. Ground Tenant, as landlord, and Space Tenant, as tenant, have or are about to enter into a lease (hereinafter called the "Space Lease") for a portion of the Premises;

      D. A true complete copy of the Space Lease has been delivered to Mortgagee the receipt of which is hereby acknowledged; and

      E. Mortgagee and Space Tenant desire to confirm their understanding with respect to the Space Lease and the rights of Space Tenant thereunder.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Mortgagee and Space Tenant agree as follows;

            1. Mortgagee agrees that provided the Space Lease is in full force and effect and unless Space Tenant shall then be in default thereunder after notice and beyond the time permitted therein to cure such default;

                  (a) Space Tenant shall not be named or joined as a party defendant in any action, suit or proceeding to foreclosure the Mortgage or to collect the debt secured thereby which may be instituted or taken by Mortgagee under or in connection with the Mortgage or any obligation secured thereby unless Space Tenant is deemed a necessary party by the court, in which event Space Tenant may be so named or joined by such naming or joinder shall not otherwise be in derogation of the rights of Space Tenant set forth in this Agreement; and

                  (b) Space Tenant shall not be evicted from the premises demised under the Space Lease, nor shall the leasehold estate or possession of Space Tenant be terminated or distributed, nor (except to the extent provided in Paragraph 2 of this Agreement) shall any of the rights of Space Tenant be affected in any way be reason of any default or event of default under the Mortgage or by the Mortgagee in the exercise of any of its rights under the Mortgage, the note secured thereby or otherwise by law provided, and in any case (except to the extent provided in Paragraph 2 hereof) the rights of Space Tenant under the Space Lease shall not be diminished, reduced or adversely affected in any way whatsoever by reason of any default or event of default under, or foreclosure of, the Mortgage, and Mortgagee will recognize Tenant as the direct tenant of Mortgagee on the same terms and provisions of the Space Lease except as modified by Paragraph 2 hereof.

            2. If, at any time Mortgagee (or any person, or such persons' successors or assigns, who acquires the interest of Ground Tenant, as landlord, under the Space Lease through foreclosure action of the Mortgage) shall succeed to the rights of Ground Tenant, as landlord, under the Space Lease as a result of a default or event of default under the Mortgage or otherwise, and if Space Tenant is not then in default under the Space Lease after notice and beyond the time permitted therein to cure such default, then (i) the Space Lease shall not terminate, (ii) Space Tenant shall attorn to and recognize such person so succeeding to the rights of Ground Tenant, as landlord, under the Space Lease (herein sometimes called "Successor Landlord") as Space Tenant's landlord under the Space Lease, upon the then executory terms and conditions of the Space Lease and as hereinafter provided in this Paragraph 2, and (iii) Successor Landlord shall accept such attornment and recognize Space Tenant as Successor Landlord's tenant under the Space Lease upon the then executory terms and conditions of the Space Lease and as hereinafter provided in this Paragraph 2. Upon such attornment and recognition the Space Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Space Tenant upon all the then executory terms, conditions and covenants as are set forth in the Space Lease and which shall be applicable after such attornment and recognition, except that Successor Landlord shall not;

            (a) be liable for any act or omission of Ground Tenant, as landlord, under the Space Lease provided, however, that the foregoing provisions of this subparagraph 2(a) shall not be deemed to exculpate the Successor Landlord from the obligation to cure any condition in the Building which continues to give rise to a default after the date the Successor Landlord acquires its interest;

            (b) be obligated to repair, replace, rebuild or restore the premises demised under the Space Lease, or any part thereof, in the event of total or substantially total damage or destruction beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to, Successor Landlord;

                  (c) be obligated to repair, replace, rebuild or restore the premises demised under the Space Lease, or any part thereof, in the event of total or substantially total taking by governmental authority, eminent domain or condemnation beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds actually received by, or made available to, Successor Landlord;

                  (d) be subject to any offset or defense (other than actual performance) which Space Tenant may have against the previous landlord, as landlord, under the Space Lease;

                  (e) be bound by any previous modification of the Space Lease unless Mortgagee has approved such amendment or modification in advance and by written instrument or by any previous payment rent or additional rent made other than the payment of the first month's rent more than thirty (30) days prior to its due date;

                  (f) be bound by any previous extension of the Space Lease (other than extensions or rights of extensions contained in the Space Lease) unless Mortgagee has approved such amendment or modification in advance and by written instrument;

                  (g) be obligated to perform any work in the premises demised under the Space Lease, or any part thereof, other than such work which is required to be performed by Ground Tenant, as landlord, under the Space Lease from and after such attornment provided, however, that Successor Landlord shall not be bound by an obligation to complete construction of any tenant finish work or other initial construction or initial improvement of the premises or to pay for such work performed by Space Tenant.

     In addition, in no event shall there be any personal liability under the Space Lease on the part of Successor Landlord and Successor Landlord's liability under the Space Lease shall be limited to the extent of the interest of Successor Landlord in the Premises.

            3. Subject to the continuing effectiveness of this Agreement, Space Tenant confirms that the Space Lease and its rights thereunder now are, and shall at all times continue to be, subject and subordinate to (a) the lien security title and security interest of the Mortgage and (b) any additional financing of the Premises or portions thereof provided by Mortgagee or its successors or assigns and the liens and security interests of the documents evidencing and securing such additional financing, and to all the terms, conditions and provisions thereof provided, however, that the same shall be subject to the provisions of this Agreement, to all advances made or to be made thereunder, and to any renewals, extensions, consolidations, modifications or replacements thereof, including any increases therein or supplements thereto.

            4. All notices shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, certified or registered, postage prepaid, addressed as follows;

            To Mortgagee:

            with copies to:

            To Space Tenant:

            A. Prior to Space Tenant's occupancy of the Premises:

            THE NEW YORK LAW PUBLISHING COMPANY
            111 Eighth Avenue
            New York, New York 10014
            Attn:  James Finkelstein

            B. After Space Tenant has taken occupancy of the Premises:

            THE NEW YORK LAW PUBLISHING COMPANY
            345 Park Avenue South
            New York, New York
            Attn:  James Finkelstein

            5. Space Tenant hereby certifies to Mortgagee*:

                  (a) The Space Lease has not been modified, altered or amended.
            There are not other oral or written agreements between Ground Tenant, as landlord, and Space Tenant relating to the premises demised under the Space Lease or the Space Lease.

                  (b) The base rent currently payable is $_____________________
            per month, plus items of additional rent.

______________
 * Space Tenant to modify as may be appropriate to reflect the state of facts in existence as of the date of this Agreement.

                  (c) Space Tenant has accepted possession of the premises
            demised under the Space Lease and is now in possession of the same.

                  (d) No right of renewal or right to reduce the premises
            demised under the Space Lease has been exercised.

                  (e) That all work to be performed by Ground Tenant, as
            landlord under the Space Lease has been completed in accordance with the terms of the Space Lease to the full satisfaction of Space Tenant.

                  (f) That the Space Lease is in full force and effect and Space
            Tenant has not received any notice of default from the Ground Tenant, as landlord, thereunder that has not been cured.

                  (g) That Space Tenant has no knowledge of any circumstances giving rise to any right to any credit or set-off against its obligation for present or future rentals under the Space Lease, nor has Space Tenant received any notices of any prior assignment, hypothecation or pledge of the rents under the Space Lease.

            6. The provisions of this Agreement shall be self-operative and no further instrument shall be necessary to effect the aforementioned attornment, recognition and subordination. Nevertheless, in confirmation thereof, Space Tenant shall execute and deliver an appropriate certificate to confirm such attornment, recognition or subordination upon request of Ground Tenant or any other party to whom Space Tenant herein agrees to attorn.

            7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

                      [SIGNATURE LINES AND ACKNOWLEDGMENTS]

                             Exhibit A to Schedule P

                               DESCRIPTION OF LAND

All that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

            BEGINNING at the corner formed by the intersection of the easterly side of 4th Avenue with the southerly side of 26th Street;

            running thence easterly along the southerly side of 26th Street, 120 feet;

            thence Southerly parallel with 4th Avenue, 98 feet 9 inches to the center line of the block between 25th and 26th Streets;

            thence Westerly along said center line of the block, 30 feet;

            thence Southerly and parallel with the easterly side of 4th Avenue, 98 feet 9 inches to the northerly side of 25th Street;

            thence Westerly along the northerly side of 25th Street, 90 feet to the easterly side of 4th Avenue;

            thence Northerly along the easterly side of 4th Avenue, 197 feet 6 inches to the southerly side of 26th Street, at the point or place of BEGINNING.

            (Said 4th Avenue now being known as Park Avenue South.)

                                   SCHEDULE M

                               UNABATED FIXED RENT

         YEAR                                          MONTHLY AMOUNT
         ----                                          --------------
February 1994 through Calendar 1994 ..............   $  987.77   per month
         Calendar 1995 ...........................   $3,007.05   per month
         Calendar 1996 ...........................   $5,380.55   per month
         Calendar 1997 ...........................   $7,008.70   per month
         Calendar 1998 through Calendar 2003 .....   $7,028.32   per month

                                             EXHIBIT N
CORESTATES
PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A.
CREDIT NO.         ISSUE DATE        EXPIRY DATE       LETTER OF CREDIT AMOUNT
72P                24-SEP-1993       1-NOV-94          USD510,417.00

0                                      0  0                                   0
    BENEFICIARY                             APPLICANT
    PARK AVENUE SOUTH/ARMORY, INC.          THE NEW YORK LAW PUBLISHING COMPANY
    C/O MONTROSE REALTY CORPORATION         111 8TH AVENUE
    380 MADISON AVENUE                      NEW YORK, NY 10011
    NEW YORK, NY 10017
0                                      0  0                                   0
--------------------------------------------------------------------------------
[ILLEGIBLE] BENEFICIARY:
HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR, AS BENEFICIARY, [ILLEGIBLE] IS AVAILABLE BY THE FOLLOWING DOCUMENTS:

THE BENEFICIARY'S DRAFT(S) DRAWN ON US AT SIGHT, DULY ENDORSED ON THE REVERSE SIDE THEREOF, AND BEARING THE CLAUSE: "DRAWN UNDER PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A. STANDBY LETTER OF CREDIT NUMBER 512872P."

A TYPEWRITTEN STATEMENT ON THE LETTERHEAD OF AND PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF PARK AVENUE SOUTH/ARMORY, INC. STATING THEREIN: "WE HEREBY CERTIFY THAT THE NEW YORK LAW PUBLISHING COMPANY IS IN DEFAULT AFTER NOTICE AND EXPIRATION OF APPLICABLE GRACE PERIOD UNDER THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN PARK AVENUE SOUTH/ARMORY, INC. AS LANDLORD AND THE NEW YORK LAW PUBLISHING COMPANY AS TENANT WITH RESPECT TO THE PREMISES LOCATED AT 345 PARK AVENUE SOUTH, AND WE ARE ENTITLED TO DRAW UPON THIS LETTER OF CREDIT BY REASON OF SUCH DEFAULT. THEREFORE WE DEMAND PAYMENT OF USD (SUPPLY AMOUNT) UNDER PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A. STANDBY LETTER OF CREDIT NUMBER 512872P."

THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL, AMENDMENTS, IF ANY, FOR OUR ENDORSEMENT. (IF YOUR DEMAND REPRESENTS A PARTIAL DRAWING, WE WILL ENDORSE THE ORIGINAL CREDIT AND RETURN SAME TO YOU FOR POSSIBLE FUTURE CLAIMS. IF, HOWEVER, YOUR DEMAND REPRESENTS A FULL DRAWING OR IF SUCH DRAWING IS PRESENTED ON THE DAY OF THE RELEVANT EXPIRATION DATE HEREOF, WE WILL HOLD THE ORIGINAL FOR OUR FILES AND REMOVE SAME FROM CIRCULATION.)

SPECIAL CONDITIONS: IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE DEEMED TO BE AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ADDITIONAL PERIODS OF ONE (1) YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE HEREOF, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU IN WRITING, AT YOUR ADDRESS STATED ABOVE, VIA CERTIFIED OR OTHER EXPRESS MAIL OF OUR INTENTION NOT TO SO EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIODS. SUCH NOTICE WILL BE DEEMED TO HAVE BEEN GIVEN WHEN SENT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR INSTRUMENT REFERRED TO HEREIN 0R WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.

                                SEE CONTINUATION
--------------------------------------------------------------------------------
                                    ORIGINAL

CORESTATES
PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A.

OUR CREDIT NO.                                         ISSUE DATE
512B72P                                                28-SEP-1993
REF

  0                                     0    0                               0
     BENEFICIARY                               APPLICANT
     PARK AVENUE SOUTH/ARMORY, INC.            THE NEW YORK LAW PUBLISHING
     C/O BANKERS TRUST COMPANY                 COMPANY
     280 PARK AVENUE - 23 WEST                 111 8TH AVENUE
     NEW YORK, NY 10017-2393                   NEW YORK, NY 10011
     ATTN: ALEX JOHNSON, MANAGING
  0  DIRECTOR                           0     0                               0
-------------------------------------------------------------------------------
DEAR BENEFICIARY:

WE HEREBY AMEND OUR IRREVOCABLE STANDBY LETTER OF CREDIT AS FOLLOWS:

1) THE BENEFICIARY HEREOF MUST SHOW THEIR APPROVAL OF THIS AMENDMENT BY SIGNING THE ATTACHED COPY OF SAME AND RETURNING SUCH SIGNED COPY TO THE PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK. N.A., P.O. BOX 13866, 330 WALNUT STREET, SEVENTH FLOOR, FIND CODE 1-9-7-1, ATTENTION:
      LETTER OF CREDIT DEPARTMENT, PHILADELPHIA, P.A. 19106.

2)    THE BENEFICIARY'S ADDRESS IS AMENDED TO READ AS INDICATED ABOVE.

3) REQUIRED DOCUMENT NUMBER TWO (2) IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:
      QUOTE
      A DATED TYPEWRITTEN STATEMENT ON THE LETTERHEAD OF AND PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF PARK AVENUE SOUTH/ARMORY, INC. STATING HEREIN
      EITHER:

      (A) "WE HEREBY CERTIFY THAT THE TENANT IS IN DEFAULT AFTER NOTICE AND EXPIRATION OF APPLICABLE GRACE PERIOD UNDER THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN PARK AVENUE SOUTH/ARMORY, INC. AS LANDLORD AND THE NEW YORK LAW PUBLISHING COMPANY AS TENANT WITH RESPECT TO THE PREMISED LOCATED AT 345 PARK AVENUE SOUTH, AND WE ARE ENTITLED TO DRAW UPON THIS LETTER OF CREDIT BY REASON OF SUCH DEFAULT;

                                       OR

      (B) "WE HEREBY DRAW THE FULL AMOUNT OF THIS LETTER OF CREDIT BECAUSE THIS LETTER OF CREDIT WILL EXPIRE WITHIN FORTY-FIVE (45) DAYS OF THE DATE OF THIS STATEMENT:
                                    (CHOOSE EITHER (A) OR (B) AS APPLICABLE)
            WE DEMAND PAYMENT OF THE FULL AMOUNT UNDER PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A. STANDBY LETTER OF CREDIT NUMBER 512872P."
      UNQUOTE

4) REQUIRED DOCUMENT NUMBER THREE (3) IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

      QUOTE
      THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, FOR OUR ENDORSEMENT.
      UNQUOTE

                                   CONTINUED
--------------------------------------------------------------------------------
                                      COPY

CORESTATES
   PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A.
--------------------------------------------------------------------------------
ATTACHED TO AND FORMING PART OF AMENDMENT TO STANDBY CREDIT NO. 512872P
DATED 28-SEP-1993.
PAGE TWO

5)    SPECIAL CONDITION "A" IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE
      FOLLOWING:
      QUOTE

      IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IF WILL BE DEEMED TO BE AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ADDITIONAL PERIODS OF ONE
      (1) YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE HEREOF, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE CURRENT EXPIRATION DATE WE NOTIFY YOU IN WRITING, AT YOUR ADDRESS STATED ABOVE, VIA CERTIFIED OR OTHER EXPRESS MAIL OF OUR INTENTION NOT TO SO EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIODS. SUCH NOTICE WILL BE DEEMED TO HAVE BEEN GIVEN WHEN SENT. UPON RECEIPT BY YOU OF SUCH NOTICE, MAY DRAW HEREUNDER IN ACCORDANCE WITH THE TERMS CONTAINED HEREIN.
      UNQUOTE.

NOTE: DUE TO OUR RECENT CHANGE OF ADDRESS PLEASE NOTE THAT ANY AND ALL CORRESPONDENCE RELATED TO THIS LETTER OF CREDIT SHOULD NOW BE SENT TO PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A.. P.O. BOX 13866, 530 WALNUT STREET, SEVENTH FLOOR, ATTENTION LETTER OF CREDIT DEPARTMENT, FIND CODE 1-9-7-1, PHILADELPHIA, PA, 19106.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN THIS AMENDMENT TO THE ABOVE LETTER OF CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY
CREDITS: (1983 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION
NO. 400".

ALL INQUIRIES REGARDING THIS CREDIT SHOULD BE DIRECTED TO US AT OUR PHONE NUMBERS (215) 973-3520; (215) 973-5981;(215) 973-8157; (215) 973-1944.


-------------------------------
AUTHORIZED SIGNATURE

--------------------------------------------------------------------------------
                                      COPY

CORESTATES
   PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A.




--------------------------------------------------------------------------------
ATTACHED TO AND FORMING PART OF TO STANDBY CREDIT NO.
512872P DATE 24-SEP-1993.
PAGE TWO

ENGAGE WITH YOU THAT ALL DOCUMENTS PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US IF DELIVERED TO PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, N.A., P.O. BOX 13866, 530 WALNUT STREET, SEVENTH FLOOR, FIND CODE 1-9-7-1, ATTENTION: LETTER OF CREDIT DEPARTMENT, PHILADELPHIA, PA. 19106 PRIOR TO 3 P.M. ON OR BEFORE THE EXPIRATION DATE HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN THIS LETTER OF CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS: (1983 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO 400".

ALL INQUIRIES REGARDING THIS CREDIT SHOULD BE DIRECTED TO US AT OUR PHONE NUMBERS (215) 973-3520; (215) 973-5981;(215) 973-8157; (215) 973-1944.

/s/ [ILLEGIBLE]
------------------------------
   AUTHORIZED SIGNATURE

--------------------------------------------------------------------------------
                                    ORIGINAL

                                   SCHEDULE O

                                  [FLOOR PLAN]

                                     EVAPCO

                                     COOLING

                                      TOWER

                                  [FLOOR PLAN]

                                     EVAPCO

                                     COOLING

                                      TOWER